   As filed with the Securities and Exchange Commission on September 12, 1996
                                                   Registration Number: 33-_____

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        ------------------------------

                                    Form S-4
                          Registration Statement Under
                           The Securities Act of 1933

                        ------------------------------

                            HANCOCK HOLDING COMPANY
                            -----------------------
             (Exact name of Registrant as specified in its charter)

          MISSISSIPPI                                6022                              64-0693170
(State or other jurisdiction of          (Primary Standard Industrial              (I.R.S. Employer
 incorporation or organization)          Classification Code Number)             Identification Number)

                      ONE HANCOCK PLAZA, 2510 14TH STREET
                          GULFPORT, MISSISSIPPI  39501
                                 (601) 868-4000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              CHARLES A. WEBB, JR.
                      ONE HANCOCK PLAZA, 2510 14TH STREET
                          GULFPORT, MISSISSIPPI  39501
                                 (601) 868-4000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:

                              CARL J. CHANEY, ESQ.
                         WATKINS LUDLAM & STENNIS, P.A.
                              POST OFFICE BOX 427
                             633 NORTH STATE STREET
                          JACKSON, MISSISSIPPI  39202
                                 (601) 949-4900
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFERING: As soon as practicable after the effective date of this Registration Statement.

        If securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------------------
   Title of each class               Amount           Proposed maximum          Proposed maximum        Amount of
    of securities to                 to be           offering price per        aggregate offering     registration
      be registered                registered               unit                    price **               fee
- ---------------------------------------------------------------------------------------------------------------------
      Common Stock,
 $3.33 par value. . . .          450,330 shares              *                     $5,479,037           $1,889.34
- ---------------------------------------------------------------------------------------------------------------------

* Not applicable.

** Estimated solely for purposes of determining the amount of the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.


                             --------------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- --------------------------------------------------------------------------------

                           HANCOCK HOLDING COMPANY

 CROSS-REFERENCE SHEET SHOWING THE LOCATION IN THE PROSPECTUS/PROXY STATEMENT
          OF INFORMATION REQUIRED BY PART I OF FORM S-4 PURSUANT TO
                        ITEM 501(B) OF REGULATION S-K

Item                                                        Prospectus/Proxy Statement Heading or Location
- ----                                                        ----------------------------------------------
1.       Forepart of Registration Statement and             Forepart of Registration Statement; Outside Front
         Outside Front Cover Page of Prospectus             Cover Page of Prospectus

2.       Inside Front and Outside Back Cover Pages of       Inside Front Cover Page of Prospectus; Available
         Prospectus                                         Information; Table of Contents

3.       Risk Factors, Ratio of Earnings to Fixed           Summary
         Charges and Other Information

4.       Terms of the Transaction                           Summary; General Information; Information Concerning the
                                                            Mergers; Description of HHC Capital Stock; Comparative Rights
                                                            of Shareholders

5.       Pro Forma Financial Information                    Unaudited Pro Forma Combined Financial Statements

6.       Material Contacts with the Company Being           Summary; Information Concerning the Mergers
         Acquired

7.       Additional Information Required for Reoffering     Not Applicable
         by Persons and Parties Deemed to be
         Underwriters

8.       Interest of Named Experts and Counsel              Not Applicable

9.       Disclosure of Commission Position on               Not Applicable
         Indemnification for Securities Act Liabilities

10.      Information with Respect to S-3 Registrants        Available Information; Documents Incorporated by Reference;
                                                            Summary; Certain Information
                                                            Concerning HHC

11.      Incorporation of Certain Information by            Available Information; Documents Incorporated by
         Reference                                          Reference

12.      Information with Respect to S-2 or S-3             Not Applicable
         Registrants

13.      Incorporation of Certain Information by            Not Applicable
         Reference

14.      Information with Respect to Registrants Other      Not Applicable
         than S-2 or S-3 Registrants

15.      Information with Respect to S-3 Companies          Not Applicable

16.      Information with Respect to S-2 or S-3             Not Applicable
         Companies

17.      Information with Respect to Companies Other        Summary; Selected Financial Data of CBI; Stock
         than S-2 or S-3 Companies                          Prices and Dividends of CBI and Bank; Certain Information
                                                            Concerning CBI and Bank; Index to Financial Statements

18.      Information if Proxies, Consents, or               Notice of Special Joint Meeting of Shareholders;
         Authorizations are to be Solicited                 Summary; Purpose of the Special Joint Meeting; Solicitation,
                                                            Voting and Revocation of Proxies; Shares Entitled to Vote;
                                                            Quorum; Vote Required; Information Concerning the Mergers;
                                                            Certain Information Concerning CBI and Bank; Documents
                                                            Incorporated by Reference


19.      Information if Proxies, Consents, or               Not Applicable
         Authorizations are not to be Solicited or
         in an Exchange Offer

                             [COMMUNITY LETTERHEAD]

                                ________, 19____


Dear Shareholders:

         You are cordially invited to attend a Special Joint Meeting of Shareholders of Community Bancshares, Inc., a Louisiana corporation ("CBI") and Community State Bank, a Louisiana state bank (the "Bank") to be held at the Bank, 120 S. Oak Street, Hammond, Louisiana, on Wednesday, November 13, 1996, at 1:00 p.m., local time.

         At this meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization, and related Company Merger Agreement and Bank Merger Agreement (collectively, the "Merger Agreement") pursuant to which (a) CBI will be merged with and into Hancock Holding Company, a Mississippi corporation ("HHC") (the "Company Merger"); (b) Bank will be merged with and into Hancock Bank of Louisiana (the "Bank Merger" and, together with the Company Merger, the "Mergers"); (c) each outstanding share of CBI common stock will be converted into the right to receive 5.0721 shares of HHC common stock and $61.7107 in cash; provided, however, each holder of 25 or fewer shares of CBI common stock shall not receive HHC common stock but rather shall be entitled to receive $246.8428 for each share of CBI common stock in accordance with the Merger Agreement; and (d) each outstanding share of Bank common stock, other than the Bank common stock owned by CBI, will be converted into the right to receive 6.2458 shares of HHC common stock and $75.9904 in cash; provided, however, each holder of 25 or fewer shares of Bank common stock shall not receive HHC common stock but rather shall be entitled to receive $303.9616 for each share of Bank common stock, in accordance with the Merger Agreement. Unless you dissent from the Mergers, your CBI and/or Bank common stock will be converted into HHC common stock on a tax-free basis, except to the extent you receive cash.

         Details of the proposed transaction are set forth in the accompanying Prospectus/Joint Proxy Statement, which you should read carefully. Only those shareholders of record at the close of business on October 1, 1996, will be entitled to notice of and to vote at the Special Meeting.

         Your Board of Directors unanimously recommends your approval of the Mergers. Among the factors considered by your Board in recommending the Mergers were the financial terms of the Merger Agreement, the liquidity it will afford CBI's and Bank's shareholders, and the likelihood and potential adverse impact of increased competition for CBI and Bank in their market area if CBI and Bank remain independent. For these reasons, your Board of Directors believes that the proposed Mergers are in the best interests of CBI and Bank and their shareholders, and urges that you vote "FOR" the proposed Mergers by signing, dating and returning the enclosed form of proxy promptly, whether or not you plan to attend the Special Meeting. The prompt return of your signed proxy, regardless of the number of shares you hold, will assist CBI and Bank in reducing the expense of additional proxy solicitation. Your proxy may be revoked at any time prior to the vote at the Special Meeting by notice to the Secretary of CBI or Bank or by execution and delivery of a later dated proxy. If you attend the Special Meeting you may, if you wish, revoke your proxy and vote in person on all matters brought before the Special Meeting.

                                        Very truly yours,



                                        Terrell A. Adams
                                        President

                           COMMUNITY BANCSHARES, INC.
                                      and
                              COMMUNITY STATE BANK
                             583 W. Railroad Avenue
                         Independence, Louisiana 70443
                                 (504) 878-9471

                NOTICE OF SPECIAL JOINT MEETING OF SHAREHOLDERS

         Notice is hereby given that a Special Joint Meeting of Shareholders of Community Bancshares, Inc., a Louisiana corporation ("CBI") and Community State Bank, a Louisiana state bank (the "Bank") will be held at the Bank, 120 S. Oak Street, Hammond, Louisiana, on Wednesday, November 13, 1996, at 1:00 p.m., local time:

         1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization, and related Company Merger Agreement and Bank Merger Agreement (collectively, the "Merger Agreement") pursuant to which
(a) CBI will be merged with and into Hancock Holding Company, a Mississippi corporation ("HHC") (the "Company Merger"); (b) Bank will be merged with and into Hancock Bank of Louisiana (the "Bank Merger" and, together with the Company Merger, the "Mergers"); (c) each outstanding share of CBI common stock will be converted into the right to receive 5.0721 shares of HHC common stock and $61.7107 in cash; provided, however, each holder of 25 or fewer shares of CBI common stock shall not receive HHC common stock but rather shall be entitled to receive $246.8428 for each share of CBI common stock in accordance with the Merger Agreement; and (d) each outstanding share of Bank common stock, other than the Bank common stock owned by CBI, will be converted into the right to receive 6.2458 shares of HHC common stock and $75.9904 in cash; provided, however, each holder of 25 or fewer shares of Bank common stock shall not receive HHC common stock but rather shall be entitled to receive $303.9616 for each share of Bank common stock, in accordance with the Merger Agreement; and

         2. To transact such other business as may properly come before the meeting and any adjournment thereof.

         Only those shareholders of record at the close of business on October 1, 1996 will be entitled to notice of and to vote at the special meeting.

         DISSENTING SHAREHOLDERS OF CBI WHO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF THE BUSINESS CORPORATION LAW OF LOUISIANA WILL BE ENTITLED TO RECEIVE PAYMENT OF THE FAIR CASH VALUE OF THEIR SHARES OF CBI COMMON STOCK IF THE COMPANY MERGER IS EFFECTED UPON APPROVAL BY LESS THAN 80 PERCENT OF THE TOTAL VOTING POWER OF CBI. DISSENTING SHAREHOLDERS OF BANK WHO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF THE LOUISIANA BANKING LAWS WILL BE ENTITLED TO RECEIVE PAYMENT OF THE FAIR CASH VALUE OF THEIR SHARES OF BANK COMMON STOCK IF THE BANK MERGER IS EFFECTED UPON APPROVAL BY LESS THAN 80 PERCENT OF THE TOTAL VOTING POWER OF BANK.

                                 BY ORDER OF THE BOARDS OF DIRECTORS




                                 Sandra Hendon, Secretary/Cashier

Independence, Louisiana
______________, 1996

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING BY NOTICE TO THE SECRETARY OF CBI OR BANK OR BY EXECUTION AND DELIVERY OF A LATER DATED PROXY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

              JOINT PROXY STATEMENT OF COMMUNITY BANCSHARES, INC.
                                      AND
                              COMMUNITY STATE BANK

                     Special Joint Meeting of Shareholders
                   to be held on Wednesday, November 13, 1996

                        ------------------------------

                     PROSPECTUS OF HANCOCK HOLDING COMPANY

                         450,330 Shares of Common Stock
                               ($3.33 Par Value)

         Hancock Holding Company, a Mississippi corporation ("HHC"), has filed a Registration Statement on Form S-4 to register 450,330 shares of HHC's common stock, $3.33 par value ("HHC Common Stock"), under the Securities Act of 1933 to be issued in connection with a proposed merger of Community Bancshares, Inc., a Louisiana corporation ("CBI") with and into HHC (the "Company Merger") and a proposed merger of Community State Bank, a Louisiana state chartered bank (the "Bank") with and into Hancock Bank of Louisiana, a Louisiana state chartered bank ("Hancock Bank") (the "Bank Merger" and, together with the Company Merger, the "Mergers").

         This document constitutes a Joint Proxy Statement of CBI and Bank in connection with the transactions described herein and a Prospectus of HHC with respect to the shares of HHC Common Stock to be issued if the Mergers are consummated.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/JOINT PROXY STATEMENT IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HHC, CBI OR BANK. THIS PROSPECTUS/JOINT PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE NOR SHALL THERE BE ANY SALE OF THE SECURITIES OFFERED BY THIS PROSPECTUS/JOINT PROXY STATEMENT IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION, OR SALE. NEITHER THE DELIVERY OF THIS PROSPECTUS/JOINT PROXY STATEMENT NOR ANY OFFER OR SALE MADE HEREUNDER NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS/JOINT PROXY STATEMENT RELATES SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HHC, CBI OR BANK SINCE THE DATE HEREOF.

                        ------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/JOINT PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ------------------------------

         THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         The date of this Prospectus/Joint Proxy Statement is ______________ __, 1996.

                             AVAILABLE INFORMATION

         HHC is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Copies of such reports, proxy statements and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 300 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, including the Company, with the Commission at http://www.sec.gov.

         This Prospectus/Joint Proxy Statement constitutes part of the Registration Statement on Form S-4 of HHC (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933 as amended (the "Securities Act"), relating to the shares of HHC common stock offered hereby. This Prospectus/Joint Proxy Statement does not include all of the information and undertakings in the Registration Statement and exhibits thereto. For further information about HHC and the shares of common stock offered hereby, reference is made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus/Joint Proxy Statement as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to a copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above.

         Except for the historical information contained herein, the matters discussed in this Prospectus/Joint Proxy Statement are forward-looking statements which involve risks and uncertainties, including but not limited to economic, competitive, regulatory and technological factors affecting HHC's operations, markets, services, products and prices, and other factors discussed in HHC's filings with the SEC.

         THIS PROSPECTUS/JOINT PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE FROM CHARLES A. WEBB, JR., CORPORATE SECRETARY, HANCOCK HOLDING COMPANY, ONE HANCOCK PLAZA, GULFPORT, MISSISSIPPI 39501 (601) 868-4000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY __________ ___, 1996. SEE "DOCUMENTS INCORPORATED BY REFERENCE."

                      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents previously filed with the SEC by HHC pursuant to the Exchange Act are hereby incorporated by reference:

         1. HHC's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;
         2. The Proxy Statement of HHC for its Annual Meeting of Shareholders held on February 22, 1996;
         3. HHC's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;
         4. HHC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and
         5. All other reports filed by HHC pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 1995.

         All documents filed by HHC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Joint Proxy Statement and prior to final adjournment of the Special Meeting, shall be deemed to be incorporated by reference into this Prospectus/Joint Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Joint Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus/Joint Proxy Statement, except as so modified or superseded. The audited financial statements of HHC incorporated herein by reference should only be read in conjunction with the discussion of consummated and pending acquisitions set forth under the caption "CERTAIN INFORMATION CONCERNING HHC."

                               TABLE OF CONTENTS

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         The Companies  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         The Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         The Special Joint Meeting  . . . . . . . . . . . . . . . . . . . .  2
         Purpose of the Special Joint Meeting . . . . . . . . . . . . . . .  2
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Recommendation of Boards of Directors  . . . . . . . . . . . . . .  3
         Basis for the Terms of the Merger  . . . . . . . . . . . . . . . .  3
         Conversion of CBI and Bank Stock . . . . . . . . . . . . . . . . .  3
         Exchange of Certificates . . . . . . . . . . . . . . . . . . . . .  4
         Regulatory Approvals and Other Conditions to the Merger  . . . . .  4
         Waiver, Amendment and Termination  . . . . . . . . . . . . . . . .  4
         Interests of Certain Persons in the Mergers  . . . . . . . . . . .  5
         Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . .  5
         Material Federal Income Tax Consequences . . . . . . . . . . . . .  5
         Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . .  5
         Selected Consolidated Financial Information for CBI and HHC. . . .  7
         Comparative Per Share Data (Unaudited) . . . . . . . . . . . . . .  7
         Recent Stock Prices  . . . . . . . . . . . . . . . . . . . . . . .  8
         Effect of the Mergers on Rights of Shareholders  . . . . . . . . .  9
         Resales of HHC Common Stock by Affiliates  . . . . . . . . . . . .  9
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . .  9

GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Purpose of the Special Joint Meeting . . . . . . . . . . . . . . .  9
         Solicitation, Voting and Revocation of Proxies . . . . . . . . . . 10
         Shares Entitled to Vote; Quorum; Vote Required . . . . . . . . . . 10
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . 10

INFORMATION CONCERNING THE MERGERS  . . . . . . . . . . . . . . . . . . . . 11
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Background of and Reasons for the Mergers  . . . . . . . . . . . . 11
         Conversion of CBI and Bank Common Stock  . . . . . . . . . . . . . 12
         Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . 13
         Regulatory Approvals and Other Conditions to the Mergers . . . . . 15
         Conduct of Business Prior to the Effective Date  . . . . . . . . . 16
         Waiver, Amendment and Termination  . . . . . . . . . . . . . . . . 17
         Interests of Certain Persons in the Mergers  . . . . . . . . . . . 18
         Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . 18
         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         Status Under Federal Securities Laws; Certain Restrictions on
            Resales of Securities . . . . . . . . . . . . . . . . . . . . . 19
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . 19

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS . . . . . . . . . . 19

DISSENTERS' RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS . . . . . . . . . . . . . 25

CERTAIN INFORMATION CONCERNING CBI AND BANK . . . . . . . . . . . . . . . . 26
         Principal Business . . . . . . . . . . . . . . . . . . . . . . . . 26

         Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         Seasonality of Business and Customers  . . . . . . . . . . . . . . 26
         Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . 27
         Stock Prices and Dividends . . . . . . . . . . . . . . . . . . . . 27
         Security Ownership of Principal Shareholders and Management  . . . 28

COMMUNITY BANCSHARES, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS  . . . . . . . . . . . . . . . 30

ANALYSIS OF FINANCIAL CONDITION . . . . . . . . . . . . . . . . . . . . . . 35

CERTAIN STATISTICAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . 37

MANAGEMENT OF CBI AND BANK  . . . . . . . . . . . . . . . . . . . . . . . . 43
         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . 43
         Executive Officers of CBI  . . . . . . . . . . . . . . . . . . . . 44
         Executive Officers of Bank . . . . . . . . . . . . . . . . . . . . 44
         Compensation Pursuant to Plans . . . . . . . . . . . . . . . . . . 45
         Transactions with Management . . . . . . . . . . . . . . . . . . . 45

CERTAIN INFORMATION CONCERNING HHC  . . . . . . . . . . . . . . . . . . . . 46
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         Merger and Acquisition History . . . . . . . . . . . . . . . . . . 46
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . 47
         Changes in Control . . . . . . . . . . . . . . . . . . . . . . . . 47
         Additional Information . . . . . . . . . . . . . . . . . . . . . . 48

DESCRIPTION OF HHC CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . 49
         Authorized and Outstanding Stock . . . . . . . . . . . . . . . . . 49
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         Dividend Rights  . . . . . . . . . . . . . . . . . . . . . . . . . 49
         Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . 49
         Fully Paid and Nonassessable . . . . . . . . . . . . . . . . . . . 49
         Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . . 49
         Limitation of Liability of Directors . . . . . . . . . . . . . . . 50
         Indemnification of Directors, Officers and Employees . . . . . . . 50
         Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         Changes in Control . . . . . . . . . . . . . . . . . . . . . . . . 50

COMPARISON RIGHTS OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . 51
         Authorized Capital . . . . . . . . . . . . . . . . . . . . . . . . 51
         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . 51
         Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . 52
         Vacancies in the Board of Directors  . . . . . . . . . . . . . . . 52
         Amendment of the Articles of Incorporation . . . . . . . . . . . . 52
         Amendment of Bylaws  . . . . . . . . . . . . . . . . . . . . . . . 53
         Special Joint Meetings of Shareholders . . . . . . . . . . . . . . 53
         Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . 54
         Reports to Shareholders  . . . . . . . . . . . . . . . . . . . . . 54
         Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         Redemption and Retirement  . . . . . . . . . . . . . . . . . . . . 55
         Stockholders' Inspection Rights  . . . . . . . . . . . . . . . . . 55
         Limitation of Liability of Directors . . . . . . . . . . . . . . . 56
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . 56
         Supermajority Voting Requirements; Business Combinations . . . . . 57

         Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . 58

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

INDEX TO CBI FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . .  F-1

APPENDIX A -- Agreement and Plan of Reorganization  . . . . . . . . . . .  A-1

APPENDIX B -- Excerpts from Section 131 of the Louisiana Business
                 Corporation Law  . . . . . . . . . . . . . . . . . . . .  B-1

APPENDIX C -- Excerpts from Section 376 of the Louisiana Banking Laws . .  C-1

                                    SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Prospectus/Joint Proxy Statement. The summary is necessarily incomplete and is qualified in its entirety by reference to detailed information contained elsewhere herein, the appendices hereto and the documents incorporated herein by reference. Shareholders are urged to read carefully all such material.

THE COMPANIES

         Hancock Holding Company. HHC is a bank holding company chartered, organized and existing under and pursuant to the laws of the State of Mississippi with its principal executive office located at One Hancock Plaza, Gulfport, Mississippi 39501. The telephone number of HHC's principal executive office is (601) 868-4000. HHC owns all of the issued and outstanding common stock of Hancock Bank of Louisiana ("Hancock Bank"), a state bank chartered, organized and existing under and pursuant to the laws of the State of Louisiana and maintaining its principal place of business in Baton Rouge, Louisiana. HHC also owns all of the issued and outstanding common stock of Hancock Bank ("Hancock Bank MS"), a state bank chartered, organized and existing under and pursuant to the laws of the State of Mississippi and maintaining its principal place of business in Gulfport, Mississippi. HHC was organized on April 6, 1984, for the purpose of becoming a bank holding company under the Bank Holding Company Act of 1956, as amended, and acquiring all the stock of Hancock Bank MS. At June 30, 1996, HHC had total consolidated assets of approximately $2.3 billion and shareholders' equity of approximately $234.4 million. Of HHC's $2.3 billion in assets as of June 30, 1996, approximately $0.8 billion were in Louisiana and approximately $1.5 billion were in Mississippi. See "CERTAIN INFORMATION CONCERNING HHC."

         Community Bancshares, Inc. CBI is a Louisiana corporation organized in October 9, 1981 for the purpose of becoming a bank holding company under the Bank Holding Company Act of 1956, as amended, and acquiring a majority of the stock of Community State Bank ("Bank"). At June 30, 1996, CBI had total consolidated assets of approximately $91.1 million and shareholders' equity of approximately $10.8 million. CBI is domiciled in Independence, Louisiana and its principal executive office is located at 120 S. Oak Street, Hammond, Louisiana, and its telephone number is (504) 345-8161. See "CERTAIN INFORMATION CONCERNING CBI AND BANK."

THE BANKS

         Hancock Bank of Louisiana. Hancock Bank, a Louisiana state chartered bank organized in August 1990, is a wholly-owned subsidiary of HHC. Hancock Bank is community oriented and focuses primarily on offering commercial, consumer and mortgage loans and deposit services to individuals and small to middle market businesses in its market area. Hancock Bank's operating strategy is to provide its customers with the financial sophistication and breadth of products of a regional bank while successfully retaining the local appeal and level of service of a community bank. At June 30, 1996, Hancock Bank's services were delivered through a network of 23 full-service locations, including a main office in Baton Rouge and 22 branches located throughout East Baton Rouge and Washington Parishes. At June 30, 1996, Hancock Bank had total assets of approximately $685.9 million and total deposits of approximately $576.2 million. Hancock Bank's principal executive offices are located at One American Place, 301 Main Street, Baton Rouge, Louisiana, and its telephone number is (504) 292-0336. See "CERTAIN INFORMATION CONCERNING HHC."

         Community State Bank. Bank, a Louisiana state chartered bank organized in May 31, 1944, is a majority-owned subsidiary of CBI. Bank provides traditional consumer and commercial deposit and loan services to the individuals, families and businesses in Tangipahoa Parish, Louisiana. Bank's services are delivered through a network of 4 full-service locations, including a main office in Independence and 3 branches. In addition to traditional bank services, Bank offers mortgage loans, VISA and trust services. At June 30, 1996, Bank had total assets of approximately $91.1 million and total deposits of approximately $79.4 million. Bank is domiciled in

Independence, Louisiana and its principal executive office is located at 120 S. Oak Street, Hammond, Louisiana, and its telephone number is (504) 345-8161.
See "CERTAIN INFORMATION CONCERNING CBI AND BANK."

THE SPECIAL JOINT MEETING

         A special joint meeting of the shareholders of CBI and Bank will be held at the offices of Bank, 120 S. Oak Street, Hammond, Louisiana, on Wednesday, November 13, 1996 at 1:00 p.m., local time (the "Special Joint Meeting"). Only record holders of: (i) common stock, $5.00 par value, of CBI ("CBI Common Stock"); and/or (ii) common stock, $5.00 par value, of Bank ("Bank Common Stock") on October 1, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Joint Meeting. On the Record Date, there were 87,494 shares of CBI Common Stock outstanding and 72,050 shares of Bank Common Stock outstanding.

PURPOSE OF THE SPECIAL JOINT MEETING

         The purpose of the Special Joint Meeting is to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization, and related Company Merger Agreement and Bank Merger Agreement (collectively, the "Merger Agreement"), pursuant to which (a) CBI will be merged with and into HHC (the "Company Merger"); (b) Bank will be merged with and into Hancock Bank (the "Bank Merger" and, together with the Company Merger, the "Mergers"); (c) each outstanding share of CBI Common Stock will be converted into the right to receive 5.0721 shares of HHC common stock, $3.33 par value ("HHC Common Stock") and $61.7107 in cash; provided, however, each holder of 25 or fewer shares of CBI Common Stock shall not be entitled to receive HHC Common Stock but rather shall be entitled to receive $246.8428 for each share of CBI Common Stock; and
(d) each outstanding share of Bank Common Stock, other than the Bank Common Stock owned by CBI, will be converted into the right to receive 6.2458 shares of HHC Common Stock and $75.9904 in cash; provided, however, each holder of 25 or fewer shares of Bank Common Stock shall not be entitled to HHC Common Stock but rather shall be entitled to receive $303.9616 for each share of Bank Common Stock, all in accordance with the Merger Agreement. See "GENERAL INFORMATION
- -- Purpose of the Special Joint Meeting."

VOTE REQUIRED

         Approval of the Company Merger Agreement will require the affirmative vote of the holders of at least a majority of the outstanding shares of CBI Common Sock actually cast, in person or by proxy, at the Special Joint Meeting. Each shareholder of CBI Common Stock is entitled to one vote for each share owned by him. As of the Record Date, directors and executive officers of CBI and their affiliates were the beneficial owners of approximately 44.76 percent of the outstanding CBI Common Stock entitled to vote at the Special Joint Meeting. As a condition to consummation of the Mergers, each director and certain shareholders of CBI have executed agreements ("Joinder Agreements") with HHC, which, among other things, obligates each such director or shareholder to vote his shares of CBI Common Stock in favor of the approval and adoption of the Merger Agreement. As of the Record Date, the 11 persons who have executed Joinder Agreements beneficially owned an aggregate of 44.76 percent of the outstanding CBI Common Stock. Under Mississippi law, shareholders of HHC are not required to approve the Merger Agreement. See "GENERAL INFORMATION -- Shares Entitled to Vote; Quorum; Vote Required."

          Approval of the Bank Merger Agreement will require the affirmative vote of the holders of at least two-thirds of the total voting power of Bank present, in person or by proxy, at the Special Joint Meeting. Each shareholder of Bank Common Stock is entitled to one vote for each share owned by him. As of the Record Date CBI owned 98.5% of the outstanding Bank Common Stock entitled to vote at the Special Joint Meeting. CBI has indicated its intention to vote in favor of the Bank Merger at the Special Joint Meeting. As a result, assuming CBI votes in favor of the Bank Merger, no further action on the part of the Bank shareholders is necessary to effectuate the Bank Merger. See "GENERAL INFORMATION -- Shares Entitled to Vote; Quorum; Vote Required."

RECOMMENDATION OF BOARDS OF DIRECTORS

         The Board of Directors of CBI and Bank believes that the Merger Agreement is in the best interests of the shareholders and recommends that the shareholders vote "FOR" the approval and adoption of the Merger Agreement. CBI's and Bank's Board of Directors believes that the terms of the Merger Agreement will provide significant value to all CBI and Bank shareholders and will enable them to participate in opportunities for growth that CBI's and Bank's Board of Directors believes the Mergers make possible. In recommending the Merger Agreement to the shareholders, CBI's and Bank's Board of Directors considered, among other factors, the financial terms of the Merger Agreement, the liquidity it will afford CBI's and Bank's shareholders, and the likelihood and potential adverse impact of increased competition for CBI and Bank in their market area if CBI and Bank remain independent. See "INFORMATION CONCERNING THE MERGERS -- Background of and Reasons for the Mergers."

BASIS FOR THE TERMS OF THE MERGER

         A number of factors in addition to those stated above were considered by the Board of Directors of CBI and Bank in approving the terms of the Merger Agreement, including, without limitation, information concerning the business, financial condition, results of operations and prospects of CBI, HHC, Bank and Hancock Bank; the ability of the combined entity to compete in the relevant banking markets; the proposed treatment of the CBI Common Stock in the Company Merger and Bank Common Stock in the Bank Merger; the market price of HHC Common Stock; the absence of an active trading market for CBI Common Stock; the federal tax consequences of the Merger Agreement to CBI's and Bank's shareholders, to the extent HHC Common Stock is received, for federal income tax purposes; the financial terms of other business combinations in the banking industry; and certain non-monetary factors. See "INFORMATION CONCERNING THE MERGERS -- Background of and Reasons for the Mergers."

CONVERSION OF CBI AND BANK STOCK

         On the Effective Date, as defined in "SUMMARY - Regulatory Approvals and Other Conditions to the Mergers," each share of HHC Common Stock issued and outstanding immediately prior to the Effective Date will remain outstanding and will continue to represent one share of HHC Common Stock, $3.33 par value.
Each share of $5.00 par value CBI Common Stock, issued and outstanding immediately prior to the Effective Date will be converted into the right to receive 5.0721 shares of HHC Common Stock and $61.7107 in cash; provided, however, each holder of 25 or fewer shares of CBI Common Stock shall not receive HHC Common Stock but rather shall be entitled to receive $246.8428 for each share of CBI Common Stock (the "CBI Exchange Ratio") and each share of $5.00 par value Bank Common Stock, issued and outstanding immediately prior to the Effective Date, other than those held by CBI, will be converted into the right to receive 6.2458 shares of HHC Common Stock and $75.9904 in cash; provided, however, each holder of 25 or fewer shares of Bank Common Stock shall not receive HHC Common Stock but rather shall be entitled to receive $303.9616 for each share of Bank Common Stock (the "Bank Exchange Ratio" and together with the CBI Exchange Ratio, the "Exchange Ratios").

         As a result of the Mergers, all shares of CBI and Bank Common Stock will be canceled and each holder of a certificate (a "Certificate") representing any share(s) of CBI or Bank Common Stock will thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, the HHC Common Stock and/or the cash as described above, and cash for fractional shares of HHC Common Stock upon the surrender of such Certificate. No fractional shares of HHC Common Stock will be issued in connection with the Mergers. In lieu of the issuance of any fractional share of HHC Common Stock, cash adjustments will be paid to holders in respect of any fractional share of HHC Common Stock that would otherwise be issuable, and the amount of such cash adjustment will be equal to such fractional proportion of $36.50.

EXCHANGE OF CERTIFICATES

         HHC will deposit with Hancock Bank MS Trust Department, as exchange agent (the "Exchange Agent"), certificates representing the shares of HHC Common Stock and cash to be issued and paid, respectively, pursuant to the Merger Agreement in exchange for outstanding shares of CBI and Bank Common Stock. HHC will cause the Exchange Agent to mail to each holder, other than CBI, of CBI and Bank Common Stock a letter of transmittal which will specify terms of the delivery of the CBI and Bank certificates to the Exchange Agent along with instructions for effecting the surrender of the certificates in exchange for certificates representing shares of HHC Common Stock and/or cash, and cash in lieu of fractional shares.

         No dividends on HHC Common Stock will be paid with respect to any shares of CBI or Bank Common Stock represented by a certificate until such certificate is surrendered for exchange.

         On or after the Effective Date, there will be no transfers on the stock transfer books of CBI or Bank of the shares of CBI or Bank Common Stock which were outstanding immediately prior to the Effective Date.

REGULATORY APPROVALS AND OTHER CONDITIONS TO THE MERGERS

         The Company Merger is subject to approval by the Board of Governors of the Federal Reserve System ("FRB"). The Bank Merger is subject to approval by the Federal Deposit Insurance Corporation ("FDIC") and the Office of Financial Institutions, State of Louisiana ("OFI"). There can be no assurance whether such approvals will be given, or will be given without unacceptable conditions and, if given, the timing of such approvals. After approval by the CBI and Bank shareholders, consummation of the Mergers is also subject to a number of conditions included in the Merger Agreement. See "INFORMATION CONCERNING THE MERGERS -- Regulatory Approvals and Other Conditions to the Mergers."

         The Mergers will become effective on the date the Secretary of State of the State of Louisiana issues a Certificate of Merger and following the satisfaction or waiver of all conditions set forth in the Merger Agreement (the "Effective Date").

WAIVER, AMENDMENT AND TERMINATION

         CBI and HHC may waive their respective rights, power or privileges under the Merger Agreement subject to certain conditions specified in the Merger Agreement. The Merger Agreement cannot be amended or modified except pursuant to a written agreement subscribed by duly authorized representatives of CBI and HHC. The Merger Agreement cannot be assigned without the express written consent of both HHC and CBI.

         The Merger Agreement may be terminated either before or after approval by CBI's and Bank's shareholders (i) at any time on or prior to the Effective Date, by the mutual consent in writing of a majority of the members of the Board of Directors of HHC, Hancock Bank, CBI and Bank; (ii) by HHC in writing or by CBI in writing, if the Mergers have not become effective on or before December 31, 1996, unless the absence of such occurrence is due to the failure of the party seeking to terminate the Merger Agreement to perform each of its obligations required thereby to be performed on or prior to the Effective Date;
(iii) by HHC, Hancock Bank, CBI or Bank in the event of a breach by the other party (a) of any covenant or agreement contained in the Merger Agreement or (b) of any representation or warranty in the Merger Agreement under certain specified circumstances; (iv) by HHC, Hancock Bank, CBI or Bank at any time after the FRB, FDIC or OFI has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Mergers and the time period for all appeals or requests for reconsideration has run; (v) by CBI, Bank, HHC or Hancock Bank if the Company Merger is not approved by the required vote of CBI's shareholders or the Bank Merger is not approved by the required vote of Bank's shareholders; (vi) by HHC if holders of ten percent or more of the outstanding CBI Common Stock exercise statutory rights of dissent and appraisal pursuant to Section 131 of the Louisiana Business Corporation Law ("LBCL").

         Except under certain circumstances specified in the Merger Agreement, upon termination, there will be no liability on the part of either party or their respective directors, officers, employees, agents or shareholders.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

         Certain members of the Bank's and CBI's management and Board of Directors have interests in the mergers in addition to their interests as shareholders of the Bank and CBI generally. Those interests relate to life insurance policies, continued employment with Hancock Bank of Louisiana and employee benefits that will be provided by Hancock Bank of Louisiana. See "INFORMATION CONCERNING THE MERGERS -- Interests of Certain Persons in the Mergers" and "-- Employee Benefits."

EMPLOYEE BENEFITS

         CBI's and Bank's Group Health and Life Benefit Plan will be continued through the Effective Date of the Mergers. Thereafter, all retained employees will be eligible to participate in Hancock Bank MS's Medical Benefit Plan based on the provisions in the Plan. The ninety-day employment period will be waived for eligible retained employees in accordance with Hancock Bank MS's Plan. Hancock Bank will waive pre-existing medical conditions for health insurance purposes as to all retained personnel. CBI's and Bank's 401K Plan will remain operative and in effect through the Effective Date of the Mergers. The Plan will be terminated as of the Effective Date of the Mergers and distributed to vested employees of CBI and Bank in accordance with the terms of the Plan after the normal and customary contributions have been made consistent with past practices. All termination costs will be paid from the Plan's assets. All retained employees will be eligible to enter the Hancock Bank MS Profit Sharing Plan, Hancock Bank MS 401K Plan, and Hancock Bank MS Pension Plan based on the provisions set forth in the respective plans. All retained employees will be granted full credit for all prior service for vesting, eligibility and benefit purposes for the Hancock Bank MS Profit Sharing Plan, for eligibility purposes for the Hancock Bank MS 401K Plan, and for vesting and eligibility purposes for the Hancock Bank MS Pension Plan. All other CBI and Bank benefit plans will continue through the Effective Date of the Mergers. Thereafter, all retained employees will be eligible to participate in all Hancock Bank MS employment benefit plans not set forth above based on the provisions set forth in the plans with full credit for all prior service.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The Mergers will qualify as tax-free reorganizations under the Internal Revenue Code of 1986, as amended (the "Code"), and each CBI and Bank shareholder who receives HHC Common Stock in the Mergers will not recognize gain or loss, except with respect to the receipt of cash (i) as part of the Exchange Ratios, (ii) in lieu of fractional shares of HHC Common Stock, or
(iii) pursuant to the exercise of dissenters' rights. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS."

DISSENTERS' RIGHTS

         By complying with the specific procedures required by statute and described herein, unless the Company Merger Agreement is approved by the holders of at least 80 percent of the total voting power of CBI, dissenting shareholders of CBI may be entitled to be paid the fair value of their shares, if the Company Merger is consummated, in lieu of the consideration to be received in the Company Merger by the non-dissenting shareholders of CBI. See "DISSENTERS' RIGHTS."

         By complying with the specific procedures required by statute and described herein, unless the Bank Merger Agreement is approved by the holders of at least 80 percent of the total voting power of Bank, dissenting shareholders of Bank may be entitled to be paid the fair value of their shares, if the Bank Merger is consummated, in lieu of the consideration to be received in the Bank Merger by the non-dissenting shareholders of Bank. In the event CBI votes the stock of Bank which it owns (98.5%) in favor of the Bank Merger Agreement, shareholders of Bank will not have dissenters' rights in the Bank Merger. See "DISSENTERS' RIGHTS."

SELECTED CONSOLIDATED FINANCIAL INFORMATION FOR CBI AND HHC

     The following selected consolidated financial information of CBI and HHC should be read in conjunction with the consolidated financial statements of CBI and HHC and the notes thereto, included elsewhere, or incorporated by reference herein.

     The following selected unaudited pro forma financial information is presented assuming the proposed mergers of HHC and CBI as well as the subsequent merger of the combined entity with Southeast National Bank, Hammond, LA (Southeast) will be accounted for using the purchase method of accounting. The unaudited pro forma finanical information assumes the mergers were consummated on June 30, 1996 with respect to the balance sheet data and as of the beginning of the period presented with respect to the income statement data, and subject to the purchase adjustments reflects the combination of the historical consolidated financial statements of the respective companies commencing as of each such date. The unaudited pro forma information does not purport to represent what HHC's, CBI's and Southeast's combined results of operations would have been if the respective mergers had occurred as of the dates indicated or will be for any future period. The selected unaudited pro forma financial information should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and notes thereto, included elsewhere herein.

                                             SIX MONTHS ENDED
                                                JUNE 30,                             YEARS ENDED DECEMBER 31,
                                         ----------------------     --------------------------------------------------------------
                                            1996        1995           1995         1994        1993         1992          1991
                                         ---------   ----------     ----------  ----------   ----------   ----------    ----------
COMMUNITY BANCSHARES, INC. (HISTORICAL)
  INCOME STATEMENT DATA:
   Net interest income                      $1,616       $1,558         $3,138      $3,360       $3,384       $3,228        $2,726
   Provision for loan losses                    20            0              0           0           10          125           150
   Net income                                  591          321            885       1,056        1,152        1,026           520
  BALANCE SHEET DATA:
   Total assets (period end)               $91,136      $84,462        $93,485     $86,258      $84,945      $83,283       $77,079
   Net Loans                                36,342       34,890         34,890      30,790       25,664       23,755        23,094
   Deposits                                 79,420       82,250         82,258      75,759       75,235       74,321        68,748
   Stockholders' equity (period end)        10,811       10,026         10,538       9,987        9,258        8,428         7,653
  PER SHARE DATA:
   Earnings Per Share                        $6.66        $3.61          $9.96       $8.15        $9.38        $8.75         $3.06
   Dividends Declared                         1.80         1.50           3.75        3.75         3.60         2.80          2.80
   Dividends Paid                             2.40         2.25           3.75        3.75         2.80         2.80          2.80
   Shares Outstanding                       87,494       87,494         87,494      87,494       87,494       87,494        87,454
  SELECTED RATIOS:
   Return on Average Assets                   1.26%        0.74%          1.02%       1.22%        1.37%        1.28%         0.67%
   Return on Average Equity                  11.00%        6.36%          8.51%      10.69%       13.03%       12.76%         6.94%
   Equity to Assets                          11.86%       11.87%         11.27%      11.58%       10.90%       10.12%         9.93%
   Dividend Payout                           35.53%       61.33%         37.07%      31.07%       21.27%       23.88%        47.09%

HANCOCK HOLDING COMPANY (HISTORICAL)
  INCOME STATEMENT DATA:
   Net interest income                     $52,496      $49,252       $100,367     $86,282      $85,319      $81,819       $62,702
   Provision for loan losses                 1,801        1,177          4,425       1,998        4,632        7,978         5,003
   Net income                               15,800       13,392         27,017      23,130       24,862       21,410        13,883
  BALANCE SHEET DATA:
   Total assets (period end)            $2,276,357   $2,207,190     $2,234,286  $2,026,929   $1,988,125   $1,899,709    $1,719,805
   Net Loans                             1,070,561      993,125      1,034,977     925,665      921,925      839,613       812,161
   Deposits                              1,939,115    1,901,514      1,927,681   1,775,664    1,759,189    1,693,255     1,512,365
   Stockholders' equity (period end)       234,447      214,962        224,179     182,277      166,712      148,822       132,731
  PER SHARE DATA:
   Earnings Per Share                        $1.78        $1.51          $3.05       $2.86        $3.07        $2.65         $2.08
   Dividends Declared                         0.50         0.46           0.96        0.92         0.90         0.68          0.60
   Dividends Paid                             0.50         0.46           0.96        0.92         0.90         0.68          0.60
   Shares Outstanding                        8,880        8,879          8,853       8,099        8,093        8,093         6,665
  SELECTED RATIOS:
   Return on Average Assets                   1.37%        1.23%          1.22%       1.13%        1.27%        1.17%         0.84%
   Return on Average Equity                  14.09%       12.62%         12.50%      13.22%       15.61%       15.18%        13.09%
   Equity to Assets                          10.30%        9.74%         10.03%       8.99%        8.39%        7.83%         7.72%
   Dividend Payout                           28.55%       30.99%         32.06%      31.90%       28.03%       24.82%        25.25%

HANCOCK HOLDING COMPANY (PRO FORMA)
(Unaudited)
  INCOME STATEMENT DATA:
   Net interest income                     $54,664      $51,376       $104,673
   Provision for loan losses                 1,821        1,177          4,291
   Net income                               15,996       13,333         27,309
  BALANCE SHEET DATA:
   Total assets (period end)            $2,409,862   $2,324,534     $2,362,309
   Net Loans                             1,130,654    1,047,527      1,091,432
   Deposits                              2,051,510    2,004,338      2,040,381
   Stockholders' equity (period end)       254,631      234,093        244,027
  PER SHARE DATA:
   Earnings Per Share                        $1.70        $1.41          $2.90
   Dividends Declared                         0.50         0.46           0.96
   Dividends Paid                             0.50         0.46           0.96
   Shares Outstanding                        9,432        9,431          9,405
  SELECTED RATIOS:
   Return on Average Assets                   1.34%        1.20%          1.21%
   Return on Average Equity                  12.83%       12.26%         12.28%
   Equity to Assets                          10.57%       10.07%         10.33%
   Dividend Payout                           29.48%       32.54%         33.06%


COMPARATIVE PER SHARE DATA (UNAUDITED)


                             HISTORICAL           PRO FORMA       CBI
                           ---------------      with CBI and   PRO FORMA
                            HHC       CBI         SOUTHEAST    EQUIVALENT
                           -----    ------      ------------   ----------
PER COMMON SHARE:
NET INCOME
   For the six months
    ended June 30,
     1996                   $1.78     $6.66          $1.70        $8.62
     1995                    1.51      3.61           1.41         7.15
   For the years ended
     December 31, 1995      $3.05     $9.96          $2.90       $14.71

CASH DIVIDENDS PAID
   For the six months
    ended June 30,
     1996                   $0.50     $2.40          $0.50        $2.54
     1995                    0.46      2.25           0.46         2.33
   For the years ended
     December 31, 1995      $0.96     $3.75          $0.96        $4.87
     December 31, 1994       0.92      3.75           0.92         4.67
     December 31, 1993       0.90      2.80           0.90         4.56
     December 31, 1992       0.68      2.80           0.68         3.45
     December 31, 1991       0.60      2.80           0.60         3.04

BOOK VALUE
   June 30,
     1996                  $26.40   $123.56         $27.00      $136.95
     1995                   24.21    114.59          24.82       125.89
   December 31, 1995        25.24    118.70          25.95       131.62


RECENT STOCK PRICES

         There is no established public trading market for the CBI or Bank Common Stock. Neither the CBI nor Bank Common Stock is traded on any exchange and neither is quoted on an automated system of a registered securities association. Since January 1, 1994 CBI paid cash dividends on CBI Common Stock in the aggregate amount of $10.20 per share and Bank paid cash dividends on Bank Common Stock in the aggregate amount of $12.63 per share. See "CERTAIN INFORMATION CONCERNING CBI AND BANK -- Stock Prices and Dividends."

         HHC Common Stock is traded in the over-the-counter market and quoted on the NASDAQ National Market System under the symbol "HBHC." The following table sets forth the per share high and low sale prices of HHC Common Stock as reported on the NASDAQ National Market System for the periods indicated. These prices do not reflect retail mark-ups, mark-downs or commissions. The following table also gives the amount of cash dividends paid on HHC Common Stock for the time periods indicated.

                                 HIGH BID                    LOW BID                      CASH
                                  OR LAST                    OR LAST                 DIVIDENDS
                               SALE PRICE                 SALE PRICE                      PAID
                               ----------                 ----------                      ----
1994

1st Quarter                        $33.00                     $28.50                    $0.23
2nd Quarter                        $29.75                     $26.25                    $0.23
3rd Quarter                        $30.00                     $28.00                    $0.23
4th Quarter                        $30.00                     $28.50                    $0.23

1995

1st Quarter                        $30.25                     $28.75                    $0.23
2nd Quarter                        $31.75                     $29.25                    $0.23
3rd Quarter                        $36.75                     $30.75                    $0.25
4th Quarter                        $38.00                     $35.50                    $0.25

1996

1st Quarter                        $37.50                     $35.75                    $0.25
2nd Quarter                        $40.50                     $36.25                    $0.25
3rd Quarter (through ______, 1996) $_____                     $_____                    $____

         The parties entered into the Merger Agreement as of Wednesday, June 19, 1996. On Tuesday, June 18, 1996, the reported closing sales price of HHC Common Stock was $37.375. On ____________, 1996, [1 day prior to date of proxy materials] the reported closing sales price was $______. On June 30, 1996, HHC's 9,021,901 outstanding shares of common stock were owned by 4,534 shareholders of record.

         As a bank holding company, HHC depends on dividend payments from its subsidiary banks, Hancock Bank and Hancock Bank MS, in order to meet its obligations and to pay dividends. The payment of dividends from the banks to HHC is regulated and restricted by the bank's primary regulators. Information about restrictions on the ability of HHC to pay dividends is contained in Item 1 of HHC's 1995 Annual Report on Form 10-K under the caption "Federal Regulation", which information is incorporated herein by reference.

EFFECT OF THE MERGERS ON RIGHTS OF SHAREHOLDERS

         Certain differences exist in the rights of holders of HHC Common Stock and holders of CBI and Bank Common Stock. These differences relate primarily to the number, term and removal of directors; changes in control of HHC; indemnification of directors, officers and employees of HHC; and amending the Articles of Incorporation and Bylaws of HHC, CBI and Bank. See "CERTAIN INFORMATION CONCERNING HHC," "DESCRIPTION OF HHC CAPITAL STOCK" and "COMPARATIVE RIGHTS OF SHAREHOLDERS."

RESALES OF HHC COMMON STOCK BY AFFILIATES

         The HHC Common Stock to be issued in connection with the Company Merger has been registered under the Securities Act and will be freely transferable, except that certain resale restrictions apply to the sale or transfer of HHC Common Stock issued pursuant to the Merger Agreement to directors, officers, and other affiliates of CBI and Bank. See "INFORMATION CONCERNING THE MERGERS -- Status Under Federal Securities Laws; Certain Restrictions on Resales of Securities."

ACCOUNTING TREATMENT

         HHC and CBI intend to account for the Mergers as a purchase transaction under generally accepted accounting principles. Accordingly, the earnings of CBI will be combined with the earnings of HHC from and after the Effective Date of the Mergers and any goodwill or other intangibles recorded in the transaction will be amortized through charges to income in future periods. See "INFORMATION CONCERNING THE MERGERS -- Accounting Treatment."


                              GENERAL INFORMATION

INTRODUCTION

         This Prospectus/Joint Proxy Statement is being furnished on or about _______________, 1996 to the shareholders of CBI and Bank in connection with the solicitation of proxies on behalf of the Board of Directors of CBI and Bank for use at a Special Joint Meeting of the Shareholders of CBI and Bank, to be held at the offices of Bank, 120 S. Oak Street, Hammond, Louisiana, on November 13, 1996, at 1:00 p.m., local time, and at any adjournment thereof. A Notice of Special Joint Meeting for CBI and Bank is attached hereto and a proxy card relating to the Special Joint Meeting accompanies this Prospectus/Joint Proxy Statement.

PURPOSE OF THE SPECIAL JOINT MEETING

         The purpose of the Special Joint Meeting is to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization, and related Company Merger Agreement and Bank Merger Agreement (collectively, the "Merger Agreement"), pursuant to which (a) CBI will be merged with and into HHC (the "Company Merger"); (b) Bank will be merged with and into Hancock Bank (the "Bank Merger" and, together with the Company Merger, the "Mergers"); (c) each outstanding share of CBI Common Stock will be converted into the right to receive 5.0721 shares of HHC common stock, $3.33 par value ("HHC Common Stock") and $61.7107 in cash; provided, however, each holder of 25 or fewer shares of CBI Common Stock shall not be entitled to receive HHC Common Stock but rather shall be entitled to receive $246.8428 for each share of CBI Common Stock; and
(d) each outstanding share of Bank Common Stock, other than the Bank Common Stock owned by CBI, will be converted into the right to receive 6.2458 shares of HHC Common Stock and $75.9904 in cash; provided, however, each holder of 25 or fewer shares of Bank Common Stock shall not be entitled to HHC Common Stock but rather shall be entitled to receive $303.9616 for each share of Bank Common Stock, all in accordance with the Merger Agreement. See "GENERAL INFORMATION -- Purpose of the Special Joint Meeting."

SOLICITATION, VOTING AND REVOCATION OF PROXIES

         When a proxy in the form accompanying this Prospectus/Joint Proxy Statement is properly executed and returned, the shares voted thereby will be voted in accordance with the instructions marked thereon. ALL EXECUTED BUT UNMARKED PROXIES THAT ARE RETURNED WILL BE VOTED "FOR" THE PROPOSALS TO APPROVE THE MERGER AGREEMENT AND THE RESPECTIVE MERGER.

         No matters are expected to be considered at the Special Joint Meeting other than the proposal to approve the Merger Agreement, but if any other matters should properly come before the Special Joint Meeting, it is intended that proxies in the form accompanying this Prospectus/Joint Proxy Statement will be voted on all such matters in accordance with the judgment of the person(s) voting such proxies.

         Any proxy may be revoked at any time before it is voted. A shareholder may revoke a proxy: (i) by submitting a subsequently dated proxy;
(ii) by giving written notice of such revocation to the Secretary of CBI or Bank, as applicable, provided that such notice is received by such Secretary at the principal offices of Bank prior to the date of the Special Joint Meeting, or (iii) upon request, if such shareholder is present at the Special Joint Meeting and advises the inspector(s) of election that he is revoking a proxy. Mere attendance at the Special Joint Meeting will not of itself revoke a previously submitted proxy. Revocation of a proxy will not affect a vote on any matter taken prior to receipt of such revocation.

         The cost of soliciting these proxies, including any and all professional fees paid to attorneys and accountants in connection with the preparation and filing with the SEC of this Prospectus/Joint Proxy Statement and other proxy materials, and the cost of printing and mailing these proxy materials, will be borne by CBI. In addition to the use of the mails, proxies may be solicited personally, by telephone, telecopier, or telegram by directors, officers and employees of CBI or Bank. Such officers, directors and employees will continue to receive any compensation from CBI or Bank to which they are entitled by virtue of their employment or status as an officer or director, but will not receive any additional fee, compensation, or other remuneration for soliciting proxies in connection with the Special Joint Meeting.

SHARES ENTITLED TO VOTE; QUORUM; VOTE REQUIRED

         The Boards of Directors of CBI and Bank have fixed the close of business on October 1, 1996, as the record date for the determination of CBI and Bank shareholders entitled to notice of and to vote at the Special Joint Meeting. As of the Record Date, there were 87,494 shares of CBI Common Stock outstanding and 72,050 shares of Bank Common Stock outstanding. Each share of CBI and Bank Common Stock is entitled to one vote on all matters to come before the Special Joint Meeting.

         With respect to all matters to come before the Special Joint Meeting, the presence at the Special Joint Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of CBI and Bank Common Stock is necessary to constitute a quorum.

VOTE REQUIRED

         Approval of the Company Merger Agreement will require the affirmative vote of the holders of at least a majority of the outstanding shares of CBI Common Sock actually cast, in person or by proxy, at the Special Joint Meeting. Each shareholder of CBI Common Stock is entitled to one vote for each share owned by him. As of the Record Date, directors and executive officers of CBI and their affiliates were the beneficial owners of approximately

44.76 percent of the outstanding CBI Common Stock entitled to vote at the Special Joint Meeting. As a condition to consummation of the Mergers, each director and certain shareholders of CBI have executed agreements ("Joinder Agreements") with HHC, which, among other things, obligates each such director or shareholder to vote his shares of CBI Common Stock in favor of the approval and adoption of the Merger Agreement. As of the Record Date, the 11 persons who have executed Joinder Agreements beneficially owned an aggregate of 44.76 percent of the outstanding CBI Common Stock. Under Mississippi law, shareholders of HHC are not required to approve the Merger Agreement. See "GENERAL INFORMATION -- Shares Entitled to Vote; Quorum; Vote Required."

          Approval of the Bank Merger Agreement will require the affirmative vote of the holders of at least two-thirds of the total voting power of Bank present, in person or by proxy, at the Special Joint Meeting. Each shareholder of Bank Common Stock is entitled to one vote for each share owned by him. As of the Record Date CBI owned 98.5% of the outstanding Bank Common Stock entitled to vote at the Special Joint Meeting. CBI has indicated its intention to vote in favor of the Bank Merger at the Special Joint Meeting. As a result, assuming CBI votes in favor of the Bank Merger, no further action on the part of the Bank shareholders is necessary to effectuate the Bank Merger. See "GENERAL INFORMATION -- Shares Entitled to Vote; Quorum; Vote Required."


                       INFORMATION CONCERNING THE MERGERS

GENERAL

         The transactions contemplated by the Merger Agreement are to be effected in accordance with the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Appendix A. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

         The ultimate result of the transactions contemplated by the Merger Agreement will be that the business and properties of CBI will become the business and properties of HHC, the shareholders of CBI will become shareholders of HHC (except for those who own 25 or fewer shares of CBI Common Stock, and dissenting shareholders who will receive cash in exchange for their shares of CBI Common Stock), the business and properties of Bank will become the business and properties of Hancock Bank with all the banking facilities of Bank becoming branches of Hancock Bank, and the shareholders of Bank, other than CBI, will become shareholders of HHC (except for those who own 25 or fewer shares of Bank Common Stock, and dissenting shareholders who will receive cash in exchange for their shares of Bank Common Stock).

BACKGROUND OF AND REASONS FOR THE MERGERS

         Background. During the last several years there have been significant developments in the banking industry. These developments have included the increased emphasis and dependence on automation, specialization of products and services, increased competition from other financial institutions, and a trend toward consolidation and geographic expansion. CBI and Bank and their respective Boards of Directors concluded that they could best serve their shareholders, employees, customers and communities by combining with a regional banking organization, provided that CBI and Bank could obtain a fair price for its shareholders. Accordingly, in the spring of 1996, representatives of CBI and HHC entered into extensive negotiations which ultimately led to the execution of a Letter of Intent on June 11, 1996. After further negotiations, the parties entered into the Merger Agreement dated as of June 19, 1996.

         Reasons for the Merger. In deciding to enter into the Merger Agreement, the Boards of Directors of CBI and Bank, after considering various alternatives, concluded that the Merger Agreement was in the best interest of CBI and Bank and their shareholders because it would permit shareholders to exchange on favorable terms their ownership interests in CBI and Bank for participation in the ownership of a regional banking organization operating on a multi-state basis.

         The Board of Directors also concluded that the shareholders of CBI and Bank would benefit additionally from the Mergers in that they would attain greater liquidity in their investment by obtaining shares of stock of a corporation whose securities are more widely held and significantly more actively traded.

         CBI's and Bank's Board of Directors consulted with their financial and other advisors, as well as with CBI's management and considered a number of factors, including, but not limited to, the following: (i) the parties' respective earnings and dividend records, financial conditions, historical stock prices and managements; (ii) the market for Bank's services and the competitive pressures existing in Bank's market area; (iii) the outlook for CBI and Bank in the financial institutions industry; (iv) the amount and type of consideration to be received by CBI's and Bank's shareholders pursuant to the Merger Agreement; (v) the fact that HHC Common Stock to be received pursuant to the Merger Agreement will be listed for trading on the NASDAQ National Market and should provide CBI's and Bank's shareholders with liquidity that is currently unavailable to them; (vi) recent changes in the regulatory environment will result in CBI and Bank facing additional competitive pressures in its market area from other financial institutions with greater financial resources capable of offering a broad array of financial services; and (vii) the Mergers are expected to qualify as tax-free reorganizations so that neither CBI, Bank nor their shareholders (except to the extent that cash is received in respect of their shares) will recognize any gain in the transaction. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS."

         Neither CBI's nor Bank's Board of Directors assigned any specific or relative weight to the foregoing factors in its considerations. CBI's and Bank's Board of Directors believes that the Merger Agreement will provide significant value to all CBI and Bank shareholders and will enable them to participate in opportunities for growth that CBI's and Bank's Board of Directors believes the Mergers make possible.

         BASED ON THE FOREGOING, THE BOARD OF DIRECTORS OF CBI AND BANK HAVE APPROVED THE MERGER AGREEMENT AND MERGERS, BELIEVE THAT THE MERGERS ARE IN THE BEST INTEREST OF CBI'S AND BANK'S SHAREHOLDERS, AND RECOMMEND THAT ALL SHAREHOLDERS OF CBI AND BANK VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT.

CONVERSION OF CBI AND BANK COMMON STOCK

         The Merger Agreement between HHC, Hancock Bank, CBI and Bank provides as follows:

                 i. On the Effective Date, each share of Common Stock, $3.33 par value, of HHC issued and outstanding immediately prior to the Effective Date will remain outstanding and will continue to represent one share of Common Stock, $3.33 par value, of HHC.

                 ii. On the Effective Date, each share of Common Stock, $5.00 par value of CBI issued and outstanding immediately prior to the Effective Date will, by virtue of the Company Merger and without any action on the part of the holder thereof, be converted into the right to receive 5.0721 shares of HHC Common Stock and $61.7107 in cash; provided, however, each holder of 25 or fewer shares of CBI Common Stock shall not receive HHC Common Stock but rather shall be entitled to receive $246.8428 for each share of CBI Common Stock.

                 iii. On the Effective Date, each share of Common Stock, $5.00 par value of Bank issued and outstanding immediately prior to the Effective Date, other than those held by CBI, will, by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted into the right to receive
                          6.2458 shares of HHC Common Stock and

                          $75.9904 in cash; provided, however, each holder of 25 or fewer shares of Bank Common Stock shall not receive HHC Common Stock but rather shall be entitled to receive $303.9616 for each share of Bank Common Stock.

                 iv. As a result of the Mergers and without any action on the part of the holder thereof, all shares of CBI and Bank Common Stock will cease to be outstanding and will be canceled and retired and will cease to exist, and each holder, other than CBI, of a Certificate representing any shares of CBI or Bank Common Stock will thereafter cease to have any rights with respect to such shares of CBI or Bank Common Stock, except the right to receive, without interest, the HHC Common Stock and/or cash in accordance with Sections 3.1(b), 3.1(c) and 3.1(d) of the Merger Agreement and cash for fractional shares of HHC Common Stock in accordance with Section 3.2(e) of the Merger Agreement upon the surrender of such Certificate.

         No fractional shares of HHC Common Stock will be issued pursuant to the Merger Agreement. In lieu of the issuance of any fractional share of HHC Common Stock, cash adjustments will be paid to holders in respect of any fractional share of HHC Common Stock that would otherwise be issuable, and the amount of such cash adjustment will be equal to such fractional part of a share of HHC's Common Stock multiplied by $36.50.

EFFECTIVE DATE

         The closing (the "Closing") of the transactions contemplated by the Merger Agreement will take place at Hancock Bank's office at 3854 American Way in Baton Rouge, Louisiana on a date that is mutually agreed to by HHC and CBI ("Closing Date") that is within thirty (30) days following the later of the date of receipt of all applicable regulatory approvals relating to the transactions contemplated herein, the expiration of all applicable statutory and regulatory waiting periods relative thereto, or the date the Registration Statement filed with the SEC is declared effective, or such later date as may be agreed to by CBI and HHC.

         Immediately upon consummation of the Closing, or on such other later date as the parties may agree, the Company Merger Agreement will be certified, executed, acknowledged and delivered to the Secretary of State of the State of Louisiana for filing pursuant to and in accordance with the provisions of
Section 12:112 of the LBCL. The Company Merger will become effective as of the date and time of issuance by the Secretary of State of the State of Louisiana of a certificate of merger relating to the Company Merger.

         Immediately upon consummation of the Closing, or on such other later date as the parties may agree, the Bank Merger Agreement will be certified, executed, acknowledged and delivered to the OFI for filing pursuant to and in accordance with the provisions of Section 6:352 of the Louisiana Banking Laws. The Bank Merger shall become effective as of the date and time specified or permitted by the OFI in a Certificate of Merger or other written record issued by the OFI.

EXCHANGE OF CERTIFICATES

         As of the Effective Date, HHC will deposit or cause to be deposited with the Exchange Agent for the benefit of the holders of shares of CBI and Bank Common Stock, pursuant to the Merger Agreement, certificates representing the shares of HHC Common Stock and cash (such certificates for shares of HHC Common Stock and cash being hereinafter referred to as the "Exchange Fund") to be issued and paid, respectively, pursuant to the Merger Agreement in exchange for outstanding shares of CBI and Bank Common Stock.

         Promptly after the Effective Date, HHC will cause the Exchange Agent to mail to each holder of record, other than CBI, of a Certificate(s) of CBI or Bank Common Stock (other than those representing shares with respect to which the holder thereof has perfected appraisal rights under the LBCL and has not subsequently lost, withdrawn or forfeited such rights):

         (i) A letter of transmittal which will specify that delivery shall be effected, and the risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as HHC may reasonably specify; and

         (ii) Instructions for use in effecting the surrender of the Certificates in exchange for Certificates representing shares of HHC Common Stock and/or cash, and cash in lieu of fractional shares.

         Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate will be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of HHC Common Stock; and (ii) a check representing the amount of cash and cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificates surrendered, after giving effect to any required withholding tax, and the Certificate so surrendered shall then be canceled. No interest will be paid or accrued on the value of any HHC Common Stock or cash payable to holders of Certificates. In the event of a transfer of ownership of CBI or Bank Common Stock which is not registered in the transfer records of CBI or Bank, a certificate representing the proper number of shares of HHC Common Stock together with a check for the cash component of the Exchange Ratio and cash to be paid in lieu of fractional shares, if any, may be issued to such a transferee if the Certificate representing such CBI or Bank Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         No dividends on HHC Common Stock will be paid with respect to any shares of CBI or Bank Common Stock represented by a certificate until such certificate is surrendered for exchange as described above. Subject to the effect of applicable laws, following surrender of any such Certificate, there will be paid to the holder of the certificates representing whole shares of HHC Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Date theretofore payable with respect to such whole shares of HHC Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Date but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of HHC Common Stock, less the amount of any withholding taxes which may be required thereon.

         On or after the Effective Date, there will be no transfers on the stock transfer books of CBI or Bank of the shares of CBI or Bank Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to HHC, they will be canceled and exchanged for certificates for shares of HHC Common Stock and/or cash, as appropriate, and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to the Merger Agreement. Certificates surrendered for exchange by any person constituting an "affiliate" of CBI or Bank for purposes of Rule 145(c) under the Securities Act will not be exchanged until HHC has received a written agreement from such person as provided in the Merger Agreement.

         No fractional shares of HHC Common Stock will be issued pursuant to the Merger Agreement. In lieu of the issuance of any fractional share of HHC Common Stock, cash payments will be paid to holders in respect of any fractional share of HHC Common Stock that would otherwise be issuable, and the amount of such cash adjustment will be equal to such fractional proportion of $36.50.

         In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by HHC, the posting by such person of a bond in such reasonable amount as HHC may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of HHC Common Stock and cash in lieu of fractional shares, if any, and unpaid dividends and distributions on shares of HHC Common Stock as provided in the Merger Agreement, deliverable in respect thereof pursuant to the Merger Agreement.

         In the event that, subsequent to the date of the Merger Agreement but prior to the Effective Date, CBI, Bank, or HHC changes the number of shares of CBI or Bank Common Stock or HHC Common Stock, respectively, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Exchange Ratio will be appropriately adjusted.

REGULATORY APPROVALS AND OTHER CONDITIONS TO THE MERGERS

         The Company Merger is subject to approval by the Federal Reserve Board ("FRB"). On or about August 13, 1996, HHC filed with the FRB a request seeking approval to waive the FRB merger application. HHC received a letter dated August 23, 1996, from the FRB requesting certain information in connection with the waiver request. On or about August 27, 1996, HHC filed with the FRB a response providing such additional information, and the FRB approved the application waiver request on ___________________.

         The Bank Merger is subject to approval by the FDIC and the OFI. On or about August 13, 1996, Hancock Bank filed with the FDIC and the OFI an application seeking approval to merge Bank into Hancock Bank. Hancock Bank received a letter dated ______________________, 1996, from the FDIC requesting certain information in connection with the application. On or about __________________, 1996, Hancock Bank filed with the FDIC a response providing such additional information, and the FDIC approved the application on __________________, 1996. The OFI approved the application on
___________________, 1996. The Bank Merger cannot be consummated for thirty days after approval thereof by the FDIC, and during such period, the Justice Department may challenge the merger of Bank into Hancock Bank on antitrust grounds.

         There can be no assurance that any applicable regulatory authority will approve or take other required action with respect to the Mergers or as to the date of such regulatory approval or other action. HHC and CBI are not aware of any governmental approvals or actions that are required in order to consummate the Mergers except as described herein. Should such other approval or action be required, it is contemplated that HHC and CBI would seek such approval or action. There can be no assurance as to whether or when any such other approval or action, if required, could be obtained.

         In addition to the receipt of all necessary regulatory approvals, the expiration of all required notice and waiting periods following the granting of such approvals, and the approval of the Merger Agreement by the requisite vote of the shareholders of CBI and Bank, consummation of the Mergers is subject to the satisfaction of certain other conditions on or before the Effective Date of the Mergers. Generally, such additional conditions include, among others, the following: (i) the Prospectus/Joint Proxy Statement must have been filed with the SEC and must have been cleared thereby or otherwise authorized for mailing, and the Registration Statement must have been filed with and declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking a stop order; and (ii) no action or proceeding shall have been threatened or instituted before a court or other governmental body to restrain or prohibit the transactions contemplated by the Merger Agreement and no governmental agency shall have given notice that consummation of the Mergers would constitute a violation of any law.

         The obligations of CBI to effect the Mergers are subject to conditions as set forth in Article 8 of the Merger Agreement, to the effect, among others, as follows: (i) Each of the representations and warranties of HHC in the Merger Agreement is true and correct in all material respects on and as of the Closing; (ii) HHC has in all material respects performed all obligations required by the Merger Agreement to be performed prior to the Closing; (iii) there has not been a material adverse change in the financial condition, results of operations or business of HHC; (iv) CBI has received from Watkins Ludlam & Stennis, P.A., special counsel to HHC, an opinion dated as of the Closing Date to the effect, among others, that HHC is duly incorporated, validly existing and in good standing under the laws of the State of Mississippi, and has corporate authority to own and operate its businesses and properties and to carry on its business as presently conducted by it; Hancock Bank is duly organized and validly existing and in good standing under the laws of the State of Louisiana, and has corporate authority to own and operate its businesses and properties and to carry on its business as presently conducted by it; HHC and Hancock Bank had and have corporate authority to make, execute and deliver the Merger Agreement and it has been duly authorized and approved by all necessary corporate action of HHC and Hancock Bank and is as of the Closing its valid and binding obligation subject, however, to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and to the availability of equitable remedies in general; all required regulatory approvals have been obtained; to such counsel's knowledge after inquiry, there is no litigation or proceeding pending or threatened against HHC relating to the participation in or consummation of the Merger Agreement by HHC and consummation will not violate any other contract, agreement, charter or by-law provision of HHC; and all shares of HHC Common Stock to be issued in the Mergers have been duly authorized and when issued will be validly and legally issued, fully paid and non-assessable and will be free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances and any preemptive or similar rights; and (v) CBI has received from Watkins Ludlam & Stennis, P.A., an opinion of counsel as to certain tax aspects of the transactions contemplated by the Merger Agreement.

         The obligations of HHC to effect the Mergers are subject to certain conditions as set forth in Article 8 of the Merger Agreement to the effect, among others, as follows: (i) Each of the representations and warranties of CBI and Bank contained in the Merger Agreement is true and correct in all material respects on and as of the Closing; (ii) CBI and Bank have in all material respects performed all obligations required by the Merger Agreement to be performed prior to the Closing; (iii) there has not been a material adverse change in the financial condition, results of operations or business of CBI and Bank; and (iv) HHC has received from CBI's legal counsel an opinion dated as of the Closing Date to the effect, among others, that CBI is duly incorporated, validly existing and in good standing under the laws of the State of Louisiana, and has corporate authority to own and operate its businesses and properties and to carry on its business as presently conducted by it; Bank is duly organized, validly existing and in good standing under the laws of the State of Louisiana, and has corporate authority to own and operate its businesses and properties and to carry on its business as presently conducted by it; CBI and Bank had and have corporate authority to make, execute and deliver the Merger Agreement and it has been duly authorized and approved by all necessary corporate action of CBI and Bank and has been duly executed and delivered and as of the Closing Date is its valid and binding obligation subject, however, to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and to the availability of equitable remedies in general; to such counsel's knowledge after inquiry, there is no litigation or proceeding pending or threatening against CBI or Bank relating to the participation in or consummation of the Merger Agreement by CBI or Bank and consummation will not violate any other contract, agreement, charter or by-law of CBI or Bank, and CBI and Bank have complied with all laws and regulations relating to dissenter's rights and all stock in CBI and Bank will be acquired by HHC pursuant to the terms of the Merger Agreement and that the title and/or ownership interest in the shares of CBI and Bank Common Stock are as represented in CBI's and Bank's Certificate at Closing and that no known dispute exists as to the title and/or ownership of any such shares.

CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE DATE

         Pursuant to the Merger Agreement, between the date thereof and the Effective Date, CBI will, and will cause the Bank to use its best efforts to preserve its existing business and to keep its business organization intact, including its present relationships with its employees and customers and others having business relations with it. Furthermore, CBI has agreed to operate its business solely in the ordinary course and to comply with all applicable laws, regulations and rules and has agreed to cause the Bank to operate its business solely in the ordinary course and comply with all applicable laws, rules and regulations. Without the prior written consent of HHC, CBI has agreed not, and CBI will cause the Bank not to: (i) Amend or otherwise change their respective Articles of Incorporation or Bylaws, as each such document is in effect on the date of the Merger Agreement; (ii) Issue or sell, or authorize for issuance or sale, any additional shares of any class of capital stock of CBI or Bank; (iii) Issue, grant or enter into any subscription, option, warrant, right, convertible security, or other agreement or commitment of any character obligating CBI or Bank to issue securities; (iv) declare, set aside, make, or pay any dividend or other distribution with respect to its capital stock, provided, however, CBI and/or Bank may to the extent lawfully permitted declare and pay dividends for the purpose of allowing CBI and Bank shareholders to receive the normal and customary third quarter, 1996 dividend in the amount of $.90 and $1.11 per outstanding share of CBI Common Stock and Bank Common Stock, respectively; (v) redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock respectively; (vi) authorize any capital expenditures which, individually or in aggregate, exceed $20,000; (vii) extend any new, or renew any existing loan, credit, lease, or other type of financing which individually exceeds $50,000;
(viii) except in the ordinary course of business, sell, pledge, dispose of, or encumber, or agree to sell, pledge, dispose of, or encumber any assets of CBI or Bank; (ix) excluding normal and customary banking transactions, incur any indebtedness for borrowed money, issue any debt securities, or enter into or modify any contract, agreement, commitment, or arrangement with respect thereto; (x) impose, or suffer the imposition, on any share of stock held by CBI in the Bank, of any material lien, charge, or encumbrance, or permit any such lien to exist or establish or add any automated teller machines or branch or other banking offices or take any action that will materially and adversely affect the ability of any party to the Merger Agreement to obtain the approvals necessary for consummation of the transactions contemplated thereby or that would materially and adversely affect CBI's ability to perform its covenants and agreements thereunder; (xi) acquire (by merger, consolidation, lease or other acquisition of stock, ownership interests or assets) any corporation, partnership, or other business organization or division thereof, or enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing; (xii) enter into, amend, or terminate any employment agreement, relationship or responsibilities with any director, officer or key employee or representative of CBI or Bank, or enter into, amend, or terminate any employment agreement with any other person otherwise than in the ordinary course of business, or take any action with respect to the grant or payment of any severance or termination pay except as expressly consented to in writing by HHC; (xiii) enter into, extend, or renew any lease for office or other space;
(xiv) except as required by law, enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other employee benefit plan, agreement, trust, fund, or arrangement for the benefit or welfare of any officer, employee or representative of CBI or Bank; (xv) grant any increase in compensation to any director, officer, employee or representative of CBI or Bank except in the ordinary course of business consistent with past practice; (xvi) take any action or omit to take any action which would cause any of CBI's or Bank's representations or warranties to be untrue or misleading in any material respect or any covenant of CBI or Bank under the Merger Agreement incapable of being performed; or (xvii) agree in writing or otherwise to do any of the foregoing.

WAIVER, AMENDMENT AND TERMINATION

         CBI and HHC may waive their respective rights, powers or privileges under the Merger Agreement provided, however, that any such waiver is in writing. The Merger Agreement may be amended or modified only upon written agreement subscribed by both CBI and HHC.

         The Merger Agreement may be terminated either before or after approval of the Merger Agreement by CBI's and Bank's shareholders upon the occurrence of certain events including, among others, the following: (i) at any time on or prior to the Effective Date, by the mutual consent in writing of a majority of the members of the Board of Directors of CBI, Bank, HHC and Hancock Bank; (ii) by either HHC or CBI, in writing, if the Mergers have not become effective on or before December 31, 1996, unless such expiration date has been mutually extended or unless the absence of such effectiveness is due to the failure of the party seeking to terminate the Merger Agreement to perform each of its obligations required by the Merger Agreement to be performed on or prior to the

Effective Date; (iii) by either party to the Merger Agreement in the event of a breach by the other party (a) of any covenant or agreement contained therein or
(b) of any representation or warranty therein, if the facts constituting such breach reflect a material adverse change in the financial condition, results of operations or business taken as a whole, of the breaching party, which in either case cannot be or is not cured within sixty (60) days after written notice of such breach is given to the party committing such breach, or in the event of a breach of a warranty or covenant, such breach results in a material increase in the cost of the non- breaching party's performance of the Merger Agreement; (iv) by HHC, Hancock Bank, CBI or Bank at any time after the FRB, FDIC or OFI has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Mergers and the time period for all appeals or requests for reconsideration has run; (v) by CBI, Bank, HHC or Hancock Bank if the Company Merger is not approved by the required vote of CBI's shareholders or the Bank Merger is not approved by the required vote of shareholders of Bank; and (vi) by HHC if holders of ten percent or more of the outstanding CBI Common Stock exercise statutory rights of dissent and appraisal pursuant to Section 131 of the Louisiana Business Corporation Law ("LBCL").

         Except under certain circumstances specified in the Merger Agreement, upon termination of the Merger Agreement, no liability will result on the part of either party or their respective directors, officers, employees, agents, or shareholders unless there has been an intentional breach of the Merger Agreement prior to the date of termination.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

         The President and executive officers of the Bank will become officers of Hancock Bank of Louisiana following the Bank Merger. In addition, life insurance policies on Guy C. Billups, Jr., Director of the Bank and Vice Chairman of CBI and W. R. Allison, Director of the Bank and CBI and Senior Vice President of the Bank which are currently being paid by the Bank will be assumed by Hancock Bank of Louisiana and continued to be paid.

EMPLOYEE BENEFITS

         CBI's and Bank's Group Health and Life Benefit Plan will be continued through the Effective Date of the Mergers. Thereafter, all retained employees will be eligible to participate in Hancock Bank MS's Medical Benefit Plan based on the provisions in the Plan. The ninety-day employment period will be waived for eligible retained employees in accordance with Hancock Bank MS's Plan. Hancock Bank will waive pre-existing medical conditions for health insurance purposes as to all retained personnel. CBI's and Bank's 401K Plan will remain operative and in effect through the Effective Date of the Mergers. The Plan will be terminated as of the Effective Date of the Mergers and distributed to vested employees of CBI and Bank in accordance with the terms of the Plan after the normal and customary contributions have been made consistent with past practices. All termination costs will be paid from the Plan's assets. All retained employees will be eligible to enter the Hancock Bank MS Profit Sharing Plan, Hancock Bank MS 401K Plan, and Hancock Bank MS Pension Plan based on the provisions set forth in the respective plans. All retained employees will be granted full credit for all prior service for vesting, eligibility and benefit purposes for the Hancock Bank MS Profit Sharing Plan, for eligibility purposes for the Hancock Bank MS 401K Plan, and for vesting and eligibility purposes for the Hancock Bank MS Pension Plan. All other CBI and Bank benefit plans will continue through the Effective Date of the Mergers. Thereafter, all retained employees will be eligible to participate in all Hancock Bank MS employment benefit plans not set forth above based on the provisions set forth in the plans with full credit for all prior service.

EXPENSES

         HHC and CBI have each agreed to pay their respective costs, fees and expenses incurred in connection with or incidental to the Merger Agreement, including without limitation any fees and disbursements to their respective accountants and counsel. HHC is responsible for preparing the applications, regulatory filings and Registration Statement necessary to obtain approval of the Mergers and the issuance of the HHC Common Stock. CBI is responsible for the cost of its accountants and legal counsel and will bear all costs related to conducting its shareholders' meeting and obtaining shareholder approval of the Merger Agreement and the Mergers.

STATUS UNDER FEDERAL SECURITIES LAWS; CERTAIN RESTRICTIONS ON RESALES OF SECURITIES

         The shares of HHC Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act of 1933, as amended, ("Securities Act") thereby allowing such shares to be sold without restriction by shareholders of CBI or Bank who are not deemed to be "affiliates" (as that term is defined in the rules under the Securities Act) of CBI and Bank and who do not become affiliates of HHC. The shares of HHC Common Stock to be issued to affiliates of CBI or Bank may be resold only pursuant to an effective registration statement, pursuant to Rule 145 under the Securities Act (which, among other things, permits the resale of securities subject to certain volume limitations) or in transactions otherwise exempt from registration under the Securities Act. HHC will not be obligated and does not intend to register its shares under the Securities Act for resale by shareholders who are affiliates.

         Prior to the Effective Date of the Mergers, each such person deemed an affiliate of CBI or Bank will deliver to HHC a letter agreement pertaining to the limitations on the transferability of such affiliate's shares of HHC Common Stock acquired in the Company Merger or Bank Merger, respectively, and whereby such affiliate shall represent and warrant, among other things, that he or she will not sell, pledge, transfer, or otherwise dispose of such shares of HHC Common Stock in violation of the Securities Act or the rule and regulations thereunder.

ACCOUNTING TREATMENT

         HHC and CBI intend to account for the Mergers as a purchase transaction under generally accepted accounting principles. Accordingly, the earnings of CBI will be combined with the earnings of HHC from and after the Effective Date of the Mergers and any goodwill or other intangibles recorded in the transaction will be amortized through charges to income in future periods. See "INFORMATION CONCERNING THE MERGERS -- Accounting Treatment."


            MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS

         Set forth below is a discussion of material federal income tax consequences of the Mergers. The discussion is intended only as a summary and does not purport to be a complete analysis of all potential tax effects relevant to a decision whether to vote for the approval of the Merger Agreement and related Mergers. The discussion is based on current provisions of the Code, regulations thereunder, and applicable judicial and administrative interpretations on the date hereof, any of which is subject to change at any time.

         HHC and CBI expect the Mergers to be a tax-free reorganizations for federal income tax purposes so that no gain or loss will be recognized by CBI's or Bank's shareholders, except to the extent of cash consideration received by shareholders in exchange for CBI Common Stock, Bank Common Stock, fractional shares, or payments received by shareholders upon exercise of their statutory dissenters' rights.

         Consummation of the Mergers is conditioned upon receipt by CBI of an opinion from Watkins Ludlam & Stennis, P.A., to the following effects, among others:

         (i) The Mergers will constitute a reorganization under Section 368 of the Code.

         (ii) No material gain or loss will be recognized by HHC, Hancock Bank, CBI, or Bank as a result of the Mergers.

         (iii) No gain or loss will be recognized by a shareholder of CBI or Bank who receives solely HHC Common Stock in exchange for his CBI or Bank Common Stock. However, because both HHC Common Stock and other consideration will be transferred in exchange for shares of CBI and Bank Common Stock, then, in general, such a shareholder will be required to recognize gain. The amount of gain recognized will not exceed the amount of cash received in the exchange.

         (iv) Cash received in the Mergers by a shareholder of CBI or Bank in lieu of a fractional share interest in HHC Common Stock will be treated under Section 302 of the Code as having been received by shareholder in exchange for such fractional share, and the shareholder generally will recognize gain or loss in such exchange equal to the difference between the cash received and the shareholder's basis allocable to the fractional share. If a fractional share of HHC Common Stock would constitute a capital asset in the hands of the shareholder, any resulting gain or loss will be characterized as capital gain or loss in accordance with the provisions and limitations of Subchapter P of Chapter 1 of the Code.

         (v) A shareholder of CBI or Bank who perfects his statutory dissenters' rights and who receives solely cash in exchange for his CBI or Bank Common Stock will be treated as having received such cash payment as a distribution in redemption of his shares of CBI or Bank Common Stock, subject to the provisions and limitations of Sections 302 and 306 of the Code. After such distribution, if the former shareholder does not actually or constructively own any CBI or Bank Common Stock and if such stock is not treated as "Section 306 stock," the redemption will constitute a complete termination of interest and be treated as a distribution in full payment in exchange for the CBI or Bank Common Stock so redeemed.

         (vi) A shareholder of CBI or Bank who owns 25 or fewer shares of CBI or Bank Common Stock and who receives solely cash in exchange for his CBI or Bank Common Stock will be treated as having received such cash payment as a distribution in redemption of his shares of CBI or Bank Common Stock, subject to the provisions and limitations of Section 302 of the Code. After such distribution, if the former shareholder does not actually or constructively own any CBI or Bank Common Stock, the redemption will constitute a complete termination of interest and be treated as a distribution in full payment in exchange for the CBI or Bank Common Stock so redeemed.

         In connection with the foregoing opinion, counsel will make such factual assumptions as are customary in similar tax opinions, and such factual assumptions may be confirmed by certificates signed by appropriate officers of HHC, Hancock Bank, CBI and Bank. The foregoing opinion cannot be relied upon if any such factual assumptions is, or later becomes, inaccurate. No ruling from the Internal Revenue Service concerning the tax consequences of the Mergers has been requested, and the opinion will not be binding upon the Internal Revenue Service or the courts. If the Mergers are consummated, and it is later determined that the Mergers did not qualify as a tax-free reorganization under the Code, shareholders of CBI and Bank will, in general, recognize taxable gain or loss in the Mergers equal to the difference between the fair market value of the consideration received in the Mergers and their basis in their CBI Common Stock or Bank Common Stock, as the case may be.

         THE FOREGOING ANALYSIS OF FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. SHAREHOLDERS OF CBI AND BANK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS AND OF

OWNERSHIP OF HHC COMMON STOCK, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS.

                               DISSENTERS' RIGHTS

CBI SHAREHOLDERS

         IF A SHAREHOLDER OF CBI COMMON STOCK WHO OBJECTS TO THE COMPANY MERGER AND DESIRES TO PERFECT DISSENTERS' RIGHTS IS NOT TIMELY IN TAKING ANY OF THE FOLLOWING STEPS, THE SHAREHOLDER WILL LOSE THE RIGHT TO DISSENT FROM THE COMPANY MERGER AND THE SHARES OWNED BY SUCH SHAREHOLDER WILL BE CONVERTED AS OF THE EFFECTIVE TIME OF THE COMPANY MERGER INTO THE RIGHT TO RECEIVE HHC COMMON STOCK AND/OR CASH IN ACCORDANCE WITH THE TERMS OF THE COMPANY MERGER AGREEMENT.

         Unless the Company Merger is approved by the holders of at least 80 percent of the total voting power of CBI, Section 131 of the LBCL allows a shareholder of CBI Common Stock who objects to the Company Merger and who complies with the provisions of that section to dissent from the Company Merger and to be paid the fair cash value of his shares of CBI Common Stock, as of the day before the Special Joint Meeting, as determined by agreement between the shareholder and HHC, or by the state district court for the Parish of Tangipahoa if the shareholder and HHC are unable to agree upon the fair cash value of such shares.

         To exercise the right of dissent, a shareholder must (i) file with CBI a written objection to the Company Merger prior to or at the Special Joint Meeting, and (ii) vote his shares against the Company Merger at the Special Joint Meeting. Neither a vote against the Company Merger nor a specification in a proxy to vote against the Company Merger will constitute the necessary written objection to the Company Merger. Moreover, by voting in favor of the Company Merger, by abstaining from voting on the Company Merger, or by returning the enclosed proxy without instructing the proxy holders to vote against the Company Merger, a shareholder waives his rights under Section 131 of the LBCL.

         If the Company Merger is approved by less than 80 percent of the total voting power of CBI, then promptly after the Effective Date of the Company Merger, written notice of consummation of the Company Merger will be given by registered mail to each shareholder who filed a written objection and voted against the Company Merger. Within twenty days of the mailing of such notice, the shareholder must file with HHC a written demand for payment of the fair cash value of his shares as of the day before the Special Joint Meeting and must state the amount demanded and a post office address to which HHC may reply. The shareholder also must deposit the certificate(s) formerly representing his shares of CBI Common Stock in escrow with a bank or trust company located in Tangipahoa Parish, Louisiana. With the above-mentioned demand, the shareholder must also deliver to HHC the written acknowledgment of such bank or trust company that it holds the certificate(s), duly endorsed and transferred to HHC, on the sole condition that the certificate(s) will be delivered to HHC upon payment of the value of the shares in accordance with
Section 131.

         Unless the shareholder objects to and votes against the Company Merger, demands payment, deposits his certificate(s) and delivers the required acknowledgment in accordance with the above mentioned procedures and within the time periods set forth above, the shareholder will conclusively be presumed to have acquiesced to the Company Merger and will forfeit any right to seek payment pursuant to Section 131.

         If HHC does not agree with the fair value demanded by the shareholder, or does not agree that payment is due, it will notify the shareholder within twenty days after receipt of the shareholder's demand and acknowledgment, and state in such notice the value it is willing to pay for the shares or its belief that no payment is due. If the shareholder does not agree to accept the amount offered by HHC, he must, within 60 days after receipt of such notice, file suit against HHC in the state district court for the Parish of Tangipahoa for a judicial determination of the fair cash value of the shares. Any shareholder entitled to file such suit, within such 60-day period but not thereafter, may intervene as a plaintiff in any suit filed against HHC by any other former CBI shareholder for a judicial determination of the fair cash value of such other shareholder's shares. If a shareholder fails to bring or to intervene in such a suit within the applicable 60-day period, he will be deemed to have consented to accept HHC's statement that no payment is due or, if HHC does not contend that no payment is due, to accept the amount specified by HHC in its notice of disagreement.

         If, upon filing of any such suit or intervention, HHC deposits with the court the amount, if any, that it specified in its notice of disagreement, and if in that notice HHC offered to pay such amount to the shareholder on demand, then the costs (not including legal fees) of the suit or intervention will be taxed against the shareholder if the amount finally awarded to him, exclusive of interest or costs, is equal to or less than the amount so deposited; otherwise, the costs (not including legal fees) will be taxed against HHC.

         Upon filing a demand for the value of his shares, a shareholder ceases to have any rights as a shareholder except the rights created by Section 131. The shareholder's demand may be withdrawn voluntarily at any time before HHC gives its notice of disagreement. Withdrawal of a demand thereafter requires the written consent of HHC. If withdrawn, or if the shareholder otherwise loses his dissenters' rights under Section 131, he will be restored to his rights as a shareholder as of the time of filing his demand for fair cash value.

         THE FOREGOING SUMMARY OF DISSENTERS' RIGHTS UNDER THE LBCL IS NECESSARILY INCOMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 131 OF THE LBCL, WHICH IS SET FORTH IN ITS ENTIRETY IN THIS PROSPECTUS/JOINT PROXY STATEMENT AS APPENDIX B.

BANK SHAREHOLDERS

         IF A SHAREHOLDER OF BANK COMMON STOCK WHO OBJECTS TO THE BANK MERGER AND DESIRES TO PERFECT DISSENTERS' RIGHTS IS NOT TIMELY IN TAKING ANY OF THE FOLLOWING STEPS, THE SHAREHOLDER WILL LOSE THE RIGHT TO DISSENT FROM THE BANK MERGER AND THE SHARES OWNED BY SUCH SHAREHOLDER WILL BE CONVERTED AS OF THE EFFECTIVE TIME OF THE BANK MERGER INTO THE RIGHT TO RECEIVE HHC COMMON STOCK AND/OR CASH IN ACCORDANCE WITH THE TERMS OF THE BANK MERGER AGREEMENT.

         The Louisiana Banking Laws (the "LBL") govern the rights of dissenting stockholders of a Louisiana state chartered bank. Holders of Bank Common Stock who vote against the Bank Merger and who comply with the procedural requirements of Section 6:376 of the LBL will be entitled to receive payment of the fair cash value of their shares as of the day before the date of the Special Meeting, as determined by agreement between the shareholders and HHC or by a court of competent jurisdiction if the shareholders and HHC are unable to agree upon the fair cash value, if the Bank Merger is approved by less than eighty percent (80%) of Bank's total voting power. If the Bank Merger is approved by eighty percent (80%) or more of Bank's total voting power, Section 6:376 of the LBL does not afford any dissenter's rights. A copy of this provision is reproduced as Appendix C. Set forth below is a summary of the rights of dissenting Bank shareholders under Louisiana law, which is qualified in its entirety by reference to Appendix C.

         To exercise the right of dissent, a shareholder must (1) file with Bank a written objection to the Bank Merger prior to or at the Special Joint Meeting and (2) vote his shares (in person or proxy) against the Bank Merger at the Special Joint Meeting. Neither a vote against the Bank Merger nor a specification and a proxy to vote against the Bank Merger will in and of itself constitute the necessary written objection to the Bank Merger. Moreover, by voting in favor of, or abstaining from voting on the Bank Merger, or by returning the enclosed proxy without instructing the proxy holder to vote against the Bank Merger, a shareholder waives his rights under Section 376 of the LBL.

         If the Bank Merger is approved by less than eighty percent (80%) of Bank's total voting power, then promptly after the Effective Date of the Bank Merger, HHC will give written notice of the consummation of the Bank Merger by registered mail to each shareholder of Bank who filed a written objection to the Bank Merger and voted against it. Such notice will state only that such Bank Merger has been consummated and will not repeat the requirements stated herein for perfecting dissenters' rights. Within twenty (20) days after the date of mailing of such notice, the shareholder must file with HHC a written demand for payment for his shares at their cash value as of the day before the date of the Special Joint Meeting at which he voted against the Bank Merger and must state the amount demanded and a post office address to which HHC may reply. The shareholder must also deposit the certificate(s) representing his shares of stock of Bank in escrow with a chartered bank or trust company located in the Parish of the registered office of Bank. The registered office of Bank is located in Tangipahoa Parish, Louisiana. With the above mentioned demand, the shareholder must also deliver to HHC the written acknowledgment of such bank or trust company that it holds a certificate(s), duly endorsed and transferred to HHC, upon the sole condition that the certificate(s) will be delivered to HHC upon payment of the value of the shares in accordance with
Section 376 of the LBL. Unless the shareholder objects to or votes against the Bank Merger, demands payment, deposits his certificates and delivers the required acknowledgment in accordance with the aforementioned procedures and within the time period set forth above, the shareholder shall conclusively be presumed to have acquiesced in the Bank Merger and shall lose any right to seek payment pursuant to Section 376 of the LBL.

         If HHC does not agree to the amount demanded by the shareholder, or does not agree that payment is due, it will, within twenty (20) days after receipt of such demand and acknowledgment, notify such shareholder in writing of either (1) the amount it will agree to pay or (2) that it does not believe that any payment is due. If the shareholder does not agree to accept the offered amount, or disagrees with HHC's assertion that no payment is due, the shareholder must, within sixty (60) days after the receipt of such notice, file suit against HHC in the District Court for the Parish of Tangipahoa for a judicial determination of the fair cash value of the shares. Any shareholder entitled to file such suit may, within such sixty (60) day period, but not thereafter, intervene as a plaintiff in any such suit filed against HHC by another shareholder of Bank for a judicial determination of the fair cash value of such other shareholders' shares. If a shareholder fails to bring or to intervene in such a suit within the applicable sixty (60) day period, the shareholder will be deemed to have consented to accept HHC's statement that no payment is due or, if HHC does not contend that no payment is due, to accept the amount specified by HHC in its notice of disagreement.

         When the fair value of the shares has been agreed upon between the shareholder and HHC or when HHC has become liable for the value demanded by the shareholder because of its failure to give notice of disagreement and of the value it will pay or when the shareholder has become bound to accept the value HHC agrees is due because of his failure to bring suit within sixty days after receipt of HHC's notice of disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon or the liability of HHC became fixed.

         If HHC, in its notice of disagreement, offered to pay the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder, HHC deposits with the court the amount, if any, which it specified in its notice of disagreement then the cost of the suit or intervention will be charged to the shareholder if the amount finally awarded to the shareholder, exclusive of interests and costs, is equal to or less than the amount so deposited; otherwise, the cost and judicial interest on the amount of the award in excess of the amount so deposited, will be charged to HHC.

         Upon filing a demand for the value of his shares, a shareholder ceases to have any rights of a shareholder except the rights created by Section 376 of the LBL. The shareholders demand may be withdrawn voluntarily at any time before HHC gives it's notice of disagreement, but thereafter only with the written consent of HHC. If withdrawn, or if the shareholder otherwise loses his dissenters' rights, such shareholder will be restored to his rights as a shareholder of HHC as of the time of filing of his demand for value.

         Prior to the Special Joint Meeting, dissenting shareholders of CBI or Bank should send any communication regarding their rights to Sandra Hendon, Cashier, Community State Bank, 120 S. Oak Street, Hammond, Louisiana 70403. Between the date of the Special Joint Meeting and the Effective Date of the Mergers any communications regarding dissenters rights should also be addressed by the shareholders to Sandra Hendon, Cashier, Community State Bank, 120 S. Oak Street, Hammond, Louisiana 70403. On or after the Effective Date of the Mergers, dissenting shareholders should send any communication regarding their rights to Charles A. Webb, Jr., Secretary, Hancock Holding Company, Post Office Box 4019, Gulfport, Mississippi 39502. All communications of dissenting shareholders should be signed by or on behalf of the dissenting shareholder in the form in which the shareholders' shares are registered on the books of CBI or Bank.

     The following unaudited pro forma combined financial statements are presented, assuming the mergers of HHC and CBI as well as the subsequent merger of the combined entity with Southeast will be accounted for using the purchase method of accounting and subject to the purchase adjustments noted below, to reflect the combination of the historical consolidated financial statements of the respective companies for the following periods. The unaudited pro forma combined balance sheet assumes the mergers were consumated on June 30, 1996. The unaudited pro forma combined statements of income assumes the mergers were consumated as of the beginning of the periods presented. The unaudited pro forma combined financial statements give effect of the issuance of approximately 447,000 shares of HHC Common Stock and the payment of approximately $5.6 million in cash in connection with the merger of CBI and of the issuance of approximately 104,500 shares of HHC Common Stock and the payment of approximately $3.7 million in cash in connection with the merger of Southeast.

     The unaudited pro forma information does not purport to represent what HHC's, CBI's and Southeast's combined results of operations actually would have been if the respective mergers had occurred as of the dates indicated or will be for any future period. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of CBI and HHC contained elsewhere or incorporated by reference herein.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JUNE 30, 1996
(Amounts in thousands)

                                                                                    CBI
                                                                                 PRO FORMA
                                                                                ADJUSTMENTS
                                                                           -------------------
                                                      HHC          CBI      DEBITS     CREDITS     SOUTHEAST
                                                  ----------     -------   --------    -------     ---------

ASSETS:
   Cash and due from banks                          $145,223      $6,121                 5,626 (A)   $2,148
   Interest bearing time deposits with other banks     2,945           0                                492
   Securities available-for-sale                     108,169           0                              5,262
   Securities held-to-maturity                       807,932      43,078                   400 (B)    3,381
   Federal funds sold and securities purchased
       under agreements to resell                     72,175       3,450                                200
   Loans, net of unearned income                   1,070,561      36,342                             23,751
       Less:  Reserve for loan losses                (17,698)       (475)                              (381)
                                                  ----------     -------                            -------
           Loans, net                              1,052,863      35,867                             23,370
   Property and equipment                             38,599       1,423       110 (B)                1,457
   Other real estate                                     749         213                                288
   Other assets                                       47,702         984    11,139 (A)                  483
                                                  ----------     -------                            -------
     TOTAL ASSETS                                 $2,276,357     $91,136                            $37,081
                                                  ==========     =======                            =======
LIABILITIES:
  Deposits:
     Non-interest bearing demand                    $483,335     $15,132                             $5,514
     Interest bearing savings, NOW, money market
        and other time                             1,455,780      64,288                             27,461
                                                  ----------     -------                            -------
          Total Deposits                           1,939,115      79,420                             32,975
  Federal funds purchased and securities sold
      under agreements to repurchase                  82,732           0                                  0
  Other liabilities                                   18,028         744       100 (C)                  294
   Long-term bonds and notes                           2,035           0                                  0
                                                  ----------     -------                            -------
     TOTAL LIABILITES                              2,041,910      80,164                             33,269
                                                  ----------     -------                            -------
MINORITY INTEREST                                          0         161       161 (A)                    0

STOCKHOLDERS' EQUITY
  Common Stock                                        30,043         437       437 (A)   1,487 (A)    2,282
  Capital surplus                                    130,000       2,664     2,664 (A)  14,808 (A)    1,439
  Undivided profits                                   75,107       7,710     7,710 (A)                  153
  Unrealized loss on securities available-for-sale      (703)          0                                (62)
                                                  ----------     -------                            -------
      TOTAL STOCKHOLDERS' EQUITY                     234,447      10,811                              3,812
                                                  ----------     -------                            -------
      TOTAL LIABILITIES AND EQUITY                $2,276,357     $91,136   $22,321     $22,321      $37,081
                                                  ==========     =======   =======     =======      =======

                                                           SOUTHEAST
                                                           PRO FORMA
                                                          ADJUSTMENTS
                                                    ----------------------          PRO FORMA
                                                    DEBITS         CREDITS             HHC
                                                    ------         -------          ---------

ASSETS:
   Cash and due from banks                                          3,735 (D)         $144,131
   Interest bearing time deposits with other banks                                       3,437
   Securities available-for-sale                                                       113,431
   Securities held-to-maturity                                         77 (E)          853,914
   Federal funds sold and securities purchased
       under agreements to resell                                                       75,825
   Loans, net of unearned income                                                     1,130,654
       Less:  Reserve for loan losses                                                  (18,554)
                                                                                    ----------
           Loans, net                                                                1,112,100
   Property and equipment                               43 (E)                          41,632
   Other real estate                                                                     1,250
   Other assets                                      3,834 (D)                          64,142

     TOTAL ASSETS                                                                   $2,409,862
                                                                                    ==========
LIABILITIES:
  Deposits:
     Non-interest bearing demand                                                      $503,981
     Interest bearing savings, NOW, money market
        and other time                                                               1,547,529
                                                                                    ----------
          Total Deposits                                                             2,051,510
  Federal funds purchased and securities sold
      under agreements to repurchase                                                    82,732
  Other liabilities                                     12 (F)                          18,954
   Long-term bonds and notes                                                             2,035
                                                                                    ----------
     TOTAL LIABILITES                                                                2,155,231
                                                                                    ----------
MINORITY INTEREST                                                                            0

STOCKHOLDERS' EQUITY
  Common Stock                                       2,282 (D)        348 (D)           31,878
  Capital surplus                                    1,439 (D)      3,541 (D)          148,349
  Undivided profits                                    153 (D)                          75,107
  Unrealized loss on securities available-for-sale                     62 (D)             (703)
                                                                   ------           ----------
      TOTAL STOCKHOLDERS' EQUITY                                                       254,631
                                                                                    ----------
      TOTAL LIABILITIES AND EQUITY                  $7,763         $7,763           $2,409,862
                                                    ======         ======           ==========

NOTES
(A) To record the issuance of approximately 447,000 shares of HHC stock and approximately $5.6 million in cash in connection with the acquisition of CBI under the purchase method of accounting resulting in goodwill of approximately $11.1 million and the elimination of the capital and minority interest accounts of CBI.

(B) To record estimated market value adjustment to the securities portfolio and land of CBI.

(C) To record deferred taxes associated with market adjustments to CBI's securities portfolio.

(D) To record the issuance of approximately 104,500 shares of HHC stock and approximately $3.7 million in cash in connection with the acquisition of Southeast under the purchase method of accounting resulting in goodwill of approximately $3.8 million and the elimination of the capital and minority interest accounts of Southeast.

(E) To record estimated market value adjustment to the securities portfolio and land of Southeast.

(F) To record deferred taxes associated with market adjustments to Southeast's securities portfolio.

HANCOCK HOLDING COMPANY
UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
SIX MONTHS ENDED JUNE 30, 1996

(Amounts in thousands except per share data)

                                                                                                           PROFORMA
                                                                                                          ADJUSTMENTS
                                                                                                  ------------------------
                                                                     HHC         COMMUNITY          DEBITS         CREDITS
                                                                   -------       ---------        -----------      -------
INTEREST INCOME
   Interest and fees on Loans                                      $51,858          $1,629
   Interest on securities:
     U.S. Treasury securities                                        7,160               0
     U.S. government securities and obligations
           of U.S. government agencies                              17,108           1,202
     Obligations of state and political subdivisions                 1,734             103
   Interest on federal funds sold and securities
           purchased under agreements to resell                      3,534             124          140 (G)
   Interest on time deposits and other interest                      3,358               0
                                                                   -------           -----
             TOTAL INTEREST INCOME                                  84,752           3,058
                                                                   -------           -----
INTEREST EXPENSE
   Interest  on  deposits                                           30,276           1,442
   Interest on federal funds purchased and
     securities sold under agreements to repurchase                  1,829               0
   Interest on bonds, notes and other                                  151               0
                                                                   -------           -----
             TOTAL INTEREST EXPENSE                                 32,256           1,442
                                                                   -------           -----
NET INTEREST INCOME                                                 52,496           1,616
   Provision for possible loan losses                                1,801              20
                                                                   -------           -----
NET INTEREST INCOME AFTER PROVISION FOR
          POSSIBLE LOAN LOSSES                                      50,695           1,596
                                                                   -------           -----
NONINTEREST EXPENSE
   Service charges on deposits                                       8,356             415
   Trustfees                                                         1,153               0
   Other charges, fees and operating income                          2,797             115
   Securities gains (losses)                                           (34)             65
                                                                   -------           -----
             TOTAL NONINTEREST INCOME                               12,272             595
                                                                   -------           -----
NONINTEREST EXPENSE
   Salaries and employee benefits                                   20,770             690
   Occupancy and equipment expense, net                              7,604             283
   Other operating expenses                                         11,036             352          375 (H)
                                                                   -------           -----
             TOTAL NONINTEREST EXPENSE                              39,410           1.325
                                                                   -------           -----
EARNINGS BEFORE INCOME TAXES                                        23,557             866
   Income tax expense                                                7,757             275            0            50 (I)
                                                                   -------           -----          ---            --
NET EARNINGS                                                       $15,800           $ 591          515            50
                                                                   =======           =====          ===            ==
EARNINGS PER SHARE                                                   $1.78
AVERAGE SHARES                                                       8,880

                                                                                         PROFORMA
                                                                                        ADJUSTMENTS
                                                                                   ------------------------         PRO FORMA
                                                                     Southeast     DEBITS           CREDITS             HHC
                                                                     ---------     ------           -------          --------
INTEREST INCOME
   Interest and fees on Loans                                         $1,111                                          $54,598
   Interest on securities:
     U.S. Treasury securities                                              0                                           $7,160
     U.S. government securities and obligations
           of U.S. government agencies                                   243                                           18,553
     Obligations of state and political subdivisions                       0                                            1,837
   Interest on federal funds sold and securities
           purchased under agreements to resell                           21           93 (J)                           3,446
   Interest on time deposits and other interest                            3                                            3,361
                                                                       -----                                          -------
             TOTAL INTEREST INCOME                                     1,378                                           88,955
                                                                       -----                                          -------
INTEREST EXPENSE
   Interest  on  deposits                                                588                                           32,306
   Interest on federal funds purchased and
     securities sold under agreements to repurchase                        5                                            1,834
   Interest on bonds, notes and other                                      0                                              151
                                                                       -----                                          -------
             TOTAL INTEREST EXPENSE                                      593                                           34,291
                                                                       -----                                          -------
NET INTEREST INCOME                                                      785                                           54,664
   Provision for possible loan losses                                      0                                            1,821
                                                                       -----                                          -------
NET INTEREST INCOME AFTER PROVISION FOR
          POSSIBLE LOAN LOSSES                                           785                                           52,843
                                                                       -----                                          -------
NONINTEREST EXPENSE
   Service charges on deposits                                           204                                            8,975
   Trustfees                                                               0                                            1,153
   Other charges, fees and operating income                              112                                            3,024
   Securities gains (losses)                                              12                                               43
                                                                       -----                                          -------
             TOTAL NONINTEREST INCOME                                    328                                           13,195
                                                                       -----                                          -------
NONINTEREST EXPENSE
   Salaries and employee benefits                                        313                                           21,773
   Occupancy and equipment expense, net                                  116                                            8,003
   Other operating expenses                                              340          128 (K)                          12,231
                                                                       -----                                          -------
             TOTAL NONINTEREST EXPENSE                                   769                                           42,007
                                                                       -----                                          -------
EARNINGS BEFORE INCOME TAXES                                             344                                           24,031
   Income tax expense                                                     86            0             33 (L)            8,035
                                                                       -----          ---             --              -------
NET EARNINGS                                                            $258          221             33              $15,996
                                                                       =====          ===             ==              =======
EARNINGS PER SHARE                                                                                                      $1.70
AVERAGE SHARES                                                                                                          9,432


NOTES
(G) To record imputed interest of 5.00% on the $5.6 million cash portion of the purchase price which assumes a reduction in federal fund sold balances.

(H) To record amortization of goodwill over 15 years using a straight line basis.

(I) To record the tax effect of the pro forma adjustments.

(J) To record imputed interest of 5.00% on the $3.7 million cash portion of the purchase price which assumes a reduction in federal fund sold balances.

(K) To record amortization of goodwill over 15 years using a straight line basis.

(L) To record the tax effect of the pro forma adjustments.

HANCOCK HOLDING COMPANY
UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 1995

(Amounts in thousands except per share data)

                                                                                   PRO FORMA
                                                                                   ADJUSTMENTS
                                                                                ------------------
                                                            HHC    COMMUNITY    DEBITS     CREDITS   Southeast
                                                          -------       ----    ------      ------   ---------
INTEREST INCOME
    Interest and fees on Loans                            $97,626     $3,012                          $2,104
    Interest on securities:
        U.S. government securities and obligations
                of U.S. government agencies                48,294      2,296                             419
        Obligations of state and political subdivisions     3,527        171                               0
    Interest on federal funds sold and securities
                purchased under agreements to resell        5,820        268       280 (G)               145
    Interest on time deposits and other interest            6,262          0                               0
                                                          -------       ----    ------      ----        ----
            TOTAL INTEREST INCOME                         161,529      5,747                           2,668
                                                          -------       ----    ------      ----        ----
INTEREST EXPENSE
    Interest on deposits                                   57,612      2,602                           1,035
    Interest on federal funds purchased and
        securities sold under agreements to repurchase      3,082          7                               0
    Interest on bonds, notes and other                        468          0                               0
                                                          -------       ----    ------      ----        ----
            TOTAL INTEREST EXPENSE                         61,162      2,609                           1,035
                                                          -------       ----    ------      ----        ----
NET INTEREST INCOME                                       100,367      3,138                           1,633
    Provision for possible loan losses                      4,425          0                            (134)
                                                          -------       ----    ------      ----        ----
NET INTEREST INCOME AFTER PROVISION FOR
             POSSIBLE LOAN LOSSES                          95,942      3,138                           1,767
                                                          -------       ----    ------      ----        ----
NONINTEREST EXPENSE
    Service charges on deposits                            15,040        851                             381
    Trust fees                                              2,525          0                               0
    Other charges, fees and operating income                6,440         90                              57
    Securities gains (losses)                                 (49)         9                               2
                                                          -------       ----    ------      ----        ----
            TOTAL NONINTEREST INCOME                       23,956        950                             440
                                                          -------       ----    ------      ----        ----
NONINTEREST EXPENSE
    Salaries and employee benefits                         41,319      1,459                             684
    Occupancy and equipment expense, net                   13,720        576                             167
    Other operating expenses                               24,777        835       750 (H)               684
                                                          -------       ----    ------      ----        ----
            TOTAL NONINTEREST EXPENSE                      79,816      2,870                           1,535
                                                          -------       ----    ------      ----        ----
EARNINGS BEFORE INCOME TAXES                               40,082      1,218                             672
    Income tax expense                                     13,065        333         0       100 (I)     (40)
                                                          -------       ----    ------      ----        ----
NET EARNINGS                                              $27,017       $885    $1,030      $100        $712
                                                          =======       ====    ======      ====        ====
EARNINGS PER SHARE                                          $3.05
AVERAGE SHARES                                              8,853


                                                                      PRO FORMA
                                                                     ADJUSTMENTS
                                                                  -----------------    PRO FORMA
                                                                  DEBITS    CREDITS       HHC
                                                                  ------    -------    ---------
INTEREST INCOME
    Interest and fees on Loans                                                         $102,742
    Interest on securities:
        U.S. government securities and obligations
                of U.S. government agencies                                              51,009
        Obligations of state and political subdivisions                                   3,698
    Interest on federal funds sold and securities
                purchased under agreements to resell               185 (J)                5,768
    Interest on time deposits and other interest                                          6,262
                                                                                        -------
            TOTAL INTEREST INCOME                                                       169,479
                                                                                        -------
INTEREST EXPENSE
    Interest on deposits                                                                 61,249
    Interest on federal funds purchased and
        securities sold under agreements to repurchase                                    3,089
    Interest on bonds, notes and other                                                      468
                                                                                        -------
            TOTAL INTEREST EXPENSE                                                       64,806
                                                                                        -------
NET INTEREST INCOME                                                                     104,673
    Provision for possible loan losses                                                    4,291
                                                                                        -------
NET INTEREST INCOME AFTER PROVISION FOR
             POSSIBLE LOAN LOSSES                                                       100,382
                                                                                        -------
NONINTEREST EXPENSE
    Service charges on deposits                                                          16,272
    Trust fees                                                                            2,525
    Other charges, fees and operating income                                              6,587
    Securities gains (losses)                                                               (38)
                                                                                        -------
            TOTAL NONINTEREST INCOME                                                     25,346
                                                                                        -------
NONINTEREST EXPENSE
    Salaries and employee benefits                                                       43,462
    Occupancy and equipment expense, net                                                 14,463
    Other operating expenses                                       255 (K)               27,301
                                                                                        -------
            TOTAL NONINTEREST EXPENSE                                                    85,226
                                                                  ----       ---        -------
EARNINGS BEFORE INCOME TAXES                                                             40,502
    Income tax expense                                               0        65 (L)     13,193
                                                                  ----       ---        -------
NET EARNINGS                                                      $440       $65        $27,309
                                                                  ====       ===        =======
EARNINGS PER SHARE                                                                        $2.90
AVERAGE SHARES                                                                            9,405

NOTES
(G) To record imputed interest of 5.00% on the $5.6 million cash portion of the purchase price which assumes a reduction in federal fund sold balances.

(H) To record amortization of goodwill over 15 years using a straight line basis.

(I)  To record the tax effect of the pro forma adjustments.
(J) To record imputed interest of 5.00% on the $3.7 million cash portion of the purchase price which assumes a reduction in federal fund sold balances.

(K) To record amortization of goodwill over 15 years using a straight line basis.

(L)  To record the tax effect of the pro forma adjustments.

                  CERTAIN INFORMATION CONCERNING CBI AND BANK

PRINCIPAL BUSINESS

         Community Bancshares, Inc. CBI was organized on October 9, 1981, as a business corporation under the laws of the State of Louisiana to acquire Bank and to engage in activities related to the operation of a bank holding company. In 1981 CBI acquired approximately 98.5% of the capital stock of Bank and became a one-bank holding company subject to regulation under the BHCA. At June 30, 1996, CBI had total consolidated assets of approximately $91.1 million and shareholders equity of approximately $10.8 million. CBI is domiciled in Independence, Louisiana and its principal executive offices are located at 120
S. Oak Street, Hammond, Louisiana 70403 and its telephone number is (504) 345-8161.

         Community State Bank. Bank, organized on May 31, 1944, provides traditional consumer and commercial deposit and loan services to individuals, families and businesses in Tangipahoa Parish, Louisiana. Bank also provides traditional consumer and commercial deposit and loan services to individuals, families and businesses in the neighboring parish of Livingston. The Bank's services are delivered through a network of four (4) full service locations, including a main office in Independence and three branches, two (2) of which are located in Hammond, and one (1) branch located in Loranger, Louisiana. In addition to traditional bank services, Bank offers mortgage loans, VISA/Mastercard, and limited trust services. Bank's deposits are insured by the FDIC. At June 30, 1996, Bank had total assets of approximately $91.1 million and total deposit liabilities of approximately $79.4 million. Bank is domiciled in Independence, Louisiana and its principal executive office is located at 120 S. Oak Street, Hammond, Louisiana 70403 and its telephone number is (504) 345-8161.

COMPETITION

         Bank's primary market area, Tangipahoa Parish, has a current population of approximately 91,972.

         Competition among banks for loan customers is generally governed by such factors as loan terms, including interest charges, restrictions on borrowers and compensating balances, and other services offered by such banks. Bank competes with numerous other commercial banks, savings and loan associations and credit unions for customer deposits, as well as with a broad range of financial institutions in consumer and commercial lending activities. In addition to thrift institutions, other businesses in the financial services industry compete with Bank for retail and commercial deposit funds and for retail and commercial loan business. Competition for loans and deposits is intense among the financial institutions in Bank's primary market area, including those located in the surrounding parishes.

         Currently, all state banks organized under the law of the State of Louisiana are permitted to establish branches on a statewide basis. Louisiana's banking laws also permit bank holding companies domiciled in any other state to acquire Louisiana banks and bank holding companies. Unless state legislatures elect otherwise, under recent federal banking legislation, banks will be allowed to establish interstate branches beginning June 1, 1997.

         At present, several bank holding companies with greater resources than those of CBI have acquired banks or established branches in CBI's market area and are continuing to do so. The size of these institutions allows certain economies of scale that permit their operation on a narrower profit margin than would be appropriate for Bank. Bank has also experienced some competitive pressure on the interest rates that it is able to charge on its new loans.

SEASONALITY OF BUSINESS AND CUSTOMERS

         Bank deposits represent a cross-section of the area's economy and there is no material concentration of deposits from any single customer or group of customers. No significant portion of Bank's loans is concentrated within a single industry or group of related industries. Historically, the business of Bank has not been seasonal in nature and management of Bank does not anticipate any seasonal trends in the future. Bank does not rely on foreign sources of funds or income.

EMPLOYEES

         As of the date of this Prospectus/Joint Proxy Statement, CBI and Bank have, in the aggregate, approximately 49 full-time employees and 8 part-time employees. None of such employees are represented by labor unions. Management of CBI considers its relationship with its employees to be good.

PROPERTY

         CBI and Bank have four offices located in Tangipahoa Parish, Louisiana, including the executive offices of CBI and Bank, located at 120 S. Oak Street, Hammond, Louisiana 70403. All of the offices and the premises on which they are located are owned by Bank and are not subject to any mortgages or encumbrances.

LEGAL PROCEEDINGS

         CBI and Bank normally are parties to and have pending routine litigation arising from their regular business activities of furnishing financial services, including providing credit and collecting secured and unsecured indebtedness. In some instances, such litigation involves claims or counterclaims against CBI and Bank, or either of them. As of June 30, 1996, CBI and Bank did not have any litigation pending other than ordinary routine litigation incidental to their business that was not material in amount in respect of CBI's assets on a consolidated basis.

STOCK PRICES AND DIVIDENDS

         Market Prices. There is no established public trading market for the CBI or Bank Common Stock. These securities are not traded on any exchange and are not quoted on an automated system of a registered securities association.

         At the Record Date, there were 164 shareholders of record of CBI Common Stock and 87,494 shares of CBI Common Stock issued and outstanding. In addition, there were 29 shareholders of record of Bank Common Stock and 72,050 shares of Bank Common Stock issued and outstanding.

         CBI Cash Dividends. In 1994, CBI paid a cash dividend of $3.75 per share on its Common Stock representing a total cash dividend payment of $328,102. In 1995, CBI paid a cash dividend of $3.75 per share on its Common Stock for a total cash dividend payment of $328,102, and year- to-date 1996, CBI has paid a cash dividend of $2.40 per share for a total cash dividend payment of $209,985.

         Bank Cash Dividends. In 1994, Bank paid a cash dividend of $4.65 per share on its Common Stock representing a total cash dividend payment of $335,032. In 1995, Bank paid a cash dividend of $4.65 per share on its Common Stock for a total cash dividend payment of $335,032, and year-to-date 1996, Bank has paid a cash dividend of $3.33 per share for a total cash dividend payment of $239,926.

         Federal bank regulatory authorities have the power under the Financial Institutions Supervisory Act to prohibit a bank from engaging in an unsafe or unsound practice. The payment of a dividend by a bank could, depending on the financial condition of the bank and other factors, be deemed an unsafe or unsound practice. The ability of CBI to pay dividends to its shareholders in the future is dependent upon the ability of Bank to pay dividends to it.

         Under the Merger Agreement, CBI and Bank are prohibited from declaring or paying any dividends on CBI Common Stock and Bank Common Stock, respectively, unless the Merger Agreement is terminated; provided however, CBI and/or Bank may, to the extent lawfully permitted, declare and pay dividends for the purpose of allowing CBI's and Bank's shareholders to receive the normal and customary third quarter 1996 dividend in the amount of $.90 and $1.11 per outstanding share of CBI Common Stock and Bank Common Stock, respectively.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), direct or indirect, of CBI Common Stock and Bank Common Stock for (i) each person who is the beneficial owner of more than five percent of any class of the outstanding voting securities of CBI or Bank; (ii) each director of CBI and Bank, and each executive officer of CBI and Bank, and (iii) all directors and executive officers of CBI and Bank as a group. Unless otherwise indicated, all shares indicated as beneficially owned are held with sole voting and investment power. There are no shares of Bank Common Stock owned by any director or executive officer of CBI or Bank.

 NAME AND ADDRESS                              AMOUNT AND NATURE OF          PERCENT
 OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP          OF CLASS
                                                OF CBI COMMON STOCK
- -------------------------------------------------------------------------------------------
 Terrell A. Adams                                       200                     *
 211 North Holly
 Hammond, LA 70401

 W. R. Allison                                         1,220                  1.39%
 P. O. Box 1420
 Gulfport, MS 39501

 Guy C. Billups, Jr.                                  28,012                  32.02%
 P. O. Box 1420
 Gulfport, MS 39501

 Guy C. Billups, III                                   2,981                  3.41%
 P. O. Box 1420
 Gulfport, MS 39501

 Annie D. Biundo                                       2,981                  3.41%
 3101 Lake Palourde Drive
 Morgan City, LA 70380

 Joseph J. Biundo, Jr.                                 1,022                  1.17%
 4927 Folse Drive
 Metairie, LA 70001

 Dr. Charles R. Genovese                               1,000                  1.14%
 P. O. Box 98
 Independence, LA 70443

 NAME AND ADDRESS                              AMOUNT AND NATURE OF          PERCENT
 OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP          OF CLASS
                                                OF CBI COMMON STOCK
- -------------------------------------------------------------------------------------------
 Richard S. Sanders                                     740                     *

 44316 W. Pleasant Ridge Road
 Hammond, LA 70403


 Dr. R. E. L. Stuart, Jr.                               200                     *
 14267 J B Cutrer Road
 Kentwood, LA 70444

 Rene J. C. Tricou, Jr.                                 605                     *
 2405 South Morrison Blvd.
 Hammond, LA 70403

 G. F. Tycer, Jr.                                       200                     *
                                                     ---------              ---------
 P. O. Box 159
 Natalbany, LA 70451


 ALL DIRECTORS AND EXECUTIVE                          39,161                  44.76  %
                                                    ==========              =========
 OFFICERS AS A GROUP (11 PERSONS)

______________________________

*  Indicates less than one percent.

        COMMUNITY BANCSHARES, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



The following discussion provides certain information concerning the financial condition and results of operations of Community Bancshares, Inc., ("Community") for the periods ending June 30, 1995 and 1996. The financial position and results of operations of Community were due primarily to its banking subsidiary Community State Bank. Management's discussion should be read in conjunction with the financial statements.

OVERVIEW

Net income through June 30, 1996 totaled $583,000 compared to $316,000 for the same period 1995. Return on average assets was approximately 1.26% and return on average equity was approximately 11.0% through June 30, 1996, compared to
 .74% and 6.36% respectively for June 30, 1995. The major contributing factor in the increase in income from 1996 to 1995 was the reduction of other operating expenses and the increase in other operating income.

Net interest income increased slightly from 1995 to 1996. The net margin, the percentage of net interest income to net earning assets, increased slightly from 1995 to 1996.

Assets in 1996 increased by $6,674,000 or 7.9% from 1995 caused by an increase in deposits and equity during the period.

Securities held to maturity at June 30, 1996 were $43,078,000 compared to $39,632,000 at June 30, 1995.


Loans totaled $36,342,000 at June 30, 1996 compared to $33,853,000 at June 30, 1995. This increase was caused by an increase in the loan demand in the Bank's marketing area.

PROVISIONS FOR LOAN LOSSES

The provisions for loan losses charged to operating expenses is the result of a continuing review and assessment of the loan portfolio, taking into consideration the history of charge-offs in the loan portfolio by category, the current economic conditions in the lending area, the payment history, ability to repay, and strength of collateral of specific borrowers and other relevant factors. The 1996 provision was $20,000 compared to $0 for 1995. Recoveries in 1996 were $17,000 compared to $84,000 in 1995. Loans charged-off declined from the 1995 figure of $63,000 to $21,000 in 1996. The loan loss allowance as a percentage of outstanding loans decreased from 1.46% in a June 30, 1995 to 1.31% at June 30, 1996. Loans past due ninety (90) days or more and non-accrual loans increased in 1996 to $199,000 at June 30, 1996 compared to $177,000 at June 30, 1995.

OTHER OPERATING INCOME

Other operating income in 1996 totaled $595,000 compared to $409,000 in 1995. The increase was caused mostly by the increase in service charges and other related fees on deposit accounts and the recovery of securities previously charged down during 1996.

OTHER OPERATING EXPENSES

Other operating expenses decreased $190,000 or 12.54% from 1995 to 1996. This decrease was caused by a decrease in salaries and employees' benefits and the F.D.I.C. Assessment.

INCOME TAX EXPENSE

Income tax expense increased by $144,000 from 1995 to 1996 and approximated 32% of income before income taxes and minority interest in 1996 and 29% in 1995.

SECURITIES

In May 1993 the FASB issued SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." This standard required Community to classify its securities portfolio into securities held for trading, securities held to maturity and securities available for sale. Community adopted this accounting standard effective December 31, 1993, however, the adoption had no effect on the financial position of the company in 1995 or 1996 because all securities were classified to be held until maturity. Securities increased to $43,078,000 at June 30, 1996, from $39,632,000 at June 30, 1995.

The carrying amount of securities at the dates indicated is set forth in the table below:

                          HELD TO MATURITY SECURITIES


                                                          June 30, 1996              June 30, 1995
                                                     --------------------     ---------------------
U.S. Treasury                                        $          5,996,000        $        7,000,000
U.S. Gov't. Agencies                                           34,634,000                30,053,000
State & Political Subd.                                         2,448,000                 2,579,000
                                                     --------------------     ---------------------

         Total                                       $         43,078,000        $       39,632,000
                                                     ====================     =====================

LOANS

Loans outstanding at June 30, 1996 totaled $35,867,000 net of the allowance for loan losses compared to $33,359,000 at June 30, 1995.

NON-ACCRUAL LOANS

Non-accrual loans are loans on which the accrual of interest income has been discontinued and previously accrued interest has been reversed because the borrower's financial condition has deteriorated to the extent that the collection of principal and interest is doubtful. Until the loan is returned to performing status, generally as the result of the full payment of all past due principal and interest, interest income is recorded on the cash basis. Non-accrual loans totaled $129,000 at June 30, 1996 compared to $172,000 at June 30, 1995.

OTHER REAL ESTATE OWNED

Foreclosed properties held in the other real estate owned account decreased from $242,000 at June 30, 1995 to $213,000 at June 30, 1996. The 1996 balance represents 0.23% of assets compared to .28% of assets in 1995.

SUMMARY OF LOAN LOSS EXPERIENCE

The loan loss experience for the two periods ending June 30, 1996 and 1995 is summarized in the following table:


                                                                                  June 30,
                                                                 ------------------------------------------
                                                                           1996                   1995
                                                                 -------------------    -------------------
Balances at beginning of period                                  $           459,000    $           473,000
Provision charged to expense                                                  20,000
Loans charged off                                                            -21,000                -63,000
Recoveries                                                                    17,000                 84,000
                                                                 -------------------    -------------------

Balance at end of period                                         $           475,000    $           494,000
                                                                 ===================    ===================

DEPOSITS

Total deposits at June 30, 1996 were $79,420,000 up $5,645,000 from June 30,
1995.

CAPITAL RESOURCES

Community maintains adequate capital for regulatory purposes and has sufficient capital to absorb the risks inherent in the business. Risk-based capital requirements have been established that weight different assets according to the level of risk associated with that type of assets. Risk-based capital at June 30, 1996 was $11,438,000 compared to $10,520,000 at June 30, 1995. The capital position is considered strong. The increasing trend in capital is the result of earnings and a moderate dividend policy.

FOR THE YEARS DECEMBER 31, 1995 AND 1994

The following discussion provides certain information concerning the financial condition and results of operations of Community for the years ended December 31, 1995 and 1994. The financial position and results of operations of Community were due primarily to its banking subsidiary Community State Bank. Management's discussion should be read in conjunction with the financial statements and accompanying notes for the years ended December 31, 1995 and 1994 included elsewhere herein.

OVERVIEW

Net income for 1995 totaled $871,718, compared to $1,041,088 for 1994. Return on average assets was 1.02% and return on average equity was 8.51% for 1995, compared to 1.22% and 10.69%, respectively, for 1994.

Net interest income decreased from 1994 to 1995. The net margin, the percentage of net interest income to net earning assets, decreased slightly in 1995, an indication of the continual low interest rates on earning assets and increased rates on deposits. Average earning assets comprised 91.69% and 91.65% of total average assets in 1995 and 1994, respectively.

Assets in 1995 increased by $7,226,588, or 8.38%, from 1994 caused by an increase in customer deposits of $6,387,907, or 8.42%.

Securities at December 31, 1995 were $38,930,102, compared to $44,060,074 at December 31, 1994. This change was caused by a shift in funds from government securities to Federal Funds sold from 1994 to 1995. Loans totaled

$34,431,581 at December 31, 1995 and averaged 48.46% of earning assets in 1995. The remaining earnings assets of Community consisted of Federal Funds Sold.
The net yield on securities declined .17% from 1994 to 1995. The net yield on loans increased .38% during the same period.

Loan demand continued to improve in 1995. Net loans increased by $4,115,498 from 1994 to 1995.

PROVISION FOR LOAN LOSSES

The provision for loan losses charged to operating expenses is the result of a continuing review and assessment of the loan portfolio, taking into consideration the history of charge-offs in the loan portfolio by category, the current economic conditions in the lending area, the payment history, ability to repay, and strength of collateral of specific borrowers, and other relevant factors. The 1995 provision was -0-, compared to -0- in 1994. Recoveries in 1995 were $140,995, compared to $60,592 in 1994. Loans charged off increased from the 1994 figure of $57,701 to $156,012 in 1995.


Community maintains an allowance for loan losses which it believes is adequate to absorb reasonably foreseeable losses in the loan portfolio. The allowance for loan losses decreased $15,017 from December 31, 1994 to 1995. Coupled with the increase in loans, the allowance for loan losses as a percentage of total loans declined from 1.54% at year-end 1994 to 1.31% at year-end 1995.

OTHER OPERATING INCOME

Other operating income in 1995 totaled $949,702, compared to $873,077 in 1994. The increase was caused primarily by an increase in service fees on deposit accounts of approximately $183,000 offset by a decrease of approximately $171,000 in the recovery of previously charged down securities. An additional $60,000 increase in miscellaneous income was recognized in 1995.

OTHER OPERATING EXPENSES

Other operating expenses increased $152,480, or 5.61%, from 1994 levels. Salaries and employee benefits increased by $66,023, or 4.74%, caused entirely by salary adjustments and increased hospitalization insurance for 1995. Occupancy expenses increased by $160,756 from year-end 1994 to 1995. This increase was caused basically by a increase in depreciation expense on bank facilities due to the addition of a new computer system and a new branch.

INCOME TAX EXPENSE

Income tax expense decreased $125,000 from 1995 to 1996 and approximated 27% of income before income taxes and minority interest in 1996 and 30% in 1995.

INTEREST RATE SENSITIVITY

Community's interest rate sensitivity is modeled in the GAP Analysis Table. The table depicts a management measurement of the balance sheet interest rate sensitivity GAP at December 31, 1995. Interest rate sensitivity results from the timing differences at which assets and liabilities may be repriced as market rates change. Community also utilizes other measurement techniques to analyze interest rate sensitivity. The table indicates Community is positioned, at December 31, 1995, at negative gaps in the 90 and 365 day ranges. In a rising interest situation within these ranges Community would theoretically reprice more liabilities than assets; therefore, decreasing net interest income.

                               GAP ANALYSIS TABLE
                             (Amounts in Thousands)


                                        0-90          90-365            1+            Non Interest
                                        Days            Days           Years             Bearing            Total
                                   -------------   -------------   -------------   -----------------   --------------
ASSETS:
   Federal funds sold              $      10,575   $               $               $                   $       10,575

   Securities and loans                    4,741          13,121          55,959                               73,821

   Other assets                                                                                9,089            9,089
                                   -------------   -------------   -------------   -----------------   --------------

       Total assets                $      15,316   $      13,121   $      55,959   $           9,089   $       93,485
                                   =============   =============   =============   =================   ==============

LIABILITIES:
   Money market, NOW
    and savings                    $      36,559   $               $               $                   $       36,559

   Time deposits                           7,196          10,833          15,312                               33,341

   Non interest-
    bearing demand                                                                            12,351           12,351

   Other liabilities and
    equity                                                                                    11,234           11,234
                                   -------------   -------------   -------------   -----------------   --------------

       Total liabilities
        and equity                 $      43,755   $      10,833   $      15,312   $          23,585   $       93,485
                                   =============   =============   =============   =================   ==============

Periodic gap                       $     -28,439   $       2,288   $      40,647   $         -14,496

Cumulative gap                           -28,439         -26,151          14,496

Percent of total earning
 assets                                     33.7%           30.9%           17.2%


                        ANALYSIS OF FINANCIAL CONDITION

SECURITIES

In May 1993, the FASB issued SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." This standard required Community to classify its securities portfolio into securities held for trading, securities held to maturity, and securities available for sale. Community adopted this accounting method effective December 31, 1993, however, the adoption had no effect on the financial position of the company because all investments were classified to be held for maturity.

In 1995 securities held to maturity decreased by $5,129,972 from 1994. The total value of the securities at December 31, 1995, was $38,930,102. The decrease from 1994 to 1995 is reflected by an increase in net loans of $4,115,498 from 1994 to 1995.


SECURITIES PORTFOLIO

The carrying amount of securities at the dates indicated is set forth in the table below:

                          HELD TO MATURITY SECURITIES

                                                                                 December 31,
                                                                    ---------------------------------------
                                                                            1995                 1994
                                                                    ------------------    -----------------
U.S. Treasury                                                       $        6,997,860    $       7,003,453
U.S. Agencies                                                               28,846,097           34,188,497
State & Political Subd.                                                      3,086,145            2,868,124
                                                                    ------------------    -----------------

     Total                                                          $       38,930,102    $      44,060,074
                                                                    ==================    =================

SECURITIES MATURITY DISTRIBUTION

At December 31, 1995, securities held to maturity at cost were scheduled to mature as follows:

                                                                                          After One
                                                       Within                             But Within
                                                      One Year                            Five Years
                                         --------------------------------    -------------------------------

                                              Amount             Yield             Amount           Yield
                                         ----------------    ------------    ----------------    -----------
U.S. Treas'y & Gov't
  Agencies                               $     16,001,511         5.866%     $     17,990,016         6.001%
State & Political Subd.                           899,392         6.187             1,499,721         5.484
                                         ----------------                    ----------------

     Total                               $     16,900,903                    $     19,489,737
                                         ================                    ================


LOANS

Loans outstanding at December 31, 1995, totaled $34,434,581 net of the allowance for loan losses. The following table shows the amounts of gross loans outstanding according to the type of loan for each of the periods rendered.

                                                                    December 31,
                                         -----------------------------------------------------------------
                                                        1995                               1994
                                         ------------------------------      -----------------------------
                                              Amount           Percent            Amount          Percent
                                         ----------------    ----------      -----------------   ---------
Real estate                              $     11,603,038         33.26%     $     10,131,766        32.91%
Commercial & Agricultural                      14,998,166         42.99            13,023,836        42.30
Installment loans to
 individuals                                    7,838,604         22.47              6,932,426       22.52
Other                                             450,295          1.28                701,594        2.27
                                         ----------------    ----------      -----------------   ---------

     Total                               $     34,890,103        100.00%     $     30,789,622       100.00%
                                         ================    ==========      ================    =========

Real estate loans comprise 33.26% and commercial and agricultural loans 42.99% of the loan portfolio at December 31, 1995. These percentages are consistent with 1994. The portfolio primarily consists of fixed rate loans.

NON-PERFORMING ASSETS

Non-accrual loans and foreclosed assets are included in non-performing assets. Non-performing assets decreased $22,662, during 1995 to $414,414 at December 31, 1995. Other real estate decreased from $257,188 in 1994 to $227,474, while non-accrual loans increased from $179,888 to $186,940 from 1994 to 1995.

Non-accrual loans are loans on which the accrual of interest income has been discontinued and previously accrued interest has been reversed because the borrower's financial condition has deteriorated to the extent that the collection of principal and interest is doubtful. Until the loan is returned to performing status, generally as the result of the full payment of all past-due principal and interest, interest income is recorded on the cash basis. Interest income that would have been recognized on non-accrual loans had those loans been on accrual status at contractual terms throughout 1995 was approximately $18,650.

SUMMARY OF LOAN LOSS EXPERIENCE

The loan loss experience for the two years ended December 31, 1995 and 1994 is summarized in the following table.

                                                                             1995                1994
                                                                     ------------------   -----------------
Balances at beginning of year                                        $          473,539   $         470,711
Provision charged to expense                                                          0                   0
Loans charged off                                                              -156,012             -57,701
Recoveries                                                                      140,995              60,529
                                                                     ------------------   -----------------

      Balance at end of year                                         $          458,522   $         473,539
                                                                     ==================   =================

Ratio of net charge offs to average
 loans outstanding                                                                 0.05%              -0.01%

DEPOSITS

Total deposits at December 31, 1995, were $82,250,529, an increase of $6,387,907 from the December 31, 1994, total of $75,862,622. This increase in deposits was caused by an increase in certificates of deposit.

LIQUIDITY

Liquidity involves Community's ability to raise funds to support asset growth or to reduce assets, meet deposit withdrawals and other borrowing needs, maintain reserve requirements and otherwise operate the company on an ongoing basis.

As shown in the 1995 statement of cash flows, cash and cash equivalents increased by $8,346,078. This increase was caused basically by the maturity of U.S. Government securities during 1995 and the funds being re-invested in overnight Federal Funds sold and the increase in deposits. Net income from operations contributed $1,412,166 in 1995, and $1,326,630 in 1994. During the past two years, Community has relied on its position in Federal Funds sold and maturities in the securities portfolio for liquidity. These factors are considered sufficient to maintain adequate liquidity for Community.

BANK PREMISES AND EQUIPMENT

Community owns three banking facilities and leases one banking facility and an operations center. The book value of bank premises and equipment at December 31, 1995 was $1,512,022, compared to $1,663,679 at December 31, 1994.

CAPITAL RESOURCES

Community maintains adequate capital for regulatory purposes, and has sufficient capital to absorb the risks inherent in the business. Risk-based capital requirements have been established that weight different assets according to the level of risk associated with that type of assets.

The following table summarizes specific capital ratios of Community at December 31, 1995 and 1994:

                                                                                                  Minimum
                                                                                                 Regulatory
                                                               1995              1994            Guidelines
                                                               ----              ----            ----------
Risk-based capital ratios:

      Tier 1 capital                                           11.11%            11.41%               4.0%
      Total capital                                            11.54%            11.89%               8.0%

Leverage ratio                                                 11.11%            11.41%               3.0%


                        CERTAIN STATISTICAL INFORMATION

      The following tables present historical statistical information concerning Community's consolidated balance sheet items, investment securities, loan portfolio, loan loss experience, deposits and return on equity and assets for the periods indicated, and do not purport to be indicative of results that may be obtained in the future.

                                                          1995                                    1994
                                      -----------------------------------------   -----------------------------------
                                          Average                     Yield/       Average                  Yield/
                                          Balance       Interest       Rate        Balance     Interest      Rate
                                      --------------  ------------  -----------   ----------   ---------  -----------
                                                                        (In Thousands)
            ASSETS

Interest-earning assets:
   Loans(1)                           $       33,282  $      3,012       9.05%    $   27,723   $   2,403        8.67%
   Taxable securities                         38,101         2,314       6.07         44,600       2,785        6.24
   Tax-exempt securities                       2,690           154       5.72          2,626         154        5.86
   Federal funds sold                          4,558           268       5.88          3,027         136        4.49
                                      --------------  ------------  -----------   ----------   ---------  -----------

       Total interest-earning assets          78,631         5,748       7.31%        77,976       5,478        7.03%

Noninterest-earning assets:
   Cash and due from banks                     4,867                                   4,852
   Premises and equipment, net                 1,573                                   1,473
   Other assets                                1,154                                   1,250
Less allowance for loan losses                  -466                                    -472
                                      --------------  ------------  -----------   ----------   ---------  -----------

       Total                          $       85,759                              $   85,079
                                      ==============                              ==========


            LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing liabilities:
   Money market and NOW accounts      $       24,663  $        703       2.85%    $   27,257   $     787        2.89%
   Savings deposits                            9,471           280       2.95         10,875         323        2.97
   Time deposits                              30,810         1,619       5.25         26,827       1,003        3.74
                                      --------------  ------------  -----------   ----------   ---------  -----------

       Total interest-bearing deposits        64,944         2,602       4.01         64,959       2,113        3.25

Federal funds purchased                          116             7       6.02             98           5        5.1
                                      --------------  ------------  -----------   ----------   ---------  -----------

       Total interest-bearing liabilities     65,060         2,609       4.01         65,057       2,118        3.26

Noninterest-bearing liabilities:
   Demand deposits                             9,765                                   9,710
   Other                                         689                                     570
                                      --------------                              ----------
       Total liabilities                      75,514                                  75,337
Shareholders' equity                          10,245                                   9,742
                                      --------------                              ----------

       Total                          $       85,759                              $   85,079
                                      ==============  ------------                ==========   ---------

Net interest income                                   $      3,139                             $   3,360
                                                      ============  -----------                =========  -----------

Net yield on interest-earning assets                                       3.99%                                 4.33%


(1) For the purpose of these computations, nonaccruing loans are included in the average loan amounts outstanding.

                                 (In Thousands)

                                                                               1995 Compared to 1994
                                                                           Increase (Decrease) due to (1)
                                                                 ---------------------------------------------------
                                                                      Volume             Rate              Net
                                                                 ----------------   ---------------   --------------
                                                                                    (In Thousands)
Interest earned on:
    Loans                                                        $            503   $           106   $          609
    Taxable securities                                                       -405               -66             -471
    Tax-exempt securities                                                       0                 0                0
    Federal funds sold                                                         90                42              132
                                                                 ----------------   ---------------   --------------

         Total interest-earning assets                           $            188   $            82   $          270
                                                                 ================   ===============   ==============

Interest paid on:
    Money market and NOW accounts                                $            -70   $           -14   $          -84
    Savings deposits                                                          -41                -2              -43
    Time deposits                                                             211               405              616
    Federal funds purchased                                                     1                 1                2
                                                                 ----------------   ---------------   --------------

         Total interest-bearing liabilities                      $            101   $           390   $          491
                                                                 ================   ===============   ==============





(1) The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

SECURITIES PORTFOLIO

The following tables sets forth the carrying amount of securities at the dates indicated:

                                                                                     December 31,
                                                                       -------------------------------------
                                                                              1995                1994
                                                                       ------------------   ----------------
                                                                                    (In Thousands)
U.S. Treasury and other U.S. government agencies                       $           35,844   $         41,192
States and political subdivisions                                                   3,086              2,868
                                                                       ------------------   ----------------

         Total                                                         $           38,930   $         44,060
                                                                       ==================   ================

The following table sets forth the maturities of securities at December 31, 1995 and the weighted average yields of such securities (calculated on the basis of the cost and effective yields weighted for the scheduled maturity of each security)

                                                                        Maturing
                                             -------------------------------------------------------------
                                                         Within                       After One But
                                                        One Year                     Within Five Years
                                             ----------------------------       --------------------------
                                                 Amount          Yield            Amount          Yield
                                             --------------   -----------      ------------    -----------
                                                                     (In Thousands)
U.S. Treasury and other U.S.
  government agencies                        $       16,002         5.866%     $     17,990          6.001%
State and political
  subdivisions                                          899         6.187             1,500          5.484
                                             --------------   -----------      ------------    -----------

         Total                               $       16,901         5.883%     $     19,490          5.961%
                                             ==============   ===========      ============    ===========

LOAN PORTFOLIO

The following table shows Community's loan distribution, net of unearned discount, at the end of each of the last two years.

                                                                                       December 31,
                                                                              ------------------------------
                                                                                   1995            1994
                                                                              -------------    -------------
                                                                                      (In Thousands)
Loans:
    Commercial and agricultural                                               $      14,998    $      13,024
    Real estate                                                                      11,603           10,132
    Installment                                                                       7,839            6,932
    Other                                                                               450              702
                                                                              -------------    -------------

         Total loans                                                          $      34,890    $      30,790
                                                                              =============    =============

NONACCRUAL, PAST DUE, AND RESTRUCTURED LOANS

The following table summarizes Community's nonaccrual and past due loans:

                                                                                       December 31,
                                                                             -------------------------------
                                                                                   1995            1994
                                                                             --------------    -------------
                                                                                      (In Thousands)
Nonaccrual loans                                                             $          187    $         180
Accruing loans past due 90 days or more                                                   0                3
                                                                             --------------    -------------

         Total                                                               $          187    $         183
                                                                             ==============    =============


Information with respect to nonaccrual loans at December 31, 1995 and 1994 is as follows:

                                                                                       December 31,
                                                                             -------------------------------
                                                                                   1995            1994
                                                                             --------------    -------------
                                                                                      (In Thousands)
Nonaccrual loans                                                             $          187    $         180
Interest income that would have been recorded
 under original terms                                                                    18               16
Interest income recorded during the period                                                0                0

SUMMARY OF LOAN LOSS EXPERIENCE

This table summarizes Community's loan loss experience for each of the two years ended December 31, 1995 and 1994.

                                                                                       December 31,
                                                                             -------------------------------
                                                                                   1995            1994
                                                                             --------------    -------------
                                                                                      (In Thousands)
Balance at January 1                                                         $          474    $         471
Charge-offs:
    Commercial and agricultural                                                         129               35
    Real estate                                                                          27               23
                                                                             --------------    -------------
                                                                                        156               58

Recoveries:
    Commercial and agricultural                                                         118               61
    Real estate                                                                          23
                                                                             --------------    -------------
                                                                                        141               61

Less net charge-offs                                                                     15               -3
Additions charged to operations                                                           0                0
                                                                             --------------    -------------

         Balance at December 31                                              $          459    $         474
                                                                             ==============    =============

Ratio of net charge-offs to average loans outstanding                                 0.05%           -0.01%
                                                                             =============     ============


The amount charged to operations and the related balance in the allowance for loan losses is based upon periodic evaluations of the loan portfolio by management. These evaluations consider several factors including, but not limited to, general economic conditions, loan portfolio composition, prior loan loss experience, and management's estimate of future potential losses.

This table shows an allocation of the allowance for loan losses as of the end of each of the last two years:

                                                  1995     Percent                      1994    Percent
                                                  ----    of Loans                     ----     of Loans
                                                           In Each                               In Each
                                                         Category To                           Category To
                                      Amount             Total Loans        Amount             Total Loans
                                   ------------        ---------------   ------------         --------------
                                                                (In Thousands)
Commercial and
 agricultural                      $        181                    39%   $        170                    36%
Real estate                                 241                    53             247                    52
Installment                                  35                     7              52                    11
Other                                         2                     1               5                     1
                                   ------------        ---------------   ------------         --------------

    Total                          $        459                   100%   $        474                   100%
                                   ============        ===============   ============         ==============

DEPOSITS

The average daily amount of deposits and rates paid on such deposits is summarized for the period indicated in the following table:

                                                                       Year Ended December 31,
                                                   ---------------------------------------------------------
                                                                1995                          1994
                                                   -----------------------------   -------------------------
                                                       Amount           Rate          Amount         Rate
                                                   --------------   ------------   ------------   ----------
                                                                            (In Thousands)
Noninterest-bearing demand deposits                $        9,765            - %   $      9,710          - %
Money market and NOW accounts                              24,663         2.85           27,257        2.89
Savings deposits                                            9,471         2.95           10,875        2.97
Time deposits                                              30,810         5.25           26,827        3.74
                                                   --------------                  ------------

         Total                                     $       74,709                  $     74,669
                                                   ==============                  ============

Maturities of time certificates of deposit and other time deposits of $100,000 or more issued by Community, outstanding at December 31, 1995 are summarized as follows:

                                                                 Time
                                                            Certificates          Other
                                                                 Of               Time
                                                              Deposit            Deposits          Total
                                                         -----------------   --------------    -------------
                                                                             (In Thousands)
3 months or less                                         $           2,999   $          835    $       3,834
Over 3 through 6 months                                                507                               507
Over 6 through 12 months                                             2,033                             2,033
                                                         -----------------   --------------    -------------

         Total                                           $           5,539   $          835    $       6,374
                                                         =================   ==============    =============


SELECTED RATIOS

The following table shows certain ratios of Community for each of the last two years:

                                                                                 Year Ended December 31,
                                                                             -------------------------------
                                                                                  1995             1994
                                                                             --------------    -------------
Return on average assets                                                          1.02%            1.22%
Return on average equity                                                          8.51%           10.69%
Dividend payout ratio                                                            37.64%           31.52%
Average equity to average assets ratio                                           11.95%           11.45%



                           MANAGEMENT OF CBI AND BANK

BOARD OF DIRECTORS

    Certain information concerning the Board of Directors of each of CBI and Bank, as provided by each of the directors, is set forth below. The Board of Directors of CBI and Bank consist of the same eleven individuals. Directors of CBI and Bank are elected at each annual meeting of the shareholders of CBI and Bank, respectively, to hold office until the next annual meeting of such entity and until their respective successors are elected and qualified.

                                                     Principal Occupation for
                                  Company            the Past Five Years and
 Name and Age                     Director Since:    Certain Other Directorships
 ----------------------------- --------------------- -------------------------------------
 Terrell A. Adams (51)                 1976          Banker

 W. R. Allison (68)                    1982          Banker, President, Merchants Bank
                                                     and Trust Company, Bay St. Louis, MS

 Guy C. Billups, Jr. (67)              1974          Banker, Chairman, Merchants Bank and
                                                     Trust Company, Bay St. Louis, MS

 Guy C. Billups, III (38)              1991          Banker, Director, Merchants Bank &
                                                     Trust Co., Bay St. Louis, MS

 Ann D. Biundo (83)                    1982          Retired

 Joseph J. Biundo, Jr. (58)            1975          Physician

 Dr. Charles Genovese (79)             1953          Physician

 Richard S. Sanders (75)               1973          Retired

 R. E. L. Stewart, Jr. (68)            1991          Physician

 Rene J. C. Tricou, Jr. (72)           1972          Real estate broker

 G. F. Tycer, Jr. (72)                 1975          Owner, concrete contractor



EXECUTIVE OFFICERS OF CBI

    Executive officers of CBI are appointed by and serve at the pleasure of the Board of Directors of CBI. The executive officer(s) of CBI and certain information about them, are set forth below.

                                                        Principal Occupation for the
                                                        Past Five Years and Certain
 Name and Age              Position                     Other Directorships
 ------------------------- ---------------------------- ----------------------------------
 Richard S. Sanders (75)   Chairman of the Board        Retired

 Guy C. Billups, Jr. (67)  Vice Chairman of the Board   Banker, Chairman, Merchants Bank
                                                        & Trust Co., Bay St. Louis, MS

 Terrell A. Adams (51)     President                    Banker

 G. F. Tycer, Jr. (72)     Treasurer                    Owner, concrete contractor

EXECUTIVE OFFICERS OF BANK

    Executive officers of Bank are appointed by and serve at the pleasure of the Board of Directors of Bank. The executive officers of Bank and certain information about them are set forth below:


                                                   Principal Occupation for the
                                                   Past Five Years and Certain
 Name and Age           Position                   Other Directorships
 ---------------------- -------------------------- ------------------------------
 Terrell A. Adams (51)  President                  President of Bank

 W. R. Allison (68)     Senior Vice President      President of Merchants Bank &
                                                   Trust Co., Bay St. Louis, MS

EXECUTIVE COMPENSATION

    The following table sets forth information concerning the aggregate annual remuneration of each of the three (3) highest paid executive officers or directors of CBI for the year ended December 31, 1995, and the aggregate annual remuneration of all executive officers and directors as a group, including those individually listed.

 Name of Individual                                        Aggregate Remuneration for the
 or Number in Group             Capacities in Which Served  Year Ended December 31, 1995
 ------------------------------ --------------------------  ----------------------------
 Terrell A. Adams               President and Director           $109,453(1)

 Guy C. Billups, Jr.            Vice Chairman of the Board         66,238(2)

 W. R. Allison                  Senior Vice President              33,170(3)

 All Directors and Executive                                      $257,111
                                                                  ========
 Officers as Group (11 persons,
 including those listed above)

__________________________

(1) Includes base salary of $100,507, directors' fees of $7,600 and contributions under the bank's retirement plan of $1,346.

(2) Includes base salary of $59,688, directors' fees of $5,750 and contributions under the bank's retirement plan of $800

(3) Includes base salary of $26,663, directors' fees of $6,150 and contributions under the bank's retirement plan of $357.

COMPENSATION PURSUANT TO PLANS

    Bank adopted the Community State Bank 401(k) Profit Sharing Plan (the "401(k) Plan") effective January 1, 1989, which conforms to the requirements of
Section 401(k) of the Code and is administered through First National Bank of Commerce, New Orleans, Louisiana. The amount of contribution by each participant is discretionary with the participant, but may not be less than 1% nor more than 10% of the participant's compensation. Total deferrals in any calendar year cannot exceed $9,500 (which limit was established in 1988 and is subject to certain cost of living changes). While participation in the 401(k) Plan is voluntary, any eligible employee who has completed one year of service (defined in the 401(k) Plan as 1,000 hours of service) is eligible to participate in the 401(k) Plan.

    Employee contributions are fully vested. Participants become vested in Bank contributions in accordance with the vesting schedule set forth in the 401(k) Plan, which provides for vesting of 20 percent after 2 years of service, 40 percent vesting after 3 years of service, 60 percent vesting after 4 years of service, 80 percent vesting after 5 years of service, and 100 percent vesting after 6 years of service. The Plan administrator will direct the trustee to pay benefits to participants under either a single lump sum payment or equal installments over a period of not more than the participant's assumed life expectancy at the time of distribution. Generally, withdrawals cannot be processed until after the participant reaches age 59 1/2 or upon the participant's death, disability, termination of employment or reasons of proven financial hardship. The 401(k) Plan also allows the participant to apply for a loan as long as certain criteria are met.

TRANSACTIONS WITH MANAGEMENT

    Bank had during the past two years, and expects to have in the future, loan transactions in the ordinary course of business with directors and officers of CBI and Bank, and shareholders owning in excess of five percent of CBI's Common Stock, relatives of such persons and corporations and firms of which they are officers or in which they or their immediate families have at least a 10 percent equity interest. Such loans amounted to approximately $835,000 at December 31, 1995, constituting 2.46 percent of Bank's total loans as of such date and 8.04 percent of CBI's shareholders' equity as of such date. These transactions have been and will be on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not and will not involve more than the normal risk of collectibility or present other unfavorable features.

                       CERTAIN INFORMATION CONCERNING HHC

GENERAL

    HHC is a multi-bank holding company headquartered in Gulfport, Mississippi with total consolidated assets of approximately $2.3 billion at June 30, 1996. HHC operates a total of 70 banking offices and 102 automated teller machines in the States of Mississippi and Louisiana through two wholly owned bank subsidiaries, Hancock Bank, Gulfport, Mississippi, organized in 1899 ("Hancock Bank MS") and Hancock Bank of Louisiana, Baton Rouge, Louisiana, organized in August 1990 ("Hancock Bank").

    As of June 30, 1996, the authorized capital stock of HHC consists of 20,000,000 shares of HHC Common Stock of which, 9,021,901 shares are issued and outstanding and no shares are held in its treasury. Assuming consummation of the Mergers without any CBI's or Bank's shareholders exercising their dissenters rights, HHC will have 9,468,901 shares of Common Stock issued and outstanding after the Closing.

    Both Hancock Bank MS and Hancock Bank are community oriented and focus primarily on offering commercial, consumer and mortgage loans and deposit services to individuals and small to middle market businesses in their respective market areas. Hancock Bank MS and Hancock Bank's operating strategy is to provide their customers with the financial sophistication and breath of products of a regional bank while successfully retaining the local appeal and level of service of a community bank.

MERGER AND ACQUISITION HISTORY

    HHC has expanded its market area through a series of mergers and branch and deposit acquisitions. Beginning with the 1985 acquisition of the Pascagoula-Moss Point Bank in Pascagoula, Mississippi ("PMP"), HHC has assumed approximately $799.8 million in deposit liabilities and acquired approximately $891.7 million in assets through acquisitions or purchase and assumption transactions involving six (6) commercial banks, one (1) savings association and one (1) savings association branch. At the time of the PMP acquisition, PMP had total assets of approximately $132 million and total deposit liabilities of approximately $114 million.

    The majority of HHC's acquisition activity occurred in 1990 and 1991 and then again in 1994 and 1995. In June of 1990, Metropolitan National Bank ("MNB") was merged into Hancock Bank MS. At the time of its acquisition, MNB had total assets of approximately $98.8 million and total deposit liabilities of approximately $95.1 million. Also in June of 1990, pursuant to a Purchase and Assumption Agreement, Hancock Bank MS acquired the Poplarville, Mississippi branch of Unifirst Bank for Savings from the Resolution Trust Corporation ("RTC"). The acquisition increased HHC's total assets by approximately $7.8 million and its total deposit liabilities by approximately $7.4 million. In August 1990, HHC formed Hancock Bank for the purpose of assuming the deposit liabilities and acquiring the consumer loan portfolio, corporate credit card portfolio and non-adversely classified securities portfolio of AmBank, Baton Rouge, from the FDIC. As a result of the transaction, Hancock Bank acquired fifteen (15) branch locations in the greater Baton Rouge area, approximately $337.5 million in assets and approximately $300.9 million in deposit liabilities. In August 1991, Hancock Bank MS acquired certain assets and deposit liabilities of Peoples Federal Savings Association, Bay Saint Louis, Mississippi, from the RTC. As a result of the transaction, HHC acquired assets of approximately $39.0 million and deposit liabilities of approximately $38.5 million.

    In April 1994, HHC acquired First State Bank and Trust Company of East Baton Rouge Parish, Baker, Louisiana ("First State Bank"). First State Bank was merged with Hancock Bank under the pooling-of-interests accounting method. The acquisition of First State Bank expanded HHC's market share in East Baton Rouge Parish by increasing HHC's total assets by approximately $82 million and total deposit liabilities by approximately $70 million. Additionally, effective January 31, 1995, Washington Bancorp, Inc. and its subsidiary bank, Washington Bank & Trust Company, Franklinton, Louisiana ("Washington") merged with and into HHC and Hancock Bank, respectively, with all six (6) facilities of Washington becoming branches of Hancock Bank. At the time of the acquisition, Washington had total assets of approximately $90 million and total deposits of approximately $77 million. On January 13, 1995, HHC also merged with First Denham Bancshares, Inc., Denham Springs, Louisiana. Its wholly owned subsidiary, First National Bank of Denham Springs ("FNB Denham") remained a separate subsidiary of HHC. At the time of acquisition, FNB Denham had total assets of approximately $108 million and total deposits of approximately $96.5 million. Effective August 15, 1996, HHC merged FNB Denham with and into Hancock Bank and the six (6) offices of FNB Denham became branches of Hancock Bank.

    HHC and Hancock Bank have entered into an Agreement and Plan of Reorganization dated July 31, 1996 with Southeast National Bank, Hammond, Louisiana ("Southeast"). Under the proposed transaction, Southeast would be merged with and into Hancock Bank with the two (2) offices of Southeast becoming branches of Hancock Bank. The proposed merger is expected to be consummated in the first quarter of 1997. At June 30, 1996, Southeast had approximately $37.1 million in total assets and $32.9 million in total deposits.

    HHC's regulatory capital at June 30, 1996, both on a historical basis and after giving pro forma effect to the Mergers, as of that date, substantially exceeds all current minimum regulatory requirements.

INDEMNIFICATION

    The HHC Articles of Incorporation and Bylaws provide for indemnification by HHC, to the fullest extent permitted by the Mississippi Business Corporation Act, of directors, officers, employees and agents for expenses, judgments, fines and amounts paid in settlement by such persons. See "DESCRIPTION OF HHC CAPITAL STOCK -- Indemnification of Directors, Officers and Employees" and "COMPARISON RIGHTS OF SHAREHOLDERS -- Indemnification."

CHANGES IN CONTROL

    Certain provisions of the HHC Articles of Incorporation and Bylaws may have the effect of preventing, discouraging or delaying any change in control of HHC. The classification of the HHC Board of Directors would delay any attempt by dissatisfied shareholders or anyone who obtains a controlling interest in the HHC Common Stock to elect a new board of directors. The classes of directors serve staggered three year terms so that one-third of the directors are elected each year. These staggered terms of service may make it more difficult for HHC shareholders to effect a change in the majority of the HHC directors because replacement of a majority of the directors will normally require two annual meetings of shareholders. Accordingly, this provision may have the effect of discouraging hostile attempts to gain control of HHC.

    The HHC Articles of Incorporation contain in Article Fifth provisions regarding the vote required to approve certain business combinations or other significant corporate transactions involving HHC and a substantial shareholder. Mississippi law generally requires the affirmative vote of the holders of a majority of the shares entitled to vote at the meeting to approve a merger, consolidation or dissolution of HHC or a disposition of all or substantially all of HHC's assets. Article Fifth raises the required affirmative vote to 80 percent of the total number of votes entitled to be cast to approve these and other significant corporate transactions ("business combinations") if a "Substantial Shareholder" (as defined) is a party to the transaction or its percentage equity interest in HHC will be increased by the transaction. Two-thirds of the whole Board of Directors may, in all such cases, determine not to require such 80 percent affirmative vote, but only if a majority of the directors making such determination are "Continuing Directors" (as defined). Such determination may only be made prior to the time the Substantial Shareholder in question achieves such status.

    A "Substantial Shareholder" generally is defined under Article Fifth as the "beneficial owner" of more than 10 percent of the outstanding shares of stock of HHC entitled to vote in the election of directors ("voting shares"). "Beneficial ownership" generally is defined in accordance with the definition of beneficial ownership in Rule 13d-3 under the Securities Exchange Act of 1934 and includes all shares as to which the Substantial Shareholder in question has sole or shared voting or investment power. However, for purposes of Article Fifth, a Substantial Shareholder is also deemed to own beneficially shares owned, directly or indirectly, by an "affiliate" or "associate" of the Substantial

Shareholder, as well as (i) shares which it or any such "affiliate" or "associate" has a right to acquire, (ii) shares issuable upon the exercise of options or rights, or upon conversion of convertible securities, held by the Substantial Shareholder and (iii) shares beneficially owned by any other person with whom the Substantial Shareholder or any of his "affiliates" or "associates" acts as a partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of HHC.

    A "business combination" subject to Article Fifth includes, but is not limited to, the following: a merger or consolidation involving HHC or any of its subsidiaries and a Substantial Shareholder; a sale, lease or other disposition of a "substantial part" of the assets of HHC or any of its subsidiaries (i.e., assets constituting in excess of 10 percent of the book value of the total consolidated assets of HHC) to a Substantial Shareholder; an issuance of equity securities of HHC or any of its subsidiaries to a Substantial Shareholder for consideration aggregating $5 million or more; a liquidation or dissolution of HHC; and a reclassification or recapitalization of securities of HHC or any of its subsidiaries or a reorganization, in any case having the effect, directly or indirectly, of increasing the percentage interest of a Substantial Shareholder in any class of equity securities of HHC or such subsidiary.

    Article Fifth may not be amended or repealed without the affirmative vote of 80 percent or more of the votes entitled to be cast by all holders of voting shares (which 80 percent vote must also include the affirmative vote of a majority of the votes entitled to be cast by all holders of voting shares not beneficially owned by any Substantial Stockholder).

    The supermajority voting provisions embodied in Article Fifth may have the effect of discouraging any takeover or change in control of HHC. If the holders of a majority of HHC's outstanding common stock desire a takeover or change in control, and if such takeover or change in control is opposed by HHC management, the existing Articles of Incorporation of HHC possibly could be used to thwart the desires of such majority.

    Article Fourth of the Articles provides that the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by Bylaw adopted by a majority of the Board of Directors (but in no event less than nine). This provision enables the Board of Directors to increase the size of the Board during the period between annual meetings of stockholders to accommodate the inclusion of persons it concludes would be valuable additions to the Board. It also enables the Board to decrease the number of directorships in order to respond to circumstances under which the Board deems a lower number of directors to be desirable, such as when a director unexpectedly dies or resigns and a qualified candidate to replace the departing director is not immediately available. It should be noted that, under the Mississippi BCA, the Board may only increase or decrease by 80 percent or less the number of directors last approved by the stockholders; the stockholders must approve any proposal by the Board to increase or decrease by more than 30 percent the number of directors last approved by the stockholders.

    Article Fourth may not be amended or repealed without the approval of the holders of 2/3 of the outstanding Common Stock.

    These provisions may have the effect of making it more difficult for stockholders to replace or add directors, or to otherwise influence actions taken by directors, which may discourage attempts to acquire control of HHC which may (or may not) be in the best interest of the majority of the stockholders.

ADDITIONAL INFORMATION

    Additional information concerning HHC's business, and information concerning the principal holders of HHC Common Stock, the directors and executive officers of HHC, executive compensation, and certain relationships and related transactions is contained in the Annual Report on Form 10-K of HHC for the year ended December 31, 1995 (the "HHC 10- K"), in the Joint Proxy Statement for the February 22, 1996 Annual Meeting of Shareholders of HHC (incorporated into the HHC 10-K by reference), and the Form 10-Q of HHC for the quarter ended June 30, 1996. All of such information is hereby incorporated into this Prospectus/Joint Proxy Statement by reference. See "DOCUMENTS INCORPORATED BY REFERENCE."

                        DESCRIPTION OF HHC CAPITAL STOCK

AUTHORIZED AND OUTSTANDING STOCK

    The Articles of Incorporation as amended (the "Articles") of HHC authorize the issuance of 20,000,000 shares of Common Stock having a par value of 3.33 per share. As of the date of this Prospectus/Joint Proxy Statement, there were 9,021,901 shares of common stock outstanding.

VOTING RIGHTS

    The Holders of HHC Common Stock are each entitled to one vote per share on all matters brought before shareholders.

DIVIDEND RIGHTS

    The holders of Common Stock are entitled to receive such dividends as may be declared, from time to time, by the Board of Directors out of funds legally available therefor. Substantially all of the funds available to HHC for payment of dividends on the Common Stock are derived from dividends paid by its subsidiaries. The payment of dividends by HHC is subject to the restrictions of Mississippi law applicable to the declaration of dividends by a business corporation. Under such provisions, no distribution may be made if, after giving it effect (1) HHC would not be able to pay its debts as they become due in the usual course of business; or (2) HHC's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if HHC were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distributions.

    Additionally, the Federal Reserve, in its Policy Statement on Cash Dividends Not Fully Covered by Earnings, has stated that bank holding companies should not pay dividends except out of current earnings and unless the prospective rate of earnings retention by the holding company appears consistent with its capital needs, asset quality and overall financial condition.

PREEMPTIVE RIGHTS

    The holders of HHC Common Stock do not have any preemptive or preferential right to purchase or to subscribe for any additional shares of Common Stock that may be issued.

FULLY PAID AND NONASSESSABLE

    The shares of HHC Common Stock presently outstanding are, and those shares of HHC Common Stock to be issued in connection with the Mergers will be when issued, fully paid and nonassessable. Such shares do not have any redemption provisions.

LIQUIDATION RIGHTS

    In the event of liquidation, dissolution or winding-up of HHC, whether voluntary or involuntary, the holders of HHC Common Stock will be entitled to share ratably in any of the net assets or funds which are available for distribution to stockholders after the satisfaction of all liabilities or after adequate provision is made therefor and after payment of any preferences on liquidation of preferred stock, if any.

LIMITATION OF LIABILITY OF DIRECTORS

    The HHC Articles provide that a director shall not be liable to HHC or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an international infliction of harm on HHC or its shareholders; (iii) a violation of Mississippi Code Annotated Section 79-4-8.33 (1972), as amended; or (iv) an intentional violation of criminal law.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

    HHC's Articles provide for indemnification of officers, directors and employees in connection with a proceeding including reasonable expenses (attorney's fees) to the fullest extent permitted by the MBCA in effect from time to time and also provide for indemnification against liability to HHC, liability for improperly receiving a personal benefit and/or liability for any other reason, provided that such person's conduct did not constitute gross negligence or wilful misconduct as determined by a board of directors or committee designated by the board, by special legal counsel, by the shareholders or by a court.

    The HHC Articles also provide for advances to persons for reasonable expenses if the person furnishes a written undertaking to repay the advance if these actions are adjudged to be grossly negligent or wilful misconduct and a determination is made that the facts known would not preclude indemnification.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling HHC pursuant to the foregoing provisions, HHC has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

TRANSFER AGENT

    The registered transfer agent and registrar for HHC Common Stock is Hancock Bank MS, Gulfport, Mississippi.

CHANGES IN CONTROL

    See "CERTAIN INFORMATION CONCERNING HHC -- Changes in Control."

                       COMPARISON RIGHTS OF SHAREHOLDERS

    If the shareholders of Bank and CBI approve the Merger Agreement and the Bank Merger is subsequently consummated, all shareholders of Bank and CBI other than those exercising dissenter's rights, will become shareholders of HHC. The rights of shareholders of Bank and CBI who receive HHC Common Stock in connection with the Mergers will each be governed by the Articles of Incorporation, as amended, and Bylaws, as amended, of HHC, rather than the Articles of Incorporation and Bylaws of Bank and CBI, respectively. The rights of HHC's shareholders are governed by the Articles of Incorporation of HHC, the
Bylaws of HHC and the laws of the State of Mississippi.   The rights of Bank's
shareholders are governed by the Articles of Incorporation of Bank, the Bylaws of Bank and the laws of the State of Louisiana, including the Louisiana Banking Laws. The rights of CBI's shareholders are governed by the Articles of Incorporation of CBI, the Bylaws of CBI and the laws of the State of Louisiana, including the Louisiana Business Corporation Law. The following is a brief summary of the principal differences between the rights of shareholders of HHC and the shareholders of Bank and CBI. This summary is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of HHC; the Articles of Incorporation and Bylaws of Bank; and the Articles of Incorporation of CBI and Bylaws of CBI as well as the Louisiana Banking Laws, the Louisiana Business Corporation Law and the Mississippi Business Corporation Act.

AUTHORIZED CAPITAL

    Bank has 80,000 shares of authorized Common Stock having a par value of $5.00 per share.

    CBI has 216,150 shares of authorized Common Stock having a par value of $5.00 per share.

    HHC has 20,000,000 shares of authorized Common Stock having a par value of $3.33 per share.

BOARD OF DIRECTORS

    The Board of Directors of Bank may be composed of not more than fifteen members and not less than five members. A majority of the directors must be citizens and domiciliaries of Louisiana. Consistent with Louisiana Banking Laws, the Articles provide that each director shall own, in his own right, unpledged shares of the capital stock of Bank of at least the par value of Five Hundred Dollars. Any director who, after his election as such, ceases to own stock with a par value of Five Hundred Dollars shall ipso facto cease to be a director. The Bank Board currently consists of twelve members. The directors of Bank are elected each year at the annual meeting of the shareholders.

    The Board of Directors of CBI may be composed of such number of persons determined by resolution of the CBI Board of Directors or by the shareholders but can never be less than one. No director need be a shareholder, a resident of the State of Louisiana, or a citizen of the United States. CBI's Board of Directors currently consists of twelve members. The directors of CBI are elected for one year terms of office each year or until their successors are chosen and qualified.

    The Board of Directors of HHC may consist of not less than nine persons, as set from time to time by the Board of Directors, and currently consists of nine members. The HHC Board of Directors is divided into three classes, as nearly equal in number as possible, with members of each class to serve for three years and with one class being elected each year.

    The Bylaws of Bank provide that a majority of the directors constitutes a quorum at any meeting, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice, if a quorum is present. The Bylaws of Bank provide that the Board of Directors may fix the compensation of directors, including the compensation of those directors serving on a committee.

    At all meetings of the Board of Directors of CBI, a majority of the directors constitutes a quorum for the transaction of business. By resolution of the CBI Board of Directors, those persons serving as directors may be compensated a fixed sum and expenses of attendance, if any, for attending board meetings or they may receive a stated salary.

    Except as provided otherwise in the Articles of Incorporation of HHC, a majority of the number of directors that constitutes the whole Board of Directors constitutes a quorum for the transaction of business at any meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present shall be the act of the Board of Directors. The Bylaws of HHC provide that the Board of Directors may fix the compensation of directors, including for serving on committees.

REMOVAL OF DIRECTORS

    Louisiana Banking Laws provide that the stockholders of a Louisiana bank holding a majority of the total voting power at any special meeting called for that purpose may remove a director of the bank, notwithstanding that the term of office has not expired. The shareholders may also elect a successor at this
special meeting.    The Bylaws of CBI provide that at any meeting of
shareholders called expressly for that purpose, any director or the entire Board of Directors of CBI may be removed, with or without cause, by a vote of the holders a majority of the shares then entitled to vote in the election of
directors.   A director of HHC may be removed from office only for cause, by the affirmative vote of a majority of directors present.

VACANCIES IN THE BOARD OF DIRECTORS

    The Bylaws of Bank provide that when any vacancy occurs on the Board of Directors, the remaining members of the Board shall promptly elect a director to fill the vacancy at any regular meeting of the Board, or at a special joint meeting called for that purpose. Moreover, the Articles of Incorporation of Bank provide that a director elected to fill a vacancy shall hold office until the next regular election, or until his, or their successors, shall be elected and qualified.

    The Bylaws of CBI provide that any vacancy occurring on the Board of Directors (by death, resignation, removal, or otherwise) may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy serves the unexpired term of his predecessor in office. In case of any increase in the number of directors constituting the entire Board of Directors, the additional directors are to be elected at a meeting of shareholders.

    The Bylaws of HHC provide that vacancies occurring on the Board of Directors for any reason must be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum. The person filling the vacancy must serve out the remainder of the term of the vacated directorship or, in case the vacancy results from an increase in the number of directors, the term designated for the class of directors of which the directorship is a part.


AMENDMENT OF THE ARTICLES OF INCORPORATION

    Consistent with the Louisiana Banking Laws, the Articles of Incorporation of Bank may be modified, altered or changed by a vote of two-thirds of all outstanding stock, represented, present and voted at a general meeting of the stockholders, convened and held for such purpose. The Articles of Incorporation further provide that the meeting can be held after thirty (30) days notice by publications in a newspaper in the Parish of Tangipahoa, Louisiana, and a written notice duly mailed to every shareholder of record at
his or her last known address.   Such meeting or meetings may be called by the
Board of Directors, and must be called upon the written request of shareholders holding a majority of the entire capital stock of the corporation. Pursuant to Louisiana Business Corporation Law, the Articles of Incorporation of CBI may be amended by two-thirds (2/3) of the voting power present. Louisiana Banking Laws require that prior to the adoption of the amendment, the proposed amendment shall be submitted to the Commissioner of Financial

Institutions (the "Commissioner") for his approval. No proposed amendments or restatement is valid unless a letter of approval has been issued by the Commissioner.

    The affirmative vote of the holders of a majority of votes entitled to be cast at a shareholders meeting is required to amend any provision of the HHC Articles of Incorporation unless the amendment would amend the Articles relating to certain changes in control, in which case eighty percent (80%) or more of the votes entitled to be cast is required or unless the amendment would amend the Articles relating to size, composition and removal of the HHC Board of Directors, in which case the approval of the holders of not less than two-thirds (2/3) of the outstanding shares of common stock is required.

AMENDMENT OF BYLAWS

    The Bylaws of Bank may be amended or repealed at any meeting of the Board of Directors by a vote of a majority of the whole numbers of directors, provided that each member has been informed personally or by mail, of the intention to amend or repeal.

    The Bylaws of CBI provide that the power and authority to alter, amend or repeal the Bylaws or to adopt new Bylaws are concurrently vested in the Board of Directors and the shareholders, subject to the right of the shareholders to repeal the authority of the Board of Directors to alter, amend, or repeal the Bylaws or to adopt new Bylaws.

    Although certain provisions of HHC's Bylaws relating to changes in control and the size, composition and removal of the HHC Board of Directors require a vote of eighty percent (80%) of the total voting power and a vote of two-thirds (2/3) of the outstanding common stock, respectively, the remaining provisions of HHC's Bylaws may be amended or repealed by the Board of Directors, if a quorum is present, by the affirmative vote of majority of directors present or by the shareholders if a quorum exists and the votes cast favoring the action exceed the votes cast opposing the action.

SPECIAL JOINT MEETINGS OF SHAREHOLDERS

    Under the Articles of Incorporation of Bank, a special joint meeting may be called in the manner provided for by the Bylaws of Bank and such business may be brought before such special joint meetings as the Bylaws permit. The Bylaws of Bank provide that special joint meetings and annual meetings are to be called and held in the manner set forth in the Articles of Incorporation. The Articles of Incorporation of Bank provide that notice of annual meetings is to be given to the shareholders as required by law, both by publication in a newspaper of the Parish of Tangipahoa, Louisiana, and by written notice properly addressed and mailed to every shareholder of record at his last known address. Notice of such meeting is to be mailed by the Cashier of Bank. Pursuant to Louisiana Banking Laws, a special meeting of shareholders may be called at any time by the president, the board of directors, or upon the written request of a shareholder or shareholders holding in the aggregate one-fifth (or such lesser or greater proportion as may be fixed in the articles or bylaws) of the total voting power.

    Under CBI's Bylaws, a special joint meeting of the shareholders may be called at any time by the President, the Board of Directors, or the holders of not less than ten percent of all shares entitled to vote at such meeting. Only the business stated or indicated in the notice of the special joint meeting can be transacted at a special joint meeting of the shareholders.

    Under HHC's Bylaws, a special joint meeting of the shareholders may be called, for any purpose or purposes, unless otherwise prescribed by statute, by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting. A request for a special joint meeting must be signed and dated by the shareholder(s) requesting the special joint meeting and must state the purpose of the meeting, and be delivered to the Corporation's Secretary. Business transacted at a special joint meeting of the shareholders is confined to the purpose(s) stated in the notice.

PREEMPTIVE RIGHTS

    Neither the holders of Bank Common Stock nor the holders of HHC Common Stock have any preemptive or preferential right to purchase or to subscribe for any additional shares of Bank Common Stock or HHC Common Stock,
respectively, that may be issued.   The Articles of Incorporation of CBI  grant
preemptive rights to holders of its Common Stock to purchase or subscribe to any unissued shares of common stock of CBI or any right to subscription to or to receive, or any warrant or option of the purchase of, any of the foregoing securities that may be sold by CBI.

REPORTS TO SHAREHOLDERS

    The HHC Common Stock is registered under the Exchange Act, and, therefore, HHC is required to provide annual reports containing audited financial statements to shareholders and to file such other reports with the SEC and solicit proxies in accordance with the rules of the SEC. HHC also provides reports to its shareholders on an interim basis containing unaudited financial information. Neither Bank Common Stock nor CBI Common Stock is registered under the Exchange Act. Bank and CBI do not provide their shareholders with annual reports containing audited financial statements of Bank and CBI.

DIVIDENDS

    The Louisiana Banking Laws provide that the Board of Directors of a Louisiana bank may quarterly, semiannually, or annually declare dividends on its stock by complying with the Louisiana Banking Laws and the Articles of Incorporation and Bylaws of the bank. No dividends may be declared or paid unless the bank has unimpaired surplus equal to fifty percent of the outstanding capital stock of the bank. The bank's unimpaired surplus cannot be reduced below fifty percent by the payment of the dividend. Prior approval of the Commissioner may be required if the total of all dividends declared and paid by the state bank during any one year would exceed the total of its net profits of that year combined with the net profits from the immediately preceding year.

    The sources of funds for payments of dividends by CBI and HHC are their subsidiaries. Because the primary subsidiaries of CBI and HHC are financial institutions, payments made by such subsidiaries of CBI and HHC to their shareholders are limited by law and regulations of the bank regulatory authorities.

    The Louisiana Business Corporation Law provides that a board of directors may declare dividends in cash, property or shares out of surplus (except earned surplus reserved by the board) except: (1) when the corporation is insolvent or would thereby become insolvent, or (2) when such would be contrary to restrictions in the corporation's Articles of incorporation. If no surplus is available, dividends may be paid out of net profits for current or preceding fiscal years, under certain restrictions. No dividend may be paid in shares other than with treasury shares without transfer to stated capital from surplus of (1) an amount not less than the aggregate par value of shares issued, and
(2) an amount determined by directors in respect to no par shares issued. The Mississippi Business Corporation Act provides that no distribution, including dividend distributions, may be made if, after giving it effect the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders who have superior preferential rights upon dissolution.

VOTING RIGHTS

    The holders of shares of Bank Common Stock, the holders of shares of CBI Common Stock and the holders of HHC Common Stock are each entitled to one vote per share on all matters brought before the shareholders.

REDEMPTION AND RETIREMENT

    A Louisiana state bank may reduce its capital stock only in conformity with the written permission of the Commissioner.

    A Louisiana Corporation cannot purchase or redeem its shares when it is insolvent, or at a price, in the case of shares subject to redemption, exceeding the redemption price thereof, or when its net assets are less than, or such purchase would reduce its net assets below, the aggregate amount payable on liquidation upon any issued shares having a preferential right to participate in the assets in the event of liquidation which remain after the purchase or redemption and cancellation of any shares in connection with the purchase or redemption.

    CBI is authorized by its Articles to repurchase its own shares to the extent of the aggregate of unrestricted capital surplus and unrestricted reduction surplus available therefore, without submitting such purchase to a vote of the shareholders of CBI.

    Under Mississippi law, a corporation is permitted to purchase or redeem shares of its own Stock except where upon doing so, the corporation would not be able to pay its debts as they become due in the usual course of business. This prohibition also applies to where the corporation's total assets would be less than the sum of the corporation's total liabilities, plus, unless the Articles of incorporation permit otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those whose shares are purchased or redeemed, if the corporation were to be dissolved at the time of such purchase or redemption. Mississippi law permits a Board of Directors to base its determination as to whether such purchase or redemption is prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable under the circumstances.

STOCKHOLDERS' INSPECTION RIGHTS

    Under the Louisiana Banking Laws, every shareholder (or combination of two or more shareholders), except a business competitor of the state bank, who has been the holder of record of at least two percent of all outstanding shares of a state bank for at least six months has the right to examine, in person or by agent or attorney, at any reasonable time and for any proper and reasonable purpose, books showing the amount of common stock subscribed, the names and residences of owners of shares, the amount of stock owned by each of them, the amount of said stock paid by whom, the last transfer of said stock with the date of transfer, the names and residences of its officers, the records of proceedings of shareholders, of the directors, and of the committees of the board, and the articles of incorporation and bylaws of the bank. Every shareholder (or combination of two or more shareholders), except a business competitor of the state bank, who has been a holder of record of at least twenty-five percent of all of the outstanding shares of the bank for at least six months shall have the right to examine in person, by agent, or attorney, at any reasonable time and for any proper and reasonable purpose, any and all of the books and records of the bank, except files relating to credit information, loan transaction, and deposit accounts of individual customers of the bank, which are confidential and not subject to shareholder inspection.

    Under the Louisiana Business Corporation Law, upon at least five days' written notice, any shareholder, except a business competitor, who is and has been the holder of record of at least five percent of the outstanding shares of any class of a corporation for at least six months has the right to examine, in person or by agent or attorney, at any reasonable time, for any proper and reasonable purpose, any and all of the records and accounts of the corporation and to make extracts therefrom. Louisiana law allows two or more shareholders, each of whom has been a holder of record for six months, whose aggregate holdings equal five percent to inspect the records.

    Under the Mississippi Business Corporation Act, any shareholder may inspect the shareholders' list if the demand is made in good faith and for a proper purpose. Such shareholder must describe his purpose and establish that the list is directly connected to his purpose. Moreover, the stockholders' list must be available for inspection by any shareholder beginning two days after notice of a shareholder's meeting is given and continuing until the meeting takes place.

LIMITATION OF LIABILITY OF DIRECTORS

    Neither CBI nor the Bank's Articles and Bylaws have provisions limiting the liability of its directors.

    The HHC Articles provide that a director shall not be liable to HHC or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an international infliction of harm on HHC or its shareholders; (iii) a violation of Mississippi Code Annotated Section 79-4-8.33 (1972), as amended; or (iv) an intentional violation of criminal law.

INDEMNIFICATION

    The Louisiana Banking Laws permit a state bank to indemnify a director, officer, employee or agent if he conducted himself in good faith; reasonably believed that his conduct was in the best interests of the state bank, or that the conduct was at least not opposed to the best interests of the state bank. In the case of a criminal proceeding, the director must show that he has no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct required under the Louisiana Banking Laws.

    Unless limited by its articles of incorporation, a state bank may indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense or any proceeding to which he was a party because he is or was a director, officer, employee or agent of the state bank against reasonable expenses incurred by him in connection with the proceeding. A state bank may pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is a party to a proceeding prior to a final disposition of the proceeding upon the party furnishing a written affirmation of his good faith belief that he has meet the required standard of conduct and a written undertaking to repay the advance if it is ultimately determined that he did not meet the standard of conduct. The undertaking need not be secured and may be accepted without reference to financial ability to make repayment.

    A state bank may not indemnify a director unless authorized in the specific case after a determination has been made that the indemnification of the director is permissible in the circumstances because he has met the required standard of conduct. The determination may be made by a majority vote of a quorum consisting of director not parties to the proceeding. If such quorum cannot be obtained, the determination may be made by majority vote of a committee duly designated by the board (in which directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding or by a special legal counsel selected by the board or the directors or by the shareholders. Shares held by directors who are parties may not be voted on the determination.

    The Bank Articles have no specific indemnification provisions.

    The Louisiana Business Corporation Law permits and the CBI Articles provide that CBI may indemnify any person who is or was a party or is threatened to be made a party to any action, suit, proceeding, whether civil, criminal, administrative, or investigative. This includes any action by or in the right of the corporation (a

"derivative action"), by reason of fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if the director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the director must show that he or she had no reasonable cause to believe his or her conduct was unlawful.

    In the case of derivative actions, Louisiana Business Corporation Law and the CBI Articles limit the indemnity to expenses (including attorney's fees) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action.

    The CBI Articles provide that no indemnification may be made to a person who has been found liable to the CBI for negligence or misconduct in the performance of his duty to CBI.

    The Mississippi Business Corporation Act (the "MBCA") provides that a director, officer or agent of a corporation may be indemnified for such service if he conducted himself in good faith, and he reasonably believed in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests; and in all other cases that his conduct was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, a director must show that he had no reasonable cause to believe his conduct was unlawful. Indemnification permitted under this section in connection with a derivative action is limited to reasonable expenses incurred in connection with the proceeding.

    The MBCA further authorizes a corporation to make further indemnity for actions that do not constitute gross negligence or wilful misconduct if authorized by the corporation's Articles of Incorporation. The HHC Articles provide for indemnification to the fullest extent permitted by the MBCA and specifically provide for the further indemnity authorized by the MBCA.

    Under both Louisiana Business Corporation Law and Mississippi law, the corporation may pay, prior to final disposition, the expenses (including attorneys' fees) incurred by a director or officer in defending a proceeding. Under Louisiana and Mississippi law, expenses incurred by an officer or director in defending any action may be advanced prior to final disposition upon receipt of an undertaking by the director or officer of the corporation to repay such advances if it is ultimately determined that he is not entitled to indemnification. Under Mississippi law, however, a determination must be made that the facts known to those making the determination would not preclude indemnification. Neither Louisiana law nor Mississippi law require the undertaking to be secured and the undertaking may be accepted without reference to financial ability to make the repayment. The HCC Articles however, provide that the request does not need to be accompanied by the affirmation otherwise required by the MBCA.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling HHC pursuant to the foregoing provisions, HHC has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SUPERMAJORITY VOTING REQUIREMENTS; BUSINESS COMBINATIONS

    Neither CBI nor Bank's Articles and Bylaws have supermajority voting requirements for business combinations or other matters.

    HHC's Articles contain provisions rearding the vote required to approve certain business combinations or other significant corporate transactions involving HHC and a substantial stockholder. Mississippi law generally requires the affirmative vote of the holders of a majority of shares entitled to vote at a meeting to approve a merger, consolidation or dissolution of HHC or a disposition of all or substantially all of HHC's assets. The Articles require the affirmative vote of 80 percent of the total number of votes entitled to be cast to approve these and other significant corporate transactions ("business combinations") if a "Substantial Stockholder" (as defined) is a party to the transaction or its percentage equity interest in HHC will be increased by the transaction. A majority of the "Continuing Directors" (as defined) of the Board of Directors may, in all such cases, determine not to require such 80 percent affirmative vote. The required 80 percent approval of any such business combination includes all votes entitled to be cast with respect to voting shares not beneficially owned by any Substantial Stockholder. In addition, such 80 percent affirmative vote will not be required if certain price criteria and procedural requirements are satisfied. See "CERTAIN INFORMATION CONCERNING HHC -- Changes in Control" and "DESCRIPTION OF HHC CAPITAL STOCK -- Changes in Control" for a fuller discussion of this provision and for definitions of such terms.

APPRAISAL RIGHTS

    The LBCL provides appraisal rights to shareholders in connection with mergers and consolidations and the sale, lease or exchange of all of the corporation's assets, if such are approved by less than eighty percent (80%) of a corporation's total voting power. Appraisal rights are not available under theLBCL in the case of: (1) a sale pursuant to a court order; (2) a sale for cash requiring distribution of all or substantially all of the net proceeds to shareholders in accordance with their respective interests within one (1) year of the date of the sale; and (3) shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange unless the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

    The MBCA provides appraisal rights to shareholders in any of the following corporate actions: (1) a merger if shareholder approval is required or if the corporation is a subsidiary that merges with its parent; (2) a plan of share exchange if the corporation is being acquired and the shareholder is entitled to vote; and (3) a sale or exchange of all or substantially all of the property of the corporation that is not in the usual and regular course of business, but not including a court ordered sale or sale pursuant to a plan where the shareholders will receive the proceeds within one (1) year after the date of sale.


                                 LEGAL MATTERS

    Certain legal matters in connection with the HHC Common Stock being offered hereby will be passed upon by Watkins Ludlam & Stennis, P.A., 633 North State Street, Jackson, Mississippi, counsel for HHC.


                                    EXPERTS

    The consolidated financial statements of CBI as of and for the years ended December 31, 1995 and 1994 contained in this Prospectus/Joint Proxy Statement have been audited by Taylor, Powell, Wilson & Hartford, P.A., independent auditors, as set forth in their report with respect thereon appearing elsewhere herein, and have been included in reliance upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of HHC incorporated in this Prospectus/Joint Proxy Statement by reference from the HHC Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 OTHER MATTERS

    At the time of the preparation of this Prospectus/Joint Proxy Statement, neither CBI nor Bank had been informed of any matters to be presented by or on behalf of CBI, Bank or their management for action at the Special Joint Meeting other than those listed in the Notice of Special Joint Meeting of Shareholders and referred to herein. If any other matters come before the meeting or any adjournment thereof, the persons named in the enclosed proxy will vote on such matters according to their best judgment.

    Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors of CBI and Bank, respectively, and return it at once in the enclosed envelope.

                       INDEX TO CBI  FINANCIAL STATEMENTS




Unaudited Condensed Consolidated Financial Statements - Six Months Ended June 30, 1996 and 1995

    Condensed Consolidated Statements of Condition  . . . . . . . . . . .   F-2

    Condensed Consolidated Statements of Income   . . . . . . . . . . . .   F-3

    Condensed Consolidated Statements of Cash Flows   . . . . . . . . . .   F-4

    Notes to Condensed Consolidated Financial Statements  . . . . . . . .   F-5

Audited Consolidated Financial Statements - Years Ended December 31, 1995
and 1994

    Report of Independent Auditors  . . . . . . . . . . . . . . . . . . .   F-6

    Consolidated Statements of Condition  . . . . . . . . . . . . . . . .   F-7

    Consolidated Statements of Income   . . . . . . . . . . . . . . . . .   F-8

    Consolidated Statements of Changes in Shareholders' Equity  . . . . .   F-9

    Consolidated Statements of Cash Flows   . . . . . . . . . . . . . . .  F-10

    Notes to Consolidated Financial Statements  . . . . . . . . . . . . .  F-12

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)


                                                                 June 30,            December 31,
                                                                   1996                 1995*
                                                            ----------------    -------------------
ASSETS:
    Cash and due from banks (non-interest
      bearing)                                              $          6,121    $             6,921
    Federal funds sold                                                 3,450                 10,575
    Held to maturity securities (market
      value of $42,682, $39,275 and
     $39,631)                                                         43,078                 38,930
    Loans, net of unearned income                                     36,342                 34,890
         Less: Allowance for loan losses                                -475                   -459
                                                            ----------------    -------------------

                   Net loans                                          35,867                 34,431
    Property & equipment, net                                          1,423                  1,512
    Other real estate                                                    213                    227
    Accrued interest receivable                                          849                    766
    Other assets                                                         135                    122
                                                            ----------------    -------------------

                   Total assets                             $         91,136    $            93,484
                                                            ================    ===================


LIABILITIES & STOCKHOLDERS' EQUITY:
    Liabilities:
         Deposits:
             Non-interest bearing demand                    $         15,132    $            12,350
             Interest bearing savings, NOW,
               money market & other time                              64,288                 69,900
                                                            ----------------    -------------------

                   Total deposits                                     79,420                 82,250
         Other liabilities                                               905                    849
                                                            ----------------    -------------------

                   Total liabilities                                  80,325                 83,199
                                                            ----------------    -------------------

    Stockholder's equity:
         Common stock                                                    437                    437
         Surplus                                                       2,664                  2,664
         Retained earnings                                             7,710                  7,284
                                                            ----------------    -------------------

                   Total stockholders' equity                         10,811                 10,385
                                                            ----------------    -------------------

                   Total liabilities &
                     stockholders' equity                   $         91,136    $            93,484
                                                            ================    ===================

* The above Statement of Condition at December 31, 1995 has been taken from the audited financial statements at that date and condensed.


See Notes to condensed Consolidated Financial Statements.

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)


                                                                                    Six Months Ended June 30,
                                                                           ------------------------------------------
                                                                                    1996                 1995
                                                                           --------------------   -------------------
INTEREST INCOME:
    Interest and fees on loans                                             $              1,629   $             1,431
    Interest on investment activities:
          U.S. Treasury securities and obligations of
            U.S. government agencies                                                      1,202                 1,210
          Obligations of states and political subdivisions                                  103                    93
          Interest on Federal funds sold                                                    124                    70
                                                                           --------------------   -------------------
              Total                                                                       3,058                 2,804
                                                                           --------------------   -------------------

INTEREST EXPENSE:
    Interest on deposits                                                                  1,442                 1,239
    Interest on Federal funds purchased                                                       0                     7
                                                                           --------------------   -------------------
              Total                                                                       1,442                 1,246
                                                                           --------------------   -------------------

NET INTEREST INCOME                                                                       1,616                 1,558

PROVISION FOR LOAN LOSSES                                                                    20                     0
                                                                           --------------------   -------------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                       1,596                 1,558

OTHER OPERATING INCOME:
    Service fees                                                                            415                   334
    Recovery of previously charged down securities                                           65                     0
    Other operating income                                                                  115                    75
                                                                           --------------------   -------------------
              Total                                                                         595                   409
                                                                           --------------------   -------------------

OTHER OPERATING EXPENSES:
    Salaries and employee benefits                                                          690                   736
    Occupancy and equipment expense                                                         283                   276
    Other operating expenses                                                                352                   503
                                                                           --------------------   -------------------
              Total                                                                       1,325                 1,515
                                                                           --------------------   -------------------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST                                            866                   452

INCOME TAX EXPENSE                                                                          275                   131
                                                                           --------------------   -------------------

INCOME BEFORE MINORITY INTEREST                                                             591                   321

MINORITY INTEREST IN SUBSIDIARY'S NET INCOME                                                  8                     5
                                                                           --------------------   -------------------

NET INCOME                                                                 $                583   $               316
                                                                           ====================   ===================

NET EARNINGS PER COMMON SHARE                                              $               6.66   $              3.61

DIVIDENDS PAID PER COMMON SHARE                                            $               2.40   $              2.25

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                     87,494                87,494

See Notes to Condensed Consolidated Financial Statements.

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)



                                                                                    Six Months Ended June 30,
                                                                           ------------------------------------------
                                                                                   1996                  1995
                                                                           --------------------   -------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                  $                637   $               553

INVESTING ACTIVITIES:
    Proceeds from maturities of held-to-maturity
      securities                                                                          5,890                 4,388
    Purchase of held to maturity securities                                             -10,002
    Net increase in loans                                                                -1,455                -3,043
    Purchase of bank premises and equipment                                                  -4                   -68
                                                                           --------------------   -------------------

              Net cash provided, (-)used by
                investing activities                                                     -5,571                 1,277
                                                                           --------------------   -------------------

FINANCING ACTIVITIES:
    Net increase, decrease(-) in deposits                                                -2,831                -2,088
    Cash dividends paid to stockholders                                                    -160                  -133
                                                                           --------------------   -------------------

              Net cash provided by, used in(-)
                financing activities                                                     -2,991                -2,221
                                                                           --------------------   -------------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                -7,925                  -391

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         17,496                 9,150
                                                                           --------------------   -------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                 $              9,571   $             8,759
                                                                           ====================   ===================





See Notes to Condensed Consolidated Financial Statements.

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995



SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The accounting principles followed by Community Bancshares, Inc. and Subsidiary and the methods of applying those principles conform with generally accepted accounting principles consistently applied and generally practiced within the banking industry. The significant accounting principles are summarized below.

The consolidated financial statements include the accounts of Community Bancshares, Inc., and its wholly owned subsidiary, Community State Bank. All significant intercompany transactions and balances have been eliminated in consolidation.

The accompanying Unaudited Condensed Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the entire year. For further information, refer to the consolidated financial statements and notes thereto of Community Bancshares, Inc. and Subsidiary for the years ended December 31, 1995 and 1994 included elsewhere herein.

PROPOSED MERGER:

On June 19, 1996, Community Bancshares, Inc. and Subsidiary entered into an Agreement and Plan of Reorganization with Hancock Holding Company and Hancock Bank of Louisiana, pursuant to which Community Bancshares, Inc. will merge with and into Hancock Holding Company and Subsidiary will merge with and into Hancock Bank of Louisiana. The proposed merger is subject to various conditions, including approval by the shareholders of Community Bancshares, Inc. and Subsidiary and by certain regulatory agencies. The agreement contemplates that the shareholders of Community Bancshares, Inc. will receive approximately $5.4 million in cash and shares of Hancock Holding Company common stock valued at $16.2 million and the shareholders of Subsidiary (other than Community Bancshares, Inc.) will receive approximately $80,000 in cash and $239,000 in Hancock Holding Company common stock, all subject to adjustment under certain circumstances and provided that holders of 25 or fewer shares of Community Bancshares, Inc. and/or Subsidiary will receive all cash.

                    Taylor, Powell, Wilson & Hartford, P.A.
                          Certified Public Accountants
                              Post Office Box 8240
                          Greenwood, Mississippi 38935
                                  601-453-6432


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Community Bancshares, Inc.


We have audited the consolidated balance sheets of Community Bancshares, Inc. and its subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1995 and 1994 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community Bancshares, Inc. and its subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




TAYLOR, POWELL, WILSON & HARTFORD, P.A.

January 19, 1996

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                 ASSETS                                                                1995               1994
                                                                               -----------------   -----------------
CASH AND DUE FROM BANKS                                                        $       6,920,667   $       6,549,589

FEDERAL FUNDS SOLD                                                                    10,575,000           2,600,000

SECURITIES HELD TO MATURITY
    (Market Value $39,274,758 and $42,199,689):                                       38,930,102          44,060,074

LOANS, NET OF UNEARNED DISCOUNT AND
    ALLOWANCE FOR LOAN LOSSES                                                         34,431,581          30,316,083

BANK PREMISES AND EQUIPMENT, NET OF
    ACCUMULATED DEPRECIATION                                                           1,512,022           1,633,679

OTHER REAL ESTATE OWNED                                                                  227,474             257,188

ACCRUED INTEREST RECEIVABLE                                                              766,023             746,031

OTHER ASSETS                                                                             121,848              95,485
                                                                               -----------------   -----------------

           Total                                                               $      93,484,717   $      86,258,129
                                                                               =================   =================

                 LIABILITIES

DEPOSITS:
    Demand deposits                                                            $      11,902,390   $      10,106,483
    NOW and money market deposits                                                     27,062,490          28,887,287
    Savings deposits                                                                   9,530,695          10,344,231
    Time deposits, $100,000 and over                                                   8,787,013           7,079,546
    Other time deposits                                                               24,967,941          19,445,075
                                                                               -----------------   -----------------
           Total deposits                                                             82,250,529          75,862,622

ACCRUED INTEREST PAYABLE                                                                 526,863             260,376

OTHER LIABILITIES                                                                        168,869             148,294
                                                                               -----------------   -----------------
           Total liabilities                                                          82,946,261          76,271,292

MINORITY INTEREST                                                                        153,318             145,314

STOCKHOLDERS' EQUITY:
    Common stock - authorized 216,150 shares
       of $5 par value; issued and outstanding
       87,494 shares in 1995 and 1994                                                    437,470             437,470
    Surplus                                                                            2,663,679           2,663,679
    Retained earnings                                                                  7,283,989           6,740,374
                                                                               -----------------   -----------------
           Total stockholders' equity                                                 10,385,138           9,841,523
                                                                               -----------------   -----------------

           Total                                                               $      93,484,717   $      86,258,129
                                                                               =================   =================

See Notes to Consolidated Financial Statements.

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                      1995                1994
                                                                               -----------------   -----------------
INTEREST INCOME:
    Interest and fees on loans                                                 $       3,012,481   $       2,402,914
    Interest on investment activities:
        U. S. Treasury securities and
          obligations of U. S. government agencies                                     2,296,489           2,718,292
        Obligations of states and political sub-
           divisions                                                                     170,656             220,403
        Interest on Federal funds sold                                                   268,362             136,327
                                                                               -----------------   -----------------
             Total                                                                     5,747,988           5,477,936
                                                                               -----------------   -----------------

INTEREST EXPENSE:
    Interest on deposits                                                               2,602,266           2,113,296
    Interest on Federal funds purchased                                                    7,424               4,929
                                                                               -----------------   -----------------
              Total                                                                    2,609,690           2,118,225
                                                                               -----------------   -----------------

NET INTEREST INCOME                                                                    3,138,298           3,359,711

PROVISION FOR LOAN LOSSES                                                                      0                   0
                                                                               -----------------   -----------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES                                                                               3,138,298           3,359,711

OTHER OPERATING INCOME:
    Service fees                                                                         850,547             667,863
    Recovery of previously charged down securities                                         9,135             179,812
    Other operating income                                                                90,020              25,402
                                                                               -----------------   -----------------
              Total                                                                      949,702             873,077
                                                                               -----------------   -----------------

OTHER OPERATING EXPENSES:
    Salaries and employee benefits                                                     1,458,926           1,392,903
    Occupancy and equipment expense                                                      576,017             415,259
    Other operating expenses                                                             835,487             909,788
                                                                               -----------------   -----------------
             Total                                                                     2,870,430           2,717,950
                                                                               -----------------   -----------------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST                                       1,217,570           1,514,838

INCOME TAX EXPENSE                                                                       332,969             458,355
                                                                               -----------------   -----------------

INCOME BEFORE MINORITY INTEREST                                                          884,601           1,056,483

MINORITY INTEREST IN SUBSIDIARY'S NET INCOME                                              12,883              15,395
                                                                               -----------------   -----------------

NET INCOME                                                                     $         871,718   $       1,041,088
                                                                               =================   =================

NET EARNINGS PER COMMON SHARE                                                  $            9.96   $           11.90

DIVIDENDS PAID PER COMMON SHARE                                                $            3.75   $            3.75

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING                                                                               87,494              87,494

See Notes to Consolidated Financial Statements.

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994





                            Common Stock
                       ---------------------                   Retained
                        Shares       Amount      Surplus      Earnings      Total
                       ---------    --------    ---------   -----------  -----------
Balance, December
  31, 1993                87,494    $437,470    2,663,679   $ 6,027,388  $ 9,128,537

Cash dividends -
  $3.75 per common
  share                                                        -328,102     -328,102

Net income for the
  year 1994                                                   1,041,088    1,041,088
                       ---------    --------    ---------   -----------  -----------

Balance, December
  31, 1994                87,494     437,470    2,663,679     6,740,374    9,841,523

Cash dividends -
    $3.75 per common
    share                                                      -328,103     -328,103

Net income for the
    year 1995                                                   871,718      871,718
                       ---------    --------    ---------   -----------  -----------

Balance, December
    31, 1995              87,494    $437,470    2,663,679   $ 7,283,989  $10,385,138
                       =========    ========    =========   ===========  ===========




See Notes to Consolidated Financial Statements.

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                      1995                1994
                                                                               -----------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                 $         871,718   $       1,041,088
    Adjustments to reconcile net income to net cash
       provided by operating activities:
           Deferred income tax                                                           -20,208             -13,635
           Depreciation and amortization                                                 202,850             110,365

           Provision for losses on other real estate                                      30,021              35,007
           Gain on sales of investment securities
              and other real estate owned                                                -12,812            -199,223
           Amortization of premiums on investment
              securities                                                                  66,799             151,320
           Increase(-),decrease in accrued interest
              receivable                                                                 -19,992             271,908
           Increase(-), decrease in other assets                                          -6,155             -42,406
           Increase, decrease(-) in interest payable                                     266,487              27,966
           Increase, decrease(-) in other liabilities                                     20,575             -71,155
           Minority interest in net income of subsi-
             diary                                                                        12,883              15,395
                                                                               -----------------   -----------------
                Net cash provided by operating
                  activities                                                           1,412,166           1,326,630
                                                                               -----------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from maturities and sales of investment
       securities                                                                     10,626,910          12,487,898
    Purchases of investment securities                                                -5,554,602         -10,334,320
    Net increase in loans                                                             -4,274,949          -5,183,464
    Payments received on loans previously charged off                                    140,995              60,529
    Purchase of bank premises and equipment                                              -81,193            -830,982
    Proceeds from sales of other real estate                                              21,826              72,818
                                                                               -----------------   -----------------
                Net cash provided by, used in(-)
                  investing activities                                                   878,987          -3,727,521
                                                                               -----------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase, decrease(-) in demand deposits,
       NOW accounts, money market accounts and
       savings accounts                                                                 -842,426           1,130,273
    Net increase, decrease(-) in time
       deposits                                                                        7,230,333            -497,770
    Cash dividends paid                                                                 -328,103            -328,102
    Cash dividends paid to minority interest
       stockholders of subsidiary                                                         -4,879              -4,877
                                                                               -----------------   -----------------
                Net cash provided by financing
                  activities                                                           6,054,925             299,524
                                                                               -----------------   -----------------

NET INCREASE, DECREASE (-) IN CASH AND CASH EQUIVALENTS                                8,346,078          -2,101,367

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                           9,149,589          11,250,956
                                                                               -----------------   -----------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                         $      17,495,667   $       9,149,589
                                                                               =================   =================


See Notes to Consolidated Financial Statements.

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


Continued

                                                                                      1995                1994
                                                                               -----------------   -----------------
SUPPLEMENTAL INFORMATION:

    Amount paid for interest                                                   $       2,343,203   $       2,189,380
                                                                               =================   =================

    Amount paid for income taxes                                               $         296,945   $         560,743
                                                                               =================   =================


NON CASH INVESTING ACTIVITIES:

    Loans transferred to other real estate owned                               $          18,456   $               0
                                                                               =================   =================





See Notes to Consolidated Financial Statements.

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The accounting and reporting policies of Community Bancshares, Inc. (Bancshares) and its subsidiary, Community State Bank (Bank) conform to practices within the banking industry and are based on generally accepted accounting principles. A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

Principles of Consolidation - The consolidated financial statements include the accounts of Bancshares and Bank. All significant intercompany items have been eliminated in consolidation. As of December 31, 1995, Bancshares owned 98.54% of the outstanding common stock of the Bank.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Securities - Effective January 1, 1994 the Bank adopted the provision of Statement of Financial Accounting Standards, (SFAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities." All Investment Securities are classified as held to maturity securities. Investment securities are stated at cost adjusted for accretion of discounts and amortization of premiums. Gains and losses are recognized when securities are sold using the specific identification method.

Loans - Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses. Interest is calculated by using the simple-interest method on daily balances of the principal amount outstanding. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial conditions is such that collection of interest is doubtful. Loan origination fees and certain direct origination costs are immaterial and are recognized as income when received or expense when paid.

Allowance for Loan Losses - The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay.

Bank Premises and Equipment - Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line and accelerated methods over the estimated useful lives of the respective assets.

Other Real Estate Owned - Properties acquired through foreclosure or deed taken in lieu of foreclosure are recorded at the lower of cost or fair value. Write-downs from cost to fair value at the time of foreclosure are charged to the allowance for loan losses; subsequent write-downs and gains or losses recognized on the sale of such properties are included in the consolidated statement of income.

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  (CONTINUED)

Income Taxes - Bancshares and Bank file a consolidated tax return for federal income tax purposes. Federal income taxes are computed for each company as though the company filed separate income tax returns. The current tax expense recognized for financial accounting purposes by Bank is remitted to Bancshares. Bancshares retains the difference between total taxes reflected by Bank, and the consolidated provision for income taxes.

Provisions for deferred income taxes are made as a result of timing differences between financial and income tax accounting consisting primarily of differences in the accounting for the reserve for loan losses and write-downs of other real estate owned.

Statement of Cash Flows - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one day periods.

NOTE 2 - SECURITIES HELD TO MATURITY:

The amortized cost and approximate market value of investment securities at December 31, 1995 and 1994 are summarized as follows:

                                                                    Gross              Gross
                                                Amortized        Unrealized         Unrealized        Approximate
    December 31, 1995                             Cost              Gains             Losses          Market Value
    -----------------                      -----------------  ----------------   ---------------   -----------------

U. S. Treasury securities                  $       6,997,860  $         72,536   $        11,021   $       7,059,375
Obligations of U. S.
  government agencies                             28,846,097           289,901            87,000          29,048,998
Obligations of states and
  political subdivisions                           3,086,145            80,240                             3,166,385
                                           -----------------  ----------------   ---------------   -----------------

     Total                                 $      38,930,102  $        442,677   $        98,021   $      39,274,758
                                           =================  ================   ===============   =================

                                                                    Gross              Gross
                                                Amortized        Unrealized         Unrealized        Approximate
    December 31, 1994                             Cost              Gains             Losses          Market Value
    -----------------                      -----------------  ----------------   ---------------   -----------------
U. S. Treasury securities                  $       7,003,453  $                  $       273,912   $       6,729,541
Obligations of U. S.
  government agencies                            34,188,497             14,972         1,591,555          32,611,914
Obligations of states and
  political subdivisions                           2,868,124            30,761            40,651           2,858,234
                                           -----------------  ----------------   ---------------   -----------------

     Total                                 $     44,060,074   $         45,733   $     1,906,118   $      42,199,689
                                           ================   ================   ===============   =================



                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


NOTE 2 - SECURITIES HELD TO MATURITY:  (CONTINUED)

The amortized cost and approximate market value of debt securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligation with or without call or prepayment penalties:

                                                                                Amortized        Approximate
                                                                                   Cost          Market Value
                                                                           -----------------  -----------------
Due in 1996                                                                $      16,900,903  $      16,937,136
Due between 1997 and 2000                                                         19,489,737         19,734,568
Due between 2001 and 2005                                                            688,030            703,256
Mortgage-backed securities                                                         1,851,432          1,899,798
                                                                           -----------------  -----------------

   Total                                                                   $      38,930,102  $      39,274,758
                                                                           =================  =================

The market values of obligations of state and political subdivisions are based on available market data, which often reflect transactions of a relatively small size and are not necessarily indicative of the price at which large amounts of particular issues could be readily sold.

Management does not anticipate a requirement to sell any of the Bank's investment securities for liquidity or other operating purposes and has the ability and intent to hold these securities until maturity.

Securities with a carrying value of approximately $17,393,286 and approximate market value of $17,437,672, were pledged to secure public deposits and for other purposes required or permitted by law.

Proceeds from maturities and calls of investments in debt securities during the year were $10,626,910. Gross gains of $9,770 and losses of $635 were incurred on these transactions.

NOTE 3 - LOANS

The Bank grants commercial, residential and consumer loans primarily to customers in Tangipahoa Parish. Although the Bank has a diversified loan portfolio, the ability of its debtors to honor their contracts is to some extent dependent upon the economic conditions in Tangipahoa Parish.

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

NOTE 3 - LOANS  (CONTINUED)

The composition of the loan portfolio at December 31, 1995 and 1994 is as follows:

                                                                                      1995               1994
                                                                               -----------------   -----------------
Commercial                                                                     $      14,998,166   $      13,023,836
Real estate                                                                           11,603,038          10,131,766
Loans to individuals                                                                   7,838,604           6,932,426
Other                                                                                    450,295             701,594
                                                                               -----------------   -----------------
                                                                                      34,890,103          30,789,622

Less allowance for loan losses                                                           458,522             473,539
                                                                               -----------------   -----------------

   Total                                                                       $      34,431,581   $      30,316,083
                                                                               =================   =================

Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $186,940 and $179,888 at December 31, 1995 and 1994, respectively. If interest on those loans had been accrued, income before provision for income taxes would have increased approximately $18,650 and $15,749 for 1995 and 1994, respectively.

Changes in the allowance for loan losses were as follows:

                                                                                      1995                1994
                                                                               -----------------   -----------------
Balance, beginning of year                                                     $         473,539   $         470,711
Provision charged to operations                                                                0                   0
Loans charged off                                                                       -156,012             -57,701
Recoveries                                                                               140,995              60,529
                                                                               -----------------   -----------------

Balance, end of year                                                           $         458,522   $         473,539
                                                                               =================   =================

NOTE 4 - BANK PREMISES AND EQUIPMENT

Major classifications of bank premises and equipment at December 31, 1995 and 1994 are summarized as follows:

                                                                                      1995                1994
                                                                               -----------------   -----------------
Land                                                                           $         250,597   $         190,617
Buildings and improvements                                                             1,166,285           1,225,648
Furniture, fixtures and equipment                                                      1,086,920           1,140,465
                                                                               -----------------   -----------------
                                                                                       2,503,802           2,556,730
Less accumulated depreciation                                                            991,780             893,051
                                                                               -----------------   -----------------

   Net                                                                         $       1,512,022   $       1,663,679
                                                                               =================   =================

Depreciation expense totaled $202,850 and $110,365 for the years ended December 31, 1995 and 1994, respectively.

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



NOTE 5 - INCOME TAXES

The components of the income tax expense, benefit(-) are as follows:

                                                                                      1995                1994
                                                                               -----------------   -----------------
Currently payable                                                              $         353,176   $         471,990
Deferred                                                                                  17,217
Change in valuation allowance                                                            -37,424             -13,635
                                                                               -----------------   -----------------
  Total                                                                        $         332,969   $         458,355
                                                                               =================   =================

A reconciliation of income tax expenses as reflected in the statement of income with income tax expense calculated at the statutory rate of 34% is as follows:

                                                                                      1995                1994
                                                                               -----------------   -----------------
Tax at statutory rate                                                          $         413,974   $         515,045
Increase, reduction(-) in tax resulting from:
   Tax exempt interest                                                                   -51,504             -52,381
   Non-deductible expenses                                                                 7,923               9,326
   Change in valuation allowance                                                         -37,424             -13,635
                                                                               -----------------   -----------------

                                                                               $         332,969   $         458,355
                                                                               =================   =================

Temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities give rise to the following net deferred tax asset:

                                                                                            December 31,
                                                                               -------------------------------------
                                                                                      1995                1994
                                                                               -----------------   -----------------
DEFERRED TAX ASSETS:
   Allowance for loan losses not
     currently deductible                                                      $          37,424   $          37,424
   Provision for loss on other
     real estate not currently
     deductible                                                                           34,345              24,242
   Less valuation allowance                                                                                  -37,424
                                                                               -----------------   -----------------
                                                                                          71,769              24,242
                                                                               -----------------   -----------------
DEFERRED TAX LIABILITY
    Depreciation                                                                         -37,926             -10,607
                                                                               -----------------   -----------------

       Net deferred tax asset                                                  $          33,843   $          13,635
                                                                               =================   =================

The Corporation has evaluated the need for a valuation allowance and, based on the weight of the available evidence, has determined that it is more likely than not that all deferred tax assets will eventually be realized.

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


NOTE 6 - RELATED PARTIES

Certain executive officers, directors, and organizations with which they are associated, have loans, deposits, and other transactions with the Bank. Such transactions are on substantially the same terms as those prevailing at the time for comparable transactions with others. An analysis of changes in these loans follows:

    Balance at January 1, 1995                                                 $         682,337

    New loans                                                                            648,640

    Repayments                                                                          -496,286
                                                                               -----------------

    Balance at December 31, 1995                                               $         834,691
                                                                               =================

The Company is affiliated with Merchants Bank and Trust Company and its Holding Company, Merchants Bancshares, Inc. by virtue of common ownership and management control. There were no significant transactions with these entities in the year ended December 31, 1995.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Bank had outstanding commitments to extend credit of $2,759,000 at December 31, 1995. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer. The Bank is also contingently liable for outstanding letters of credit totaling $625,187 at December 31, 1995. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending a loan.

The Bank, in the normal course of business, is defendant in various legal claims. Management and legal counsel are of the opinion that these actions will not have a material effect on the Bank's financial position.

NOTE 8 - EMPLOYEE BENEFIT PLAN

The Bank has a voluntary savings plan covering substantially all employees and allowing eligible employees to contribute up to 4% of their compensation which is matched by the Bank. In addition, the Bank's Board of Directors may, at its discretion, authorize an additional contribution to the plan. The Bank's total contributions to the plan, including the discretionary contribution, were $38,957 and $39,930 for the years ended December 31, 1995 and 1994, respectively.

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


NOTE 9 - LEASES:

The following is a schedule by year of future minimum rental payments, required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 1995.

      Twelve months period to December 31, 1996                                $          49,126
                                                          1997                            49,126
                                                          1998                            49,126
                                                          1999                            37,245
                                                                               -----------------

      Total minimum lease payments                                             $         184,623
                                                                               =================

Rent expense of $50,638 for 1995 is included in occupancy expense in the statement of income.

NOTE 10 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

CASH, SHORT-TERM INVESTMENTS AND FEDERAL FUNDS SOLD - For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

SECURITIES - For Securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

LOANS - The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

DEPOSITS - The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

COMMITMENTS - The fair value of commitments to extend credit was not significant.

      The estimated fair values of the Company's financial instruments are as follows at December 31, 1995 (in thousands):

                                                                                   Recorded            Estimated
                                                                                 Book Balance          Fair Value
                                                                               -----------------   -----------------
FINANCIAL ASSETS:
      Cash, short-term investments
         and federal funds sold                                                $          17,496   $          17,496
      Securities                                                                          38,930              39,275
      Loans, net                                                                          34,432              33,837

FINANCIAL LIABILITIES:
      Deposits                                                                            82,251              82,579

                   COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


NOTE 11 - SUPPLEMENTAL INFORMATION:

The following is selected supplemental information for the years ended December 31, 1995 and 1994.

                                                                                     1995                1994
                                                                               ----------------     ----------------
Other operationg income:
      Rent income - other real estate                                          $       71,639      $         2,640
Other operationg expenses:
      Deposit insurance premium expense                                                86,101              167,390
      Postage expense                                                                  60,774               47,891
      Supplies expense                                                                 94,775              105,217
Interest paid                                                                       2,343,203            2,189,380
Income taxes paid                                                                     296,945             560,743

NOTE 12 - SUMMARIZED FINANCIAL INFORMATION OF COMMUNITY BANCSHARES, INC. (PARENT COMPANY ONLY):

                                 BALANCE SHEETS

                                                                                           December 31,
                                                                               -------------------------------------
                                                                                     1995                1994
                                                                               ----------------     ----------------
Assets:
      Investment in subsidiary                                                 $    10,377,296     $     9,835,495
      Other                                                                            139,083             137,268
                                                                               ---------------     ---------------

                                                                               $    10,516,379     $     9,972,763
                                                                               ===============     ===============

Liabilities and Stockholders' Equity:
      Dividend payable                                                         $       131,241     $       131,241
      Stockholders' equity                                                          10,385,138           9,841,522
                                                                               ---------------     ---------------

                                                                               $    10,516,379     $     9,972,763
                                                                               ===============     ===============

                             STATEMENTS OF EARNINGS

                                                                                      Years Ended December 31,
                                                                               -----------------------------------
                                                                                     1995                1994
                                                                               ---------------     ---------------
Dividends received from subsidiary                                             $       330,155     $       330,155
Excess equity in earnings of subsidiary over dividends received                        541,801             711,869
Interest income                                                                            196                 138
Other expenses                                                                            -556              -1,556
Income tax credit                                                                          122                 482
                                                                               ---------------     ---------------

      Net earnings                                                             $       871,718     $     1,041,088
                                                                               ===============     ===============

                            STATEMENTS OF CASH FLOWS


                                                                                      Years Ended December 31,
                                                                               -----------------------------------
                                                                                     1995                1994
                                                                               ---------------     ---------------
Cash flows from operating activities - principally dividends from subsidiary   $       330,277     $       328,856
Cash flows from financing activities - principally dividends paid                      328,103             328,103
                                                                               ---------------     ---------------
Net increase in cash                                                                     2,174                 753
Cash, beginning                                                                          4,725               3,972
                                                                               ---------------     ---------------
Cash, ending                                                                   $         6,899     $         4,725
                                                                               ===============     ===============


                                   APPENDIX A

                                MERGER AGREEMENT
                      AGREEMENT AND PLAN OF REORGANIZATION

       THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of the 19th day of June, 1996, is made between COMMUNITY BANCSHARES, INC., Independence, Louisiana, a Louisiana corporation ("CBI"), HANCOCK HOLDING COMPANY, Gulfport, Mississippi, a Mississippi corporation ("HHC"), Community State Bank, Independence, Louisiana, a Louisiana state bank ("Bank"), and Hancock Bank of Louisiana, Baton Rouge, Louisiana, a Louisiana state bank ("Hancock Bank").

       The Boards of Directors of CBI, HHC, Bank and Hancock Bank have duly approved this Agreement and have authorized the execution hereof by their respective President. CBI and Bank have directed that this Agreement be submitted to a vote of their shareholders, in accordance with Part XI of the Louisiana Business Corporation Law ("LCL"), and Section 6:352 of the Louisiana Banking Laws ("LBL"), respectively, and the terms of this Agreement.

       In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement for the merger of CBI with and into HHC and the merger of Bank with and into Hancock Bank and prescribe the terms and conditions of such mergers and the mode of carrying them into effect, which shall be as follows:

       1.                         DEFINITIONS

       Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

       a. "Agreement" shall mean this Agreement and Plan of Reorganization by and between CBI, HHC, Bank, and Hancock Bank and any amendments thereto. References to Articles, Sections, Schedules and the like refer to the Articles, Sections, Schedules and the like of this Agreement unless otherwise indicated.

       b. "Bank" means Community State Bank, a Louisiana banking corporation duly chartered on November 4, 1944, organized and existing under and pursuant to the laws of the State of Louisiana and maintaining its principal place of business at 203 N. Railroad Avenue, in Independence, Tangipahoa Parish, Louisiana with a registered address at 583 West Railroad, Independence, Louisiana 70443.


       c. "Business Day" shall mean a day on which Hancock Bank is open for business and which is not a Saturday, Sunday or legal bank holiday.

       d. "CBI" means Community Bancshares, Inc., a corporation duly chartered on October 8, 1981, organized, and existing under and pursuant to the laws of the State of Louisiana; maintaining its principal place of business at 203 N. Railroad Avenue, in Independence, Tangipahoa, Louisiana; and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

       e. "Closing" The closing (the "Closing") of the transactions contemplated herein will take place at a place and on a date that is mutually agreed to by the parties ("Closing Date") that is within thirty (30) days following the later of the date of receipt of all applicable regulatory approvals relating to the transactions contemplated herein, the expiration of all applicable statutory and regulatory waiting periods relative thereto, or the date the Registration Statement (the "Registration Statement") filed with the SEC is declared effective, or such later date as may be agreed to by the parties. At the Closing the parties shall each deliver to the other such evidence of the satisfaction of the conditions to the Mergers (as defined in Section 2.1 hereof) as may reasonably be required (including material required to be delivered under this Agreement).

       f. "Effective Date" Immediately upon consummation of the Closing, or on such other later date as the parties hereto may agree, the Company Merger Agreement (as defined in Section 2.1 hereof) shall be certified, executed, acknowledged and delivered to the Secretary of State of the State of Louisiana (the "Secretary") for filing pursuant to and in accordance with the provisions of Section 12:112 of the LCL. The Company Merger shall become effective as of the date and time of issuance by the Secretary of a Certificate of Merger relating to the Company Merger.

       Immediately upon consummation of the Closing, or on such other later date as the parties hereto may agree, the Bank Merger Agreement (as defined in Section 2.1 hereof) shall be certified, executed, acknowledged and delivered to the Louisiana Office of Financial

Institutions (the "OFI") for filing pursuant to and in accordance with the provisions of Section 6:352 of the LBL. The Bank Merger shall become effective as of the date and time specified or permitted by the OFI in a Certificate of Merger or other written record issued by the OFI.

       g. "FDIC" means that agency of the United States of America known as the Federal Deposit Insurance Corporation, or any successor United States governmental agency which insures deposits of commercial banks.

       h. "FRB" means that agency of the United States of America which acts in the capacity of a governmental central bank known as the Federal Reserve System represented by actions of its Board of Governors, having regulatory authority over bank holding companies, or any successor United States governmental agency performing the function of exercising such regulatory authority.

       i. "HHC" means Hancock Holding Company, a corporation duly chartered, organized and existing under and pursuant to the laws of the State of Mississippi; maintaining its principal place of business at One Hancock Plaza, in Gulfport, Harrison County, Mississippi; and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

       j. "Hancock Bank" means Hancock Bank of Louisiana, a Louisiana banking corporation, duly chartered, organized and existing under and pursuant to the laws of the State of Louisiana and maintaining its principal place of business at One American Place in Baton Rouge, East Baton Rouge Parish, Louisiana.

       k. "OFI" means the Office of Financial Institutions of the State of Louisiana having regulatory authority over Hancock Bank and Bank or any successor Louisiana governmental agency exercising such regulatory authority.

       l. "Party" shall mean HHC, Hancock Bank, CBI, or Bank and "Parties" shall mean HHC, Hancock Bank, CBI and Bank.

       m. "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

       n. "SEC" means that agency of the United States of America known as the Securities and Exchange Commission.



       2.               THE MERGERS AND RELATED MATTERS

       a. Mergers. On the Effective Date, CBI shall be merged with and into HHC under the Articles of Incorporation of HHC, pursuant to the provisions of this Agreement, the provisions of and with the effect provided in, Part XI of the LCL (the "Company Merger") and the Company Merger Agreement in substantially the form of Exhibit A hereto (the "Company Merger Agreement"). Simultaneously, on the Effective Date, Bank shall be merged with and into Hancock Bank under the Articles of Incorporation of Hancock Bank, pursuant to the provisions of this Agreement, the provisions of and with the effect provided in Section 6:355 of the LBL (the "Bank Merger" and together with the Company Merger, the "Mergers") and the Bank Merger Agreement in substantially the form of Exhibit B hereto (the "Bank Merger Agreement" and, together with the Company Merger Agreement, the "Merger Agreements"). For federal income tax purposes, it is intended that the Company Merger shall qualify as a non-taxable reorganization under and in accordance with Section 368(a)1(A) of the Internal Revenue Code of 1986, as amended, and the applicable IRS regulations. In addition, for federal income tax purposes, it is intended that the Bank Merger shall qualify as a non-taxable reorganization under and in accordance with
Section 368(a)1(A) and Section 368 (a)(2)(D) of the Internal Revenue Code of 1986, as amended, and the applicable IRS regulations. The Parties expect that the Mergers will further certain of their business objectives, including, and without limitation, the expansion of operations as a financial institution.

       b. Effect of Company Merger. Upon consummation of the Company Merger, the separate corporate existence of CBI shall cease and HHC shall continue as the surviving corporation. The name of HHC, as the surviving corporation, shall by virtue of the Company Merger remain unchanged. On the Effective Date, as hereinabove provided, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, choses in action, rights, and credits then owned by CBI, or which would inure to it, shall immediately by operation of law and without any conveyance or transfer or without any further action or deed, be vested in and become the property of HHC, which shall have, hold, and enjoy the same in its own right as fully and to the same extent as the same were possessed, held, and enjoyed by CBI prior to such merger, and HHC shall be deemed to be and shall be a continuation of the original entities and all of the rights and obligations of CBI shall remain unimpaired, and HHC, on the Effective Date of the Company Merger shall succeed to all such rights, obligations, duties and liabilities connected therewith.

       c. Effect of Bank Merger. Upon consummation of the Bank Merger, the separate corporate existence of Bank shall cease and Hancock Bank shall continue as the surviving corporation. The name of Hancock Bank, as the surviving corporation, shall by virtue of the

Bank Merger remain unchanged. On the Effective Date, as hereinabove provided, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, choses in action, rights, and credits then owned by Bank, or which would inure to it, shall immediately by operation of law and without any conveyance or transfer or without any further action or deed, be vested in and become the property of Hancock Bank, which shall have, hold, and enjoy the same in its own right as fully and to the same extent as the same were possessed, held, and enjoyed by Bank prior to such merger; and Hancock Bank shall be deemed to be and shall be a continuation of the original entities and all of the rights and obligations of Bank shall remain unimpaired, and Hancock Bank, on the Effective Date of the Bank Merger shall succeed to all such rights, obligations, duties and liabilities connected therewith.


       3.                     CONVERSION OF STOCK

       a.     Conversion of CBI Stock and Bank Stock.

              i. On the Effective Date, each share of the Common Stock, $3.33 par value, of HHC ("HHC Common Stock") issued and outstanding immediately prior to the Effective Date shall remain outstanding and shall represent one share of Common Stock, $3.33 par value, of HHC.

              ii. On the Effective Date, each share of Common Stock, $5.00 par value, of CBI ("CBI Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Company Merger and without any action on the part of the holder thereof, be converted into the right to receive 5.0721 shares of HHC Common Stock and $61.7107 in cash (collectively the "CBI Exchange Ratio"), provided however, each holder of 25 or fewer shares of CBI Common Stock shall not receive HHC Common Stock but rather shall be entitled to receive $246.8428 for each share of CBI Common Stock.

              iii. On the Effective Date, each share of Common Stock, $5.00 par value, of Bank ("Bank Common Stock") issued and outstanding immediately prior to the Effective Date, other than the Bank Common Stock held by CBI, shall by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted into the right to receive
                     6.2458 shares of HHC Common Stock and $75.9904 in cash, (collectively the "Bank Exchange Ratio"), provided however, each holder of 25 or fewer shares of Bank Common Stock shall not receive HHC Common Stock but rather shall be entitled to receive $303.9616 for each share of Bank Common Stock.

              iv. As a result of the Mergers and without any action on the part of the holder thereof, all shares of CBI Common Stock and all shares of Bank Common Stock, other than the Bank Common Stock held by CBI, shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any shares of CBI Common Stock or any shares of Bank Common Stock, other than the Bank Common Stock held by CBI, shall thereafter cease to have any rights with respect to such shares of CBI Common Stock or Bank Common Stock, except the right to receive, without interest, the HHC Common Stock and cash in accordance with
                     Section 3.1(b) and 3.1(c), and cash for fractional shares of HHC Common Stock in accordance with Section 3.2(e) upon the surrender of such Certificate.

              v. Each share of CBI Common Stock and Bank Common Stock issued and held in CBI's and Bank's treasury, respectively, at the Effective Date shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

       b. Exchange of Certificates Representing CBI Common Stock and Bank Common Stock.

              i. As of the Effective Date, HHC shall deposit, or shall cause to be deposited, with Hancock Bank Trust Department, as exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of CBI Common Stock and Bank Common Stock, other than the Bank Common Stock held by CBI, for exchange in accordance with this Article 3, certificates representing the shares of HHC Common Stock and cash (such certificates for shares of HHC Common Stock and cash being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 3.1 and paid pursuant to this Section 3.2 in exchange for outstanding shares of CBI Common Stock and Bank Common Stock.

              ii. Promptly after the Effective Date, HHC shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (other than those representing Bank Common Stock held by CBI or other than those representing shares with respect to which the holder thereof has perfected appraisal rights under the LCL or LBL and has not subsequently lost, withdrawn or forfeited such rights) (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as HHC may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of HHC Common Stock and cash, and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of HHC Common Stock and (y) a check representing the amount of cash and cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to Section 3.1(b) or
                     Section 3.1(c), after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the value of any HHC Common Stock or cash payable to holders of Certificates. In the event of a transfer of ownership of CBI Common Stock or Bank Common Stock which is not registered in the transfer records of CBI or Bank, a certificate representing the proper number of shares of HHC Common Stock, together with a check for the cash component of the CBI Exchange Ratio or Bank Exchange Ratio and/or cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such CBI Common Stock or Bank Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

              iii. Notwithstanding any other provisions of this Agreement, no dividends on HHC Common Stock shall be paid with respect to any shares of CBI Common Stock or Bank Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of HHC Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Date theretofore payable with respect to such whole shares of HHC Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Date but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of HHC Common Stock, less the amount of any withholding taxes which may be required thereon.

              iv. On or after the Effective Date, there shall be no transfers on the stock transfer books of CBI or Bank of the shares of CBI Common Stock or Bank Common Stock, respectively which were outstanding immediately prior to the Effective Time. If, after the Effective Date, Certificates are presented to HHC, they shall be canceled and exchanged for certificates for shares of HHC Common Stock and cash, as appropriate, and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 3. Certificates surrendered for exchange by any person constituting an "affiliate" of CBI or Bank for purposes of Rule 145(c) under the Securities Act of 1933 (the "Securities Act") shall not be exchanged until HHC has received a written agreement from such person as provided in Section 4.1.

              v. No fractional shares of HHC Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of HHC Common Stock pursuant to Section 3.1(b), or Section 3.1(c), cash adjustments will be paid to holders in respect of any fractional share of HHC Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of $36.50.

              vi. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of HHC Common Stock) that remains unclaimed by the former stockholders of CBI or Bank one year after the Effective Date shall be delivered to HHC. Any former stockholders of CBI or Bank who have not theretofore complied with this Article 3 shall thereafter look only to HHC for payment in respect of their shares, in any event without any interest thereon. In the event that any such holder fails to surrender either such Certificate or the documents and information contemplated by the letter of transmittal and instructions on or before the fifth (5th) anniversary of the Effective Date, HHC shall not have any obligation to deliver the amount to which any such holder would have been entitled in-accordance with the provisions of this Agreement and any such holder shall not be entitled to receive from HHC any amount in substitution and exchange for each share canceled and extinguished in accordance with this Agreement.

              vii. None of HHC, Bancshares, Bank, the Exchange Agent or any other person shall be liable to any former holder of shares of CBI Common Stock or Bank Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

              viii. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by HHC, the posting by such person of a bond in such reasonable amount as HHC may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of HHC Common Stock and cash, as appropriate, and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of HHC Common Stock as provided in Section 3.2(c), deliverable in respect thereof pursuant to this Agreement.

       c. Adjustment of Exchange Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Date, CBI, Bank, or HHC changes the number of shares of CBI Common Stock, Bank Common Stock or HHC Common Stock, respectively, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the CBI Exchange Ratio or the Bank Exchange Ratio, as the case may be, shall be appropriately adjusted.


       4.                 ACCOUNTING AND TAX MATTERS

       a. Affiliates. CBI, Bank and HHC shall cooperate and use their best efforts to identify those persons who may be deemed to be "affiliates" of CBI or Bank within the meaning of Rule 145(c) or Rule 144 (as applicable) under the Securities Act. CBI and Bank shall use its best efforts to cause each person so identified to deliver to HHC, not later than thirty (30) days prior to the Effective Date, a written agreement in substantially the form set forth in Exhibit C attached hereto. HHC shall be entitled to place appropriate legends on the certificates evidencing shares of HHC Common Stock to be received pursuant to this Agreement by such affiliates and to issue appropriate stop transfer instructions to the transfer agent for HHC Common Stock.

       b. Accounting Treatment. It is intended by the Parties hereto, that the Mergers will qualify for purchase accounting treatment under general accepted accounting principles.

       c. Accounting and Tax Representations. Each Party hereto represents and warrants that the statements made with respect to it in the Statement of Representations attached hereto on Schedule 4.3 and made a part hereof, are true and correct as of the date hereof and will be true and correct on the Effective Date.


       5.               CBI'S COVENANTS AND AGREEMENTS

       a. Operation of Business. Between the date hereof and the Effective Date, or until the termination of this Agreement, CBI covenants and agrees that it will operate its business solely in the ordinary course consistent with prudent business practices and in compliance with all applicable laws, regulations and rules; and, CBI will cause the Bank to operate its business solely in the ordinary course consistent with prudent business practices and in compliance with all applicable laws, regulations and rules; and without prior written consent of HHC, CBI will not, and CBI will cause Bank not to:

              i. Amend or otherwise change its respective articles of incorporation or bylaws, as each such document is in effect on the date hereof;

              ii. Issue or sell, or authorize for issuance or sale, the shares of CBI or Bank or any additional shares of any class of capital stock of CBI or Bank;

              iii. Issue, grant, or enter into any subscription, option, warrant, right, convertible security, or other agreement or commitment of any character obligating CBI or Bank to issue securities;

              iv. Declare, set aside, make, or pay any dividend or other distribution with respect to its capital stock, provided, however, CBI and/or Bank may to the extent lawfully permitted declare and pay dividends for the purpose of allowing CBI's and Bank's stockholders to receive the normal and customary third quarter, 1996 dividend in the amount of $.90 and $1.11 per outstanding share of CBI Common Stock and Bank Common Stock, respectively;

              v. Redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock respectively;

              vi. Authorize any capital expenditure(s) which, individually or in the aggregate, exceed $20,000;

              vii. Extend any new, or renew any existing, loan, credit, lease, or other type of financing which individually exceeds $50,000;

              viii. Except in the ordinary course of business, sell, pledge, dispose of, or encumber, or agree to sell, pledge, dispose of, or encumber, any assets of CBI or Bank;

              ix. Excluding normal and customary banking transactions, incur any indebtedness for borrowed money, issue any debt securities, or enter into or modify any contract, agreement, commitment, or arrangement with respect thereto;

              x. Amend its or the Bank's Articles of Incorporation or Bylaws (except to the extent required in order to effect the Mergers as contemplated herein); impose, or suffer the imposition, on any share of stock held by CBI in the Bank, of any material lien, charge, or encumbrance, or permit any such lien to exist; establish or add any automated teller machines or branch or other banking offices; take any action that would materially and adversely affect the ability of any Party hereto to obtain the approvals necessary for consummation of the transactions contemplated hereby or that would materially and adversely affect CBI's ability to perform its covenants and agreements hereunder;

              xi. Acquire (by merger, consolidation, lease or other acquisition of stock, ownership interests or assets) any corporation, partnership, or other business organization or division thereof, or enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

              xii. Enter into, extend, or renew any lease for office or other space;

              xiii. Except as required by law, enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other employee benefit plan, agreement, trust, fund, or arrangement for the benefit or welfare of any officer, employee or representative of CBI or Bank;

              xiv. Grant any increase in compensation to any director, officer, or employee or representative of CBI or Bank except in the ordinary course of business consistent with past practice; or

              xv. Enter into, amend, or terminate any employment agreement, relationship or responsibilities with any director, officer, or key employee or representative of CBI or Bank, or enter into, amend, or terminate any employment agreement with any other person otherwise than in the ordinary course of business, or take any action with respect to the grant or payment of any severance or termination pay except as expressly consented to in writing by HHC;

              xvi. Take any action or omit to take any action which would cause any of CBI's or Bank's representations or warranties to be untrue or misleading in any material respect or any covenant of CBI or Bank under this Agreement incapable of being performed; or

              xvii.  Agree in writing or otherwise to do any of the foregoing.

       b. Preservation of Business. Between the date hereof and the Effective Date, CBI will, and will cause Bank to, use its best efforts to preserve its existing business and to keep its business organization intact, including its present relationships with its employees and customers and others having business relations with it.

       c. Insurance. Pending the Closing, CBI shall cause the real property owned by CBI and Bank to be insured reasonably against all insurable risks under policies with reasonable deductibles and in full compliance with any co-insurance provision.

       d. Stockholders' Meeting. CBI and Bank will promptly give proper notice of a stockholders' meeting, respectively, for the purpose of approving this Agreement. Said notice shall include notice of dissenter's rights, if any, and shall solicit stockholders' proxies in favor of this Agreement, and all notices shall be given in accordance with all applicable laws, regulations, and rules. CBI, Bank and their respective directors and principal stockholders will support and vote in favor of a stockholder resolution approving this Agreement.

       e. Property Transfers. From time to time, as and when requested by HHC and to the extent permitted by Louisiana law, the officers and directors of CBI and Bank last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to HHC title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of CBI and Bank, and otherwise to carry out the purposes of this Agreement.

       f. CBI and Bank Financial and Other Reports. CBI shall (and shall cause Bank to) make available to HHC and Hancock Bank the following statements and other reports and documents:

              i. CBI's Consolidated Balance Sheets as of June 30, 1996 and 1995 (unaudited) and December 31, 1995, 1994 and 1993 (audited); Consolidated Statements of Income and Changes in Stockholders' Equity and Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993 (audited), and Consolidated Statements of Income for the six-month periods ended June 30, 1996 and 1995 (unaudited) ("CBI Financial Statements");

              ii. All correspondence with the OFI, the FDIC, the FRB and the Internal Revenue Service from January 1, 1996 through the date of Closing (for inspection, but copying may be restricted by legal limitations); and

              iii. Such additional financial or other information as may be required for the regulatory applications and Registration Statement in connection with the consummation of the Mergers (subject to any legal limitations).

       g. Due Diligence. In order to afford HHC access to such information as it may reasonably deem necessary to perform any due diligence review with respect to the assets of CBI and Bank to be acquired as a result of the Mergers, CBI shall (and shall cause the Bank to), upon reasonable notice, afford HHC and its officers, employees, counsel, accountants, and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, to all of its and the Bank's properties; books, contracts, commitments, loan files, litigation files and records (including, but not limited to, the minutes of the Boards of Directors of CBI and the Bank and all committees thereof), and it shall (and shall cause the Bank to), upon reasonable notice and to the extent consistent with applicable law, furnish promptly to HHC such information as HHC may reasonably request to perform such review.

       h. No Solicitation. Prior to the Effective Date, neither CBI nor Bank shall authorize or knowingly permit any of their officers, directors, employees, representatives, agents or other persons controlled by CBI or Bank to directly or indirectly, encourage or solicit or, hold any discussions or negotiations with, or provide any information to, any persons, entity or group concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or similar transactions involving, directly or indirectly, CBI or Bank except as contemplated by this Agreement. CBI and Bank shall promptly communicate to HHC the identity and terms of any proposal which they may receive with respect to any such transaction.


       6.            CBI'S REPRESENTATIONS AND WARRANTIES

       CBI represents and warrants to HHC and Hancock Bank as follows: for purposes of this Agreement, except in Section 6.1 and where the context requires otherwise, any reference to CBI in this Article 6 shall be deemed to include CBI and Bank.

       a. Organization and Authority. Each of CBI and Bank is a corporation or bank duly organized, validly existing and in good standing under the laws of the State of Louisiana and each of CBI and Bank has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

       b. Authorization. The execution, delivery and performance of this Agreement by CBI and Bank and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of CBI and Bank, subject to regulatory approval. No other corporate proceedings on the part of CBI or Bank are necessary to authorize consummation of this Agreement, except for the approval of the transaction by CBI's and Bank's stockholders, and the performance by CBI and Bank of the terms hereof. This Agreement is a valid and binding obligation of CBI and Bank enforceable against CBI and Bank in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court and except that it is subject to approval by its stockholders and applicable regulatory agencies.

       Neither the execution, delivery or performance of this Agreement by CBI, nor the consummation of the transactions contemplated hereby, nor compliance by CBI with any of the provisions hereof, will (a) in any material respect violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of CBI or Bank under any terms, conditions or provisions of (i) CBI's or Bank's Charter or Bylaws or other charter documents of CBI or Bank or (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which CBI or Bank is a party or by which CBI or Bank may be bound, or to which CBI or Bank or the properties or assets of it may be subject, or (b) violate in any material respect any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to CBI or Bank or any of its properties or assets.

       c. Capital Structure of CBI. As of the date hereof, the authorized capital of CBI consists solely of 216,150 shares of common stock of the par value of $5.00 each and no preferred stock. As of the date hereof 87,494 shares of such authorized common stock were issued and outstanding. The outstanding shares of capital stock of CBI are validly issued and outstanding, fully paid and nonassessable. There are no outstanding options, conversion rights, warrants, calls, rights, commitments or agreements to issue any form of stock or other security of CBI. There are no outstanding obligations or commitments to purchase, redeem or otherwise acquire any outstanding shares of common stock of CBI.

       d. Ownership of Other Banks. CBI does not own, directly or indirectly, five percent (5%) or more of the outstanding capital stock or other voting securities of any corporation, bank, or other organization except the Bank. The presently authorized capital of the Bank consists solely of 80,000 shares of common stock of the par value of $5.00 each and no preferred stock. As of the date hereof, 72,050 shares of common stock were issued and outstanding. The outstanding shares of capital stock of the Bank are validly issued and outstanding, fully paid and, nonassessable and, 71,001 of such shares are owned by CBI, free and clear of all liens, claims and encumbrances.

       e. CBI Financial and Other Reports. CBI's Financial Statements (i) will have been prepared in accordance with generally accepted accounting principles, consistently applied, (ii) will present fairly the consolidated results of operations and financial position of CBI for the periods and at the times indicated, and (iii) will be true and correct in all material respects for the periods and at the times indicated.

       f. No Material Adverse Change. Since December 31, 1995, there has been no event or condition of any character (whether actual, or to the knowledge of CBI or the Bank, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to CBI would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of CBI or the Bank, excluding changes in laws or regulations that affect banking institutions generally.

       g. Tax Liability. The amounts set up as liabilities for taxes in the CBI Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates thereof.

       h. Tax Returns: Payment of Taxes. All federal, state, local, and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of CBI or the Bank have been timely filed or requests for extensions have been timely filed and granted and have not expired for periods ending on or before December 31, 1995, and all returns filed are complete and accurate to the best information and belief of their respective managements and all taxes shown on filed returns have been paid. As of the date hereof, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to CBI or the Bank except as reserved against in the CBI Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid, and CBI's reserves for bad debts at December 31, 1995, as filed with the Internal Revenue Service were not greater than the maximum amounts permitted under the provisions of Section 585 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

       i. Litigation and Proceedings. Except as set forth on Schedule 6.9 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending against CBI that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of CBI and the Bank taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated.

       j. Brokers' or Finders' Fees. No agent, broker, investment banker, investment or financial advisor or other person acting on behalf of CBI or the Bank or under their authority is entitled to any commission, broker's or finder's fee from any of the Parties hereto in connection with any of the transactions contemplated by this Agreement.

       k. Contingent Liabilities. Except as disclosed on Schedule 6.11 hereto or as reflected in the CBI Financial Statements and except in the case of the Bank for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of June 15, 1996, neither CBI nor the Bank has any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to CBI and the Bank taken as a whole and there does not exist a set of circumstances resulting from transactions effected or events occurring prior to, on, or after June 15, 1996, or from any action omitted to be taken during such period that, to the knowledge of CBI, could reasonably be expected to result in any such material obligation or liability.

       l.     Title to Assets; Adequate Insurance Coverage.

       Except as described on Schedule 6.12:

              i. As of June 15, 1996, CBI and the Bank had, and except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now have, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected in the CBI Financial Statements, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the CBI Financial Statements or which secure deposits of public funds as required by law; (ii) liens for taxes accrued by not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after June 15, 1996, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. CBI and the Bank own, or have valid leasehold interests in, all material properties and assets, tangible or intangible, used in the conduct of its business. Any real property and other material assets held under lease by CBI or the Bank are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made by HHC in such lease of such property.

              ii. With respect to each lease of any real property or a material amount of personal property to which CBI or the Bank is a party, except for financing leases in which CBI or the Bank is lessor, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have been due and payable thereunder have been paid; (iii) there exists no default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) the Mergers will not constitute a default or a cause for termination or modification of such lease.

              iii. Neither CBI nor the Bank has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

              iv. To the knowledge and belief of its management, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of CBI and the Bank provide adequate coverage against loss and the fidelity bonds in effect as to which CBI or the Bank is named insured meet the applicable standards of the American Bankers Association.

       m. Liabilities. To the best of CBI's and Bank's and its officers' and directors' knowledge, all liabilities of CBI and Bank were, and will be created, for good, valuable and adequate consideration in accordance with prudent business standards and in substantial compliance with all laws, regulations and rules and the accounts or evidence of ownership of accounts are and will be genuine, true, valid and enforceable in accordance with their written terms. Neither CBI nor Bank has agreed to any modification or extension of accounts or account terms or otherwise made any agreements regarding such accounts except as disclosed in writing on the books and records of CBI or Bank; and CBI and Bank have no knowledge of any claim of ownership to any account other than as shown on the written ownership records of CBI and Bank for each account, and CBI and Bank have no knowledge of any alleged improper or wrongful withdrawal or payment of any such account.

       n. Loans. To the best knowledge and belief of its management, each loan reflected as an asset of CBI in the CBI Financial Statements, as of June 15, 1996, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset or counterclaim known to CBI, except as disclosed in writing to HHC on or prior to the date hereof.

       o. Allowance for Loan Losses. The allowances for possible loan losses shown on the consolidated balance sheets of CBI as of June 15, 1996 are adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries, relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of June 15, 1996, and each such allowance has been established in accordance with GAAP.

       p. Investments. Except for investments classified as held-to-maturity as prescribed under the Financial Accounting Standards Board Statement Number 115, and pledges to secure public or trust deposits, none of the investments reflected in the CBI Financial Statements under the heading "Investment Securities", and none of the investments made by CBI or the Bank since June 15, 1996, and none of the assets reflected in the CBI Financial Statements under the heading "Cash and Due From Banks," is subject to any restriction, whether contractual or statutory, that materially impairs the ability of CBI or the Bank freely to dispose of such investment at any time. With respect to all repurchase agreements to which CBI or the Bank is a party, CBI or the Bank, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equals or exceeds the amount of debt secured by such collateral under such agreement.

       q. Registration and Proxy Statements. None of the information supplied or to be supplied by CBI for inclusion in (a) the Registration Statement to be filed by HHC with the SEC (b) the Notice of Meeting and Proxy Statement to be mailed by CBI and Bank to their stockholders in connection with the meetings referred to in Section 5.4 hereof (the "Proxy Statement"), and (c) any other documents to be filed with the SEC or any regulatory agency in connection with the transactions contemplated hereby will, as amended or supplemented at the time the Registration Statement is filed with the SEC or at the time it becomes effective, at the time the Proxy Statement is mailed to holders of CBI's and Bank's stock, as may be amended at the time of CBI and Bank Stockholders' Meeting, and at the time of filing of such other documents, respectively, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents, financial statements, or other information or materials which CBI and Bank shall provide for filing with the SEC and any regulatory agency in connection with the Mergers will comply with generally accepted accounting principles.

       r. Commitments and Contracts. Neither CBI nor Bank is a party or subject to any of the following (whether written or oral, express or implied):

              i. Except as listed on Schedule 6.18a attached hereto and with a complete copy provided to HHC, any employment contract (including any obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by CBI or Bank);

              ii. Except as listed on Schedule 6.18b attached hereto and with a complete copy provided to HHC, any plan or contract providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant; or

              iii. Any contract not made in the ordinary course of business containing covenants which limit the ability of CBI or Bank to compete in any line of business or with any person or which involves any restriction of the geographical area in which, or method by which, CBI or Bank may carry on its respective business (other than as may be required by law or applicable regulatory authorities).

       s. Employee Plans. To the best of CBI's knowledge and belief, it, the Bank, and all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover one or more employees employed by CBI or the Bank:

                     (1) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

                     (2) has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any such governmental authority with respect to its assets or business.

       t. Plan Liability. Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under
Section 4971 of the Internal Revenue Code, all of which have been fully paid, neither CBI nor the Bank has any liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Internal Revenue Code.

       u. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding shares of CBI common stock actually cast, is the only vote of the stockholders of CBI necessary to approve the Company Merger and related transactions contemplated hereby. The affirmative vote of the holders of at least two-thirds of the voting power present is the only vote of the stockholders of Bank necessary to approve the Bank Merger and related transactions contemplated hereby.

       v. Continuity of Interest. To the best knowledge of CBI and Bank, there is no plan or intention by the CBI or Bank shareholders who own 1% or more of the CBI Common Stock or Bank Common Stock, and to the best of the knowledge of management of CBI and Bank, there is no plan or intention on the part of the remaining CBI or Bank shareholders to sell, exchange or otherwise dispose of a number of shares of HHC Common Stock, to be received in the Mergers that would reduce CBI or Bank stockholders' ownership of the HHC Common Stock to a number of shares having a value, as of the date of the Mergers, of less than 50% of the value of all of the formerly outstanding CBI or Bank Common Stock as of the same date. For purposes of this representation, shares of CBI or Bank Common Stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of CBI or Bank Common Stock will be treated as outstanding CBI or Bank Common Stock on the date of the Mergers. Furthermore, shares of CBI or Bank Common Stock and shares of HHC Common Stock held by CBI or Bank stockholders and otherwise sold, redeemed, or disposed of prior to or subsequent to the Mergers are considered in this assumption. See Exhibit D for additional representations regarding continuity of shareholder interest under
Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

       w. Continuity of Business Enterprise. CBI operates at least one significant historic business line, namely, financial services, and owns at least a significant portion of its historic business assets within the meaning of Treasury Regulation Section 1.368-1(d).

       x. Environmental Matters. Except as set forth on Schedule 6.24; neither CBI nor the Bank nor, to the best of their knowledge of CBI and the Bank any previous owner or operator of any properties at any time owned (including any properties owned or subsequently resold) leased, or occupied by CBI or the Bank or used by CBI or the Bank in their respective business ("CBI Properties") used, generated, treated, stored, or disposed of any hazardous waste, toxic substance, or similar materials on, under, or about CBI Properties except in compliance with all applicable federal, state, and local laws, rules and regulations pertaining to air and water quality, hazardous waste, waste disposal, air omissions, and other environmental matters ("Environmental Laws"). Neither CBI nor the Bank has received any notice of noncompliance with Environmental Laws, applicable laws, orders, or regulations of any governmental authorities relating to waste generated by any such party or otherwise or notice that any such party is liable or responsible for the remediation, removal, or clean-up of any site relating to CBI Properties.

       y. Accuracy of Information. To the best of CBI's and its officers' and directors' knowledge, all information furnished by CBI or Bank to HHC and Hancock Bank relating to the assets, liabilities, and this Agreement is accurate, and CBI has not omitted to disclose any information which is or would be material to this Agreement.

       z. Compliance with Laws and Contracts. To the best of CBI's and its officers' and directors' knowledge, neither CBI nor the Bank is in violation of any laws, regulations, or agreements to which it is a party and have failed to file any material reports required by any governmental or other regulatory body.




       7. HHC'S REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

       HHC represents and warrants to CBI as follows: for purposes of this Agreement, except in Section 7.1 and where the context requires otherwise, any reference to HHC in this Article 7 shall be deemed to include HHC and Hancock Bank and any reference to "material", material adverse effect or a similar standard shall refer to the financial condition, operations or other aspects of HHC and its subsidiaries including Hancock Bank taken as a whole.

       a. Organization and Authority. Each of HHC and Hancock Bank is a corporation or bank duly incorporated, validly existing and in good standing under the laws of the State of Mississippi and Louisiana, respectively, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

       b. Shares Fully Paid and Non Assessable. The outstanding shares of capital stock of HHC are validly issued and outstanding, fully paid and nonassessable and all of such shares of Hancock Bank are owned directly or indirectly by HHC free and clear of all liens, claims, and encumbrances. The shares of HHC common stock to be issued in connection with the Mergers pursuant to this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

       c. Authorization. The execution, delivery and performance of this Agreement by HHC and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of HHC and Hancock Bank, subject to regulatory approval. No other corporate proceedings on the part of HHC are necessary to authorize the execution and delivery of this Agreement and the performance by HHC of the terms hereof. This Agreement is a valid and binding obligation of HHC enforceable against HHC in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court and except that it is subject to approval of applicable regulatory agencies.

       d. No Material Adverse Change. Since June 15, 1996, there has been no event or condition of any character (whether actual, or to the knowledge of HHC or Hancock Bank, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to HHC would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of HHC or Hancock Bank excluding changes in laws or regulations that affect banking institutions generally.

       e. Loans. To the best knowledge and belief of its management, and management of Hancock Bank, each loan reflected as an asset of HHC in the unaudited consolidated balance sheet contained in HHC's quarterly report to shareholders for the period ended March 31, 1996, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset, or counterclaim known to HHC, except as disclosed on
Schedule 7.5 hereto.

       f. Litigation. Except as disclosed on Schedule 7.6 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of HHC and its subsidiaries taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated.

       g. Contingent Liabilities. Except as disclosed on Schedule 7.7 hereto or reflected in the HHC reports filed with the SEC and except in the case of HHC's subsidiaries for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of June 15, 1996, neither HHC nor any of its subsidiaries had any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to HHC and its subsidiaries taken as a whole.

       h. Allowances for Possible Loan Losses. The allowances for possible loan losses shown on the balance sheet of HHC contained in the HHC reports filed with the SEC as of June 30, 1996, were or will be, as the case may be, adequate in all material respects under the requirements of GAAP to provide for possible loan losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the respective date of such balance sheet and such allowance has been or will have been established in accordance with GAAP. To the knowledge of HHC's and Hancock Bank's management, HHC is not likely to be required to materially increase the provision for loan losses between the date hereof and the Effective Date.

       i. Benefit Plans. To the knowledge and belief of HHC's senior management, HHC, each of its subsidiaries and all "employee benefit plans," as defined in Section 3(3) of ERISA, that cover one or more employees employed by HHC or any of its subsidiaries:

                     (1) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

                     (2) has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes; regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise or permit or governmental authorization, and is subject to no agreement or written understanding with any such governmental authorities with respect to its assets or business.

       HHC covenants and agrees as follows:

       j. Conduct of Business. HHC agrees to operate its business solely in the ordinary course consistent with prudent business practices and in compliance with all applicable laws, regulations, and rules; but nothing herein shall be construed as limiting or restricting HHC in its assets, liability, or capital structure or limiting any action of HHC or its affiliates, nor shall anything in this Agreement be construed as limiting the future number and amount of outstanding shares of HHC stock pending settlement of this transaction.

       k. Due Diligence. In order to afford CBI access to such information as it may reasonably deem necessary to perform its due diligence review with respect to HHC and its assets in connection with the Mergers, HHC shall (and shall cause Hancock Bank to), (a) upon reasonable notice, afford CBI and its officers, employees, counsel, accountants and other authorized representatives, during normal business hours throughout the period prior to the Effective Date and to the extent consistent with applicable law, access to its premises, properties, books and records, and to furnish CBI and such representatives with such financial and operating data and other information of any kind respecting its business and properties as CBI shall from time to time reasonably request to perform such review, (b) furnish CBI with copies of all reports filed by HHC with the Securities and Exchange Commission ("SEC") throughout the period after the date hereof prior to the Effective Date promptly after such reports are so filed, and (c) promptly advise CBI of the occurrence before the Effective Date of any event or condition of any character (whether actual or to the knowledge of HHC, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to HHC, would reasonable be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of its consolidated group as a whole.

       l. Registration of Stock. HHC agrees to register the shares to be issued to CBI and Bank stockholders pursuant to this Agreement with the Securities and Exchange Commission.

       m. Continuity of Business Enterprise. It is the present intention of HHC to continue at least one significant historic business line of CBI, namely, financial services, and to use at least a significant portion of CBI's historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d).

       n. Retention of Insurance Policies. Hancock Bank agrees to assume those certain life insurance policies numbered 6,066,672 and 6,065,901 issued by Connecticut Mutual Life Insurance Company insuring the lives of Guy C. Billups, Jr. and W. R. Allison, Sr., respectively.


       8.                    CONDITIONS TO CLOSING

The obligations of CBI, Bank, HHC and Hancock Bank under this Agreement, except as otherwise provided herein, shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing:

       a. Conditions to Each Party's Obligations to Effect the Mergers. The respective obligation of each party to effect the Mergers shall be subject to the following conditions:

              i. Stockholder Approval. The Mergers shall have been approved by the requisite vote of the holders of the outstanding shares of CBI and Bank Common Stock at CBI's and Bank's Stockholders' Meeting, respectively.

              ii. Regulatory Approvals. The transactions contemplated by this Agreement shall have been approved by all governing regulatory authorities, without any condition or requirement that either HHC or CBI deem burdensome, or which otherwise would have a material adverse effect on the business, operations, properties, assets or financial condition of HHC, Hancock Bank, CBI or Bank after the Effective Date, all conditions required to be satisfied shall have been satisfied, and all waiting periods relating to such approvals shall have expired.

              iii. Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order, and all state securities and blue sky permits or approvals required to consummate the transactions contemplated by this Agreement shall have been received.

              iv. No Restraining Action. No action or proceeding shall have been threatened or instituted before a court or other governmental body to restrain or prohibit the transactions contemplated by the Merger Agreements or this Agreement or to obtain damages or other relief in connection with the execution of such agreements or the consummation of the transactions contemplated hereby or thereby; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by the Merger Agreements or this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Mergers.

       b. Conditions to Obligations of CBI to Effect the Mergers. The obligations of CBI to effect the Mergers shall be subject to the following additional conditions:

              i. Representations and Warranties. The representations and warranties of HHC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except as otherwise contemplated by this Agreement or consented to in writing by CBI.

              ii. Performance of Obligations. HHC and Hancock Bank shall have performed in all material respects all obligations and complied with all covenants required by it under this Agreement prior to the Closing and HHC shall deliver at Closing appropriate certificates setting forth such.

              iii. No Material Adverse Change. There shall not have occurred any material adverse change from the date of this Agreement to the Closing Date in the financial condition, results of operations or business of HHC and its subsidiaries taken as a whole.

              iv. Legal Opinion. An opinion of Watkins Ludlam & Stennis, P.A., special counsel to HHC, shall be delivered to CBI dated the Closing Date and in form and substance reasonably satisfactory to CBI and its counsel to the effect that:

                            (a) HHC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Mississippi, and has corporate authority to own and operate its businesses and properties and to carry on its business as presently conducted by it;

                            (b)    Hancock Bank is a Louisiana banking
                                   corporation, duly organized and validly
                                   existing and in good standing under the laws of the State of Louisiana, and has corporate authority to own and operate its businesses and properties and to carry on its business as presently conducted by it;

                            (c) HHC had and has corporate authority to make, execute and deliver this Agreement, it has been duly authorized and approved by all necessary corporate action of HHC and has been duly executed and delivered and is as of the Closing Date its valid and binding obligation subject, however, to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and to the availability of equitable remedies in general;

                            (d) All required regulatory approvals have been obtained;


                            (e) To such counsel's knowledge after inquiry, there is no litigation or proceeding pending or threatened against HHC relating to the participation in or consummation of this Agreement by HHC and consummation will not violate any other contract, agreement, charter or bylaw of HHC; and

                            (f) All shares of HHC Common Stock to be issued pursuant to the Mergers have been duly authorized and, when issued pursuant to the Merger Agreements, will be validly and legally issued, fully paid and non-assessable and will be, at the time of their delivery, free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances and any preemptive or similar rights.

              v. Tax Opinion. CBI shall have received from Watkins Ludlam & Stennis, P.A. an opinion of counsel as to certain tax aspects of the transactions contemplated by this Agreement and the Merger Agreements.


       c. Conditions to Obligations of HHC to Effect the Mergers. The obligations of HHC to effect the Mergers shall be subject to the following additional conditions:

              i. Representations and Warranties. The representations and warranties of CBI and Bank set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except as otherwise contemplated by this Agreement or consented to in writing by HHC.

              ii. Performance of Obligations. CBI and Bank shall have performed in all material respects all obligations and complied with all covenants required by it under this Agreement prior to the Closing and CBI shall deliver at Closing appropriate certificates setting forth such.

              iii. No Material Adverse Change. There shall not have occurred any material adverse change from the date of this Agreement to the Closing Date in the financial condition, results of operations or business of CBI and its subsidiaries taken as a whole.

              iv. Legal Opinion. An Opinion of John I. Feduccia, Esquire, counsel to CBI, shall be delivered to HHC dated the Closing Date, and in form and substance reasonably satisfactory to HHC to the effect that:

                            (a) CBI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana, and has corporate authority to own and operate its businesses and properties and to carry on its business as presently conducted by it;

                            (b) Bank is a Louisiana banking corporation, duly organized and validly existing and in good standing under the laws of the State of Louisiana, and has corporate authority to own and operate its businesses and properties and to carry on its business as presently conducted by it;

                            (c)    CBI and Bank had and have corporate
                                   authority to make, execute and deliver this Agreement, it has been duly authorized and approved by all necessary corporate action of CBI and Bank and has been duly executed and delivered and is as of the Closing Date its valid and binding obligation subject, however, to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and to the availability of equitable remedies in general;

                            (d) To such counsel's knowledge after inquiry, there is no litigation or proceeding pending or threatened against CBI or Bank relating to the participation in or consummation of this Agreement by CBI or Bank and consummation will not violate any other contract, agreement, charter or bylaw of CBI or Bank; and

                            (e) CBI and Bank have complied with all laws and regulations relating to dissenters' rights and all stock in CBI and Bank will be acquired by HHC pursuant to the terms of this Agreement and that the title and/or ownership interest in the shares of CBI and Bank stock are as represented in CBI's and Bank's certificate at Closing and that no known dispute exists as to the title and/or ownership of any such shares.

       9.                           CLOSING

       a. Closing. The Closing shall be held at the offices of Hancock Bank or such other place as HHC and CBI shall mutually designate.

       b. Deliveries at Closing. At the Closing, all documents and instruments shall be duly and validly executed and delivered by all the Parties hereto, and possession of all liabilities and assets shall be transferred and delivered accordingly.

       c. Documents. The Parties shall execute any and all documents reasonably requested by them or their legal counsel for the purpose of effecting the transaction contemplated, including but not limited to the following:

              i. endorsement, negotiation, and/or assignment of all original notes and Security Agreements relating to all loans;

              ii.    warranty deeds for the real property;

              iii. commitments for owners title insurance for the real property;

              iv. such other endorsements, assignments or other conveyances as may be appropriate or necessary to effect the transfer to HHC of the assets, duties, responsibilities and obligations as referred to herein; and

              v. listing of dissenting stockholders, if any, including name, address, and number of shares owned.


       10.                    EMPLOYMENT MATTERS

       a. Employees. Neither HHC nor Hancock Bank shall be obligated to retain in any capacity any of CBI's or Bank's officers, directors, or employees or to pay any stipulated compensation to any employees. HHC will make reasonable efforts to maintain compensation levels for any retained personnel commensurate with the employees' experience and qualifications, and in accordance with HHC and Hancock Bank's salary administration program. With regard to any retained employee, HHC and Hancock Bank shall be free of any obligation to honor any past agreement of CBI or Bank to such person.

       CBI's and Bank's group health and life benefit plan will be continued through the Effective Date of the Mergers. Thereafter, all retained employees will be eligible to participate in Hancock Bank's group health and life benefit plan based on the provisions in the plan. The ninety (90) day employment period will be waived for eligible retained employees in accordance with Hancock Bank's plan. Hancock Bank will waive pre-existing medical conditions for health insurance purposes as to all retained personnel.

       b. Retirement Plan. CBI and Bank currently maintain a 401K Plan through First National Bank of Commerce, New Orleans, Trust Department which will remain operative and in effect through the Effective Date of the Mergers (the "Plan"). The Plan will be terminated as of the Effective Date of the Mergers and distributed to vested employees of CBI and Bank in accordance with the terms of the Plans after the normal and customary contributions have been made consistent with past practices. The trustees for the Plan will be responsible for the termination, allocation and distribution of plan assets and related notices and other reporting responsibilities to the IRS, Department of Labor and other government agencies. All such termination costs will be paid from the Plan's assets.

       Upon the Effective Date of the Mergers, all retained employees will be eligible to enter the Hancock Bank Profit Sharing Plan, Hancock Bank 401-K Plan, and Hancock Bank Pension Plan based on the provisions set forth in the respective plans. All retained employees will be granted full credit for all prior service for vesting, eligibility and benefit purposes for the Hancock Bank Profit Sharing Plan, for eligibility purposes for the Hancock Bank 401-K Plan, and for vesting and eligibility purposes for the Hancock Bank Pension Plan.

       c. Other Benefit Plans. Other CBI and Bank benefit plans will continue through the Effective Date of the Mergers. Thereafter, all retained employees will be eligible to participate in all Hancock Bank employment benefit plans not set forth in Sections 10.1 and 10.2 hereof, based on the provisions set forth in the plans with full credit for all prior service.

       d. Notices. CBI shall be (and shall cause Bank to be) responsible for notifying its employees of the terms of this Agreement as it affects and/or relates to them and for complying with any applicable laws regarding such notices.

       11.                         REMEDIES

       For purposes of this Agreement, any reference to HHC in this Article 11 shall be deemed to include HHC and Hancock Bank and any reference to CBI in this Article 11 shall be deemed to include CBI and Bank.

       a. Parties' Joint Remedies. In the event regulatory authorities impose requirements which do not materially alter this Agreement and which are not otherwise burdensome or objectionable to the Parties, then the Parties agree to amend this Agreement to conform to such regulatory requirements, and specific performance shall be available as a remedy for this purpose.

       b. CBI's Remedies. In the event HHC breaches this Agreement, then CBI shall give HHC notice of the breach, and HHC shall have a reasonable amount of time to cure the breach, and HHC shall be liable for such economic damages that are the direct result of any uncured breach, but HHC shall not be liable for consequential or punitive damages. If HHC breaches a warranty, representation, covenant or agreement that does not materially affect the entire transaction, then the amount of the damages shall be mutually agreed upon by the Parties, and if they cannot agree as to the damage, then by an arbitrator mutually agreeable to them, and the damage determined shall be conclusively binding on both Parties and shall be treated as an adjustment to the Conversion Amount.

       c. HHC's Remedies. In the event CBI breaches this Agreement, then HHC shall give CBI notice of the breach, and CBI shall have a reasonable amount of time to cure the breach, and CBI shall be liable for such economic damages that are the direct result of any uncured breach, but CBI shall not be liable for consequential or punitive damages. If CBI breaches a warranty, representation, covenant or agreement that does not materially affect the entire transaction, then the amount of the damages shall be mutually agreed upon by the Parties, and if they cannot agree as to the damage, then by an arbitrator mutually agreeable to them, and the damage determined shall be conclusively binding on both Parties and shall be treated as an adjustment to the CBI Exchange Ratio and/or Bank Exchange Ratio.

       d. Attorney Fees. Each Party shall bear its own attorney fees except attorney fees may be awarded by the presiding judge if the trier of fact finds that the other Party has committed fraud against the other Party.


       12.                        TERMINATION

       a. Termination. This Agreement may be terminated, either before or after approval by the stockholders of CBI and Bank as follows:

              i. Mutual Consent. At any time on or prior to the Effective Date, by the mutual consent in writing of a majority of the members of each of the Board of Directors of the Parties hereto;

              ii. Expiration of Time. By the Board of Directors of HHC in writing or by the Board of Directors of CBI in writing, if the Mergers shall have not become effective on or before December 31, 1996, unless the absence of such occurrence shall be due to the failure of the Party seeking to terminate this Agreement to perform each of its obligations under this Agreement required to be performed by it on or prior to the Effective Date;

              iii. Breach of Representation, Warranty or Covenant. By either Party hereto, in the event of a breach by the other Party
                     (a) of any covenant or agreement contained herein or (b) of any representation or warranty herein, if (i) the facts constituting such breach reflect a material and adverse change in the financial condition, results of operations, business, or prospects taken as a whole, of the breaching Party, which in either case cannot be or is not cured within 60 days after written notice of such breach is given to the Party committing such breach, or (ii) in the event of a breach of a warranty or covenant, such breach results in a material increase in the cost of the non-breaching Party's performance of this Agreement.

              iv. Regulatory Approval. By either Party hereto, at any time after the FRB, FDIC, or OFI has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Mergers and the time-period for all appeals or requests for reconsideration thereof has run.

              v. Shareholder Approval. By either Party hereto, if the Company Merger is not approved by the required vote of shareholders of CBI or the Bank Merger is not approved by the required vote of shareholders of Bank.

              vi. Dissenters. By HHC, if holders of ten percent (10%) or more of the outstanding CBI common stock exercise statutory rights of dissent and appraisal pursuant to Part XIII of the LCL.

       13.                     APPRAISAL RIGHTS

       a. Appraisal Rights of CBI. Notwithstanding any other provision of this Agreement to the contrary, dissenting stockholders of CBI who comply with the procedural requirements of the LCL Section 12:131 will be entitled to receive payment of the fair cash value of their shares if the Company Merger is effected upon approval by less than eighty percent of CBI's total voting power.

       b. Appraisal Rights of Bank. Notwithstanding any other provision of this Agreement to the contrary, dissenting stockholders of Bank who comply with the procedural requirements of the LBL Section 6:376 will be entitled to receive payment of the fair cash value of their shares if the Bank Merger is effected upon approval by less than eighty percent of Bank's total voting power.


       14.                       MISCELLANEOUS

       a. Entire Agreement. This Agreement embodies the entire understanding of the Parties in relation to the subject matter herein and supersede all prior understandings or agreements, oral or written, between the Parties hereto.

       b. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements made herein shall survive the Closing.

       c. Headings. The headings and subheadings in this Agreement, except the terms identified for definition in Article 1 and elsewhere in this Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

       d. Duplicate Originals. This Agreement may be executed in any number of duplicate originals, any one of which when fully executed by all Parties shall be deemed to be an original without having to account for the other originals.

       e. Governing Law. This Agreement and the rights and obligations hereunder shall be governed and construed by the laws of the State of Louisiana.

       f. Successors: No Third Party Beneficiaries. All terms and conditions of this Agreement shall be binding on the successors and assigns of CBI and HHC. Except as otherwise specifically provided in this Agreement, nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than CBI and HHC any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions contained herein, it being the intention of the Parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of CBI and HHC and for the benefit of no other person.

       g. Modification; Assignment. No amendment or other modification of any part of this Agreement shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of all of the Parties hereto. This Agreement may not be assigned without the express written consent of both Parties.

       h. Notice. Any notice, request, demand, consent, approval or other communication to any Party hereof shall be effective when received and shall be given in writing, and delivered in person against receipt thereof, or sent by certified mail, postage prepaid or courier service at its address set forth below or at such other address as it shall hereafter furnish in writing to the others. All such notices and other communications shall be deemed given on the date received by the addressee or its agent.

                                      CBI

                     Community Bancshares, Inc.
                     203 N. Railroad Avenue
                     Independence, Louisiana 70443-9101
                     Attn: Mr. William R. Allison, Sr., Senior Vice-President

                     Copy to:      John I. Feduccia, Esquire
                                   Attorney at Law
                                   123 South Oak
                                   Hammond, LA 70401

                                      HHC

                     Hancock Holding Company
                     Post Office Box 4019
                     Gulfport, MS 39502
                     Attn: Mr. George A. Schloegel, Vice Chairman

                     Copy to:      Carl J. Chaney, Esquire
                                   Watkins Ludlam & Stennis, P.A.
                                   P. O. Box 427
                                   Jackson, MS 39205-0427
                                   or
                                   633 North State Street
                                   Jackson, Mississippi 39202

       i. Waiver. CBI and HHC may waive their respective rights, powers or privileges under this Agreement; provided that such waiver shall be in writing; and further provided that no failure or delay on the part of CBI or HHC to exercise any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by CBI or HHC under the terms of this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

       j. Costs, Fees and Expenses. Each Party hereto agrees to pay all costs, fees and expenses which it has incurred in connection with or incidental to the matters contained in this Agreement, including without limitation any fees and disbursements to its accountants and counsel. HHC will be responsible for preparing the applications, regulatory filings and registration statement necessary to obtain approval of the Mergers and the issuance of the HHC common stock. CBI will be responsible for the cost of its (and Bank's) accountants and legal counsel and will bear all costs related to conducting its stockholders' meetings and obtaining stockholders' approval of the Mergers.

       k. Press Releases. CBI and HHC shall consult with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit HHC, following notification to CBI, from making any disclosures which its counsel deems necessary to conform with requirements of law or the rules of the National Association of Securities Dealers Automated Quotation System.

       l. Severability. If any provision of this Agreement is invalid or unenforceable then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the Parties hereto.

       m. Mutual Covenant of Best Efforts and Good Faith. The Parties mutually covenant and agree with each other that they will use their best efforts to consummate the transactions herein contemplated and that they will act and deal with each other in good faith as to this Agreement and all matters arising from or related to it.


       IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                COMMUNITY BANCSHARES, INC.


                                By:/s/ Terrell A. Adams
                                   -----------------------------------------
                                Name: TERRELL A. ADAMS
Attest:                         Title:   PRESIDENT & CEO

/S/ William R. Allison,, Sr.
- ------------------------------
WILLIAM R. ALLISON, SR.
SENIOR VICE-PRESIDENT

                                   HANCOCK HOLDING COMPANY


                                   By:/s/ Leo W. Seal, Jr.
                                      ------------------------------------------
                                   Name:  LEO W. SEAL, JR.
                                   Title:    PRESIDENT & CEO
Attest:

/s/ George A. Schloegel
- ------------------------------
GEORGE A. SCHLOEGEL
VICE CHAIRMAN

                                   COMMUNITY STATE BANK


                                   By:/s/ Terrell A. Adams
                                      ------------------------------------------
                                   Name:  TERRELL A. ADAMS
                                   Title:    PRESIDENT & CEO
Attest:

/s/ William A. Allison, Sr.
- ------------------------------
WILLIAM A. ALLISON, SR.
SENIOR VICE-PRESIDENT

                                   HANCOCK BANK OF LOUISIANA


                                   By:/s/ A. Bridger Eglin
                                      ------------------------------------------
                                   Name:  A. BRIDGER EGLIN
                                   Title:    PRESIDENT
Attest:

/a/ Robert E. Easterly
- ------------------------------

                                   EXHIBIT A

                            COMPANY MERGER AGREEMENT

       This Company Merger Agreement is made and entered into as of the 19th day of June, 1996, between Hancock Holding Company, Gulfport, Mississippi, a Mississippi corporation ("HHC") and Community Bancshares, Inc., Independence, Louisiana, a Louisiana corporation ("CBI") (the "Company Merger Agreement").

                              W I T N E S S E T H:

       WHEREAS, HHC and CBI (collectively, the "Constituent Corporations") and their respective Boards of Directors deem it advisable that CBI be merged into HHC (the "Company Merger") pursuant to the provisions of the Louisiana Business Corporation Law and upon the terms and conditions hereinafter set forth and in the Plan (as hereinafter defined); and

       WHEREAS, the Constituent Corporations have entered into an Agreement and Plan of Reorganization dated as of the date hereof (the "Plan") (the defined terms in which are used herein as defined therein) setting forth certain representations, warranties, covenants and conditions relating to the Company Merger;

       NOW THEREFORE, the Constituent Corporations hereby make, adopt and approve this Company Merger Agreement and prescribe the terms and conditions of the Company Merger and the mode of carrying the Company Merger into effect as follows:

                                  ARTICLE ONE

                               The Company Merger

       Upon the terms and subject to the conditions hereinafter set forth, on the Effective Date (as defined in Article Two hereof) CBI shall be merged into HHC and the separate existence of CBI shall cease.

                                  ARTICLE TWO

                            Effective Date and Time

       The Company Merger shall be effective as of the date and time when this Company Merger Agreement, having been certified, signed and acknowledged in the manner required by law, is filed in the office of the Secretary of State of Louisiana (such time and date being herein referred to as the "Effective Time" and the "Effective Date", respectively).

                                 ARTICLE THREE

                     Conversion and Cancellation of Shares

       Except for shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 12:131 of the Louisiana Business Corporation Law, on the Effective Date each issued and outstanding share of CBI Common Stock, par value $5.00 shall be exchanged for and converted into the right to receive 5.0721 shares of HHC Common Stock, par value $3.33, and $61.7107 in cash, provided however, each holder of 25 or fewer shares of CBI Common Stock shall not receive HHC Common Stock but rather shall be entitled to receive $246.8428 for each share of CBI Common Stock. The exchange of certificates representing HHC Common Stock for certificates formerly representing CBI Common Stock shall be effected as provided in the Plan. No fractional shares of HHC Common Stock representing such fractional shares will be issued to the holders of CBI Common Stock. Instead, a shareholder otherwise entitled to receive such fractional shares shall be entitled to a cash payment (without interest) as provided in the Plan.

                                  ARTICLE FOUR

                           Effects of Company Merger

       The Company Merger shall have the effects set forth in Section 12:115 of the Louisiana Business Corporation Law.

                                  ARTICLE FIVE

                       Filing of Company Merger Agreement

       If this Company Merger Agreement is approved by the shareholders of CBI, then the fact of such approval shall be certified hereon by the Secretary or Assistant Secretary of CBI, and this Company Merger Agreement, as approved and certified, shall be signed and acknowledged by the President or Vice President of each of the Constituent Corporations. Thereafter, a multiple original of this Company Merger Agreement, so certified, signed and acknowledged, shall be delivered to the Secretary of State of Louisiana for filing and recordation in the manner required by law; and thereafter, as soon as practicable (but not later than the time required by law), a copy of the Certificate of Merger issued by the Secretary of State of Louisiana shall be filed for record in the office of the recorder of mortgages for the parishes of Tangipahoa and East Baton Rouge and shall also be recorded in the conveyance records for the parishes of Tangipahoa and East Baton Rouge and any other parish in which any of the Constituent Corporations owns real property on the Effective Date of the Company Merger.

                                  ARTICLE SIX

                                 Miscellaneous

       The obligations of the Constituent Corporations to effect the Company Merger shall be subject to all of the terms and conditions of the Plan. At any time prior to the Effective Date, this Company Merger Agreement may be terminated (a) by the mutual agreement of the Boards of Directors of the Constituent Corporations or (b) pursuant to the terms and provisions of the Plan.

       IN WITNESS WHEREOF, this Company Merger Agreement is signed by a majority of the Directors of each of the Constituent Corporations as of the day first above written.


                     COMMUNITY BANCSHARES, INC.
                     By a Majority of its Board of Directors

                     /s/ Joseph J. Biundo, Jr.
                     ----------------------------------------------------------

                     /s/ Guy Billups, III
                     ----------------------------------------------------------

                     /s/ C. R. Genovese, M.D.
                     ----------------------------------------------------------

                     /s/ Charles Anzalone, Jr.
                     ----------------------------------------------------------

                     /s/ Richard S. Sanders
                     ----------------------------------------------------------

                     /s/ Ann D. Biundo
                     ----------------------------------------------------------

                     /s/ Rene J. C. Tricou, Jr.
                     ----------------------------------------------------------

                     /s/ R. E. L. Stuart, Jr.
                     ----------------------------------------------------------

                     /s/ Glenn F. Tycer, Jr.
                     ----------------------------------------------------------

                     /s/ Terrell A. Adams
                     ----------------------------------------------------------

                     /s/ Guy C. Billups, Jr.
                     ----------------------------------------------------------

                     /s/ W. R. Allison
                     ----------------------------------------------------------

                                    (consisting of a majority of its Directors)
                     ----------------------------------------------------------

                            HANCOCK HOLDING COMPANY
                            By a Majority of its Board of Directors



                            ---------------------------------------------------


                            /s/ Charles H. Johnson
                            ---------------------------------------------------


                            /s/ Leo W. Seal, Jr.
                            ---------------------------------------------------


                            /s/ L. A. Koenenn
                            ---------------------------------------------------


                            /s/ George A. Schloegel
                            ---------------------------------------------------


                            /s/ James B.Estabrook, Jr.
                            ---------------------------------------------------


                            /s/ H. C. Moody, Jr.
                            ---------------------------------------------------


                            /d/ Victor Mavar
                            ---------------------------------------------------


                            (consisting of a majority of its Directors)
                            ---------------------------------------------------

                                   EXHIBIT B

                             BANK MERGER AGREEMENT

       This Bank Merger Agreement is made and entered into as of the 19th day of June, 1996, between Hancock Bank of Louisiana, Baton Rouge, Louisiana, a Louisiana banking corporation ("Hancock Bank") and Community State Bank, Independence, Louisiana, a Louisiana banking corporation ("Bank") (the "Bank Merger Agreement").

                                  WITNESSETH:

       WHEREAS, Hancock Bank and Bank (collectively, the "Constituent Banks") and their respective Boards of Directors deem it advisable that Bank be merged into Hancock Bank (the "Bank Merger") pursuant to the provisions of the Louisiana Banking Laws and upon the terms and conditions hereinafter set forth and in the Plan (as hereinafter defined); and;

       WHEREAS, the Constituent Corporations have entered into an Agreement and Plan of Reorganization dated as of the date hereof (the "Plan") (the defined terms in which are used herein as defined therein) setting forth certain representations, warranties, covenants and conditions relating to the Bank Merger;

       NOW THEREFORE, the Constituent Banks hereby make, adopt and approve this Merger Agreement and prescribe the terms and conditions of the Bank Merger and the mode of carrying the Bank Merger into effect as follows:

                                  ARTICLE ONE

                                The Bank Merger

       Upon the terms and subject to the conditions hereinafter set forth, on the Effective Date (as defined in Article Two hereof) Bank shall be merged into Hancock Bank and the separate existence of Bank shall cease.

                                  ARTICLE TWO

                            Effective Date and Time

       The Bank Merger shall be effective no earlier than the latter of: (a) the date and time specified or permitted by the Louisiana Office of Financial Institutions ("OFI") in a Certificate of Merger or other written record issued by the OFI; or (b) fifteen (15) days after the time specified in the certificate to be issued by the Federal Deposit Insurance Corporation under its seal approving the Bank Merger, such date to be determined by resolution of the Board of Directors of Hancock Bank (such time and date being herein referred to as the "Effective Time" and the "Effective Date", respectively).

                                 ARTICLE THREE

                     Conversion and Cancellation of Shares

       Except for shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 6:376 of the Louisiana Banking Laws, on the Effective Date each issued and outstanding share of Bank Common Stock, par value $5.00, other than the Bank Common Stock held by Community Bancshares, Inc., shall be exchanged for and converted into the right to receive 6.2458 shares of HHC Common Stock, par value $3.33 and $75.9904 in cash, provided however, each holder of 25 or fewer shares of Bank Common Stock shall not receive HHC Common Stock but rather shall be entitled to receive $303.9616 for each share of Bank Common Stock. The exchange of certificates representing HHC Common Stock for certificates formerly representing Bank Common Stock shall be effected as provided in the Plan. No fractional shares of HHC Common Stock representing such fractional shares will be issued to the holders of Bank Common Stock. Instead, a shareholder otherwise entitled to receive such fractional shares shall be entitled to a cash payment (without interest) as provided in the Plan.

                                  ARTICLE FOUR

                             Effects of Bank Merger

       The Bank Merger shall have the effects set forth in Section 6:355 of the Louisiana Banking Laws. Upon the Effective Date, each branch office maintained by Bank as a branch office immediately before the Bank Merger becomes effective, shall become a branch office of Hancock Bank.

                                  ARTICLE FIVE

                           Filing of Merger Agreement

       If this Merger Agreement is approved by the shareholders of Bank and Hancock Bank, then the fact of such approval shall be certified hereon by the Secretary or Assistant Secretary of the Constituent Banks, and this Merger Agreement, as approved and certified, shall be signed and acknowledged by the President or Vice President of each of the Constituent Banks. Thereafter, a multiple original of this Merger Agreement, so certified, signed and acknowledged, shall be delivered to the OFI for filing and recordation in the manner required by law; and thereafter, as soon as practicable (but not later than the time required by law), a copy of the Certificate of Merger issued by the OFI shall be filed for record in the office of the recorder of mortgages for the parishes of Tangipahoa and East Baton Rouge and shall also be recorded in the conveyance records for the parishes of Tangipahoa and East Baton Rouge and any other parish in which any of the Constituent Banks owns real property on the Effective Date of the Bank Merger.

                                  ARTICLE SIX

                                 Miscellaneous

       The obligations of the Constituent Banks to effect the Bank Merger shall be subject to all of the terms and conditions of the Plan. At any time prior to the Effective Date, this Bank Merger Agreement may be terminated (a) by the mutual agreement of the Boards of Directors of the Constituent Banks or (b) pursuant to the terms and provisions of the Plan.

       IN WITNESS WHEREOF, this Bank Merger Agreement is signed by a majority of the Directors of each of the Constituent Banks as of the day first above written.


                            HANCOCK BANK OF LOUISIANA
                            BY A MAJORITY OF ITS BOARD OF DIRECTORS

                                  /s/ Richard M. Hill
                                  --------------------------------------------

                                  /s/ J. B. Olinde
                                  --------------------------------------------

                                  /s/ J. R. Tarajano, Sr.
                                  --------------------------------------------

                                  /s/ Bruce Easterly
                                  --------------------------------------------

                                  /s/ John H. Pace
                                  --------------------------------------------

                                  /s/ George A. Schloegel
                                  --------------------------------------------

                                  /s/ Charles A. Webb, Jr.
                                  --------------------------------------------

                                  /s/ A. Bridger Eglin
                                  --------------------------------------------

                                  (consisting of a majority of its Directors)
                                  --------------------------------------------

                                   COMMUNITY STATE BANK
                                   BY A MAJORITY OF ITS BOARD OF DIRECTORS


                                   /s/ Joseph J. Biundo, Jr.
                                   --------------------------------------------


                                   /s/ Guy Billups, III
                                   --------------------------------------------

                                   /s/ Charles R. Genovese, M.D.
                                   --------------------------------------------

                                   /s/ Charles Anzalone, Jr.
                                   --------------------------------------------

                                   /s/ Richard S. Sanders
                                   --------------------------------------------

                                   /s/ Ann D. Biundo
                                   --------------------------------------------

                                   /s/ Rene J. C. Tricou, Jr.
                                   --------------------------------------------

                                   /s/ R. E. L. Stuart, Jr.
                                   --------------------------------------------

                                   /s/ Glenn F. Tycer, Jr.
                                   --------------------------------------------

                                   /s/ Terrell A. Adams
                                   --------------------------------------------

                                   /s/ Guy C. Billups, Jr.
                                   --------------------------------------------

                                   /s/ W. R. Allison.
                                   --------------------------------------------


                                   consisting of a majority of its Directors)
                                   --------------------------------------------

                                   EXHIBIT C

                              AFFILIATES AGREEMENT

                                      DATE

Hancock Holding Company
One Hancock Plaza
Gulfport, Mississippi  39502

Gentlemen:

       This letter agreement is given in connection with the closing of the proposed merger of Community Bancshares, Inc. ("CBI") (the "Mergers") with and into Hancock Holding Company ("HHC") and the proposed merger of Community State Bank ("Bank") with and into Hancock Bank of Louisiana ("Hancock Bank"). I am aware and acknowledge that, as a member of the Board of Directors or an executive officer or the beneficial owner of a substantial amount of the outstanding common stock of CBI or its subsidiary, Bank, I may be an "affiliate" of CBI as that term is defined in the Securities Act of 1933 (the "Securities Act") and the rules and regulations thereunder.

       I understand that resales or other dispositions of shares of the Common Stock, $3.33 par value, of HHC (the "HHC Common Stock") to be acquired by me as a result of the Mergers may be governed by Rules 144 and 145 promulgated under the Securities Act.

       I have no plan or intention to sell, exchange, transfer by gift or otherwise dispose of a number of said securities to be received in the Mergers that would reduce CBI stockholders' ownership of the HHC Common Stock to a number of shares having a value, as of the date of the Mergers, of less than 50% of the value of all of the formerly outstandingCBI Common Stock as of the same date.

       I understand that the certificates for shares of HHC received pursuant to the Mergers will bear a restrictive legend, to the effect that the shares were received in a transaction to which Rule 145 applies, as follows:

       "The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933 (the "Act") applies. The shares represented by this certificate may not be sold, assigned or otherwise disposed of, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except in accordance with the requirements of the Act and the other conditions specified in that certain Affiliates Agreement, dated as of _________________________, 1996 between the issuer and the shareholder, a copy of which Agreement will be furnished, without charge, by Hancock Holding Company to the holder of this certificate upon written request therefor."

       On the basis of the foregoing, and in consideration of the delivery to me of the HHC Common Stock into which my CBI Common Stock will be converted, I agree that I will not, directly or indirectly, sell, exchange, transfer by gift or otherwise dispose of any of the HHC Common Stock held by me in violation of the Securities Act or the rules or regulations promulgated thereunder.

                                        Sincerely,

                                   EXHIBIT D

                                TAX CERTIFICATE


                   CERTIFICATE OF HANCOCK HOLDING COMPANY AND
                           COMMUNITY BANCSHARES, INC.
             RELATING TO SECTION 368 OPINION ON THE COMPANY MERGER


       This Certificate has been requested by the law firm of Watkins Ludlam & Stennis, P.A. in connection with the rendering of its opinion as to certain federal income tax consequences relating to the merger of Community Bancshares, Inc. ("CBI") with and into Hancock Holding Company ("HHC") (the "Company Merger") as such transaction is described in that certain Agreement and Plan of Reorganization by and between CBI, Community State Bank ("Bank") Hancock Bank of Louisiana ("Hancock Bank") and HHC, dated as of June 19, 1996 (the "Merger Agreement"). Watkins Ludlam & Stennis, P.A. will rely on the representations stated hereinafter, as well as on other facts, assumptions, and representations described in its opinion letter dated [____________, 1996 (date of closing)] (the "WL&S Tax Opinion") in opining on the federal income tax issues stated therein. Accordingly, this Certificate is an integral part of the WL&S Tax Opinion. Unless otherwise noted, all defined or capitalized terms used in this Certificate have the same meaning ascribed to such terms in the Merger Agreement or in the WL&S Tax Opinion.

       The following representations numbered 1, 7, 8, 11, 12, 13 and 15 are being made jointly by HHC and CBI in connection with the Company Merger; the following representations numbered 3, 4, 6, 9, and 14 are being made individually by HHC; and the following representations numbered 2, 5, 9, and 10 are being made individually by CBI:

       1. The fair market value of the HHC Common Stock and cash (or, where the CBI shareholder is entitled to receive cash only, the cash) received in the merger exchange by each CBI shareholder will be approximately equal to the fair market value of the CBI common stock (the "CBI Common Stock") surrendered in the exchange.

       2. To the best of the knowledge of management of CBI, there is no plan or intention on the part of any of the shareholders of CBI who own one percent (1%) or more of the CBI Common Stock, and to the best of the knowledge of management of CBI, there is no plan or intention on the part of the remaining shareholders of CBI, to sell, exchange, or otherwise dispose of, including through any put arrangement, a number of shares of HHC Common Stock received in the Company Merger that would reduce the CBI shareholders' ownership of HHC Common Stock to a number of shares having a value, as of the date of the Company Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of CBI as of the same date. For purposes of this representation, shares of CBI Common Stock exchanged for cash in lieu of fractional shares of HHC Common Stock, exchanged for cash or other property, or surrendered by dissenters will be treated as outstanding shares of CBI Common Stock on the date of the Company Merger. Moreover, shares of CBI Common Stock and shares of HHC Common Stock held by CBI shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Company Merger will be considered as part of this representation.

       3. HHC has no plan or intention to reacquire any of its stock issued in the Company Merger.

       4. HHC has no plan or intention to sell or otherwise dispose of any of the assets of CBI acquired in the Company Merger, except for dispositions made in the ordinary course of business, or transfers described in section 368(a)(2)(C) of the Code.

       5. The liabilities of CBI assumed by HHC and the liabilities, if any, to which the transferred assets of CBI are subject, were incurred by CBI in the ordinary course of its business.

       6. Following the Company Merger, HHC will continue the historic business of CBI or use a significant portion of CBI' historic business assets in a business.

       7. HHC, CBI, and the shareholders of CBI will pay their respective expenses, if any, incurred in connection with the Company Merger (subject to representation 14 below).

       8. There is no intercorporate indebtedness existing between HHC and CBI that was issued, acquired, or that will be settled at a discount.

       9. Neither HHC nor CBI is an investment company as defined in Code section 368(a)(2)(F)(iii) and (iv).

       10. CBI is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

       11. The fair market value of the assets of CBI transferred to HHC will equal or exceed the sum of the liabilities assumed by HHC, plus the amount of the liabilities, if any, to which the transferred assets are subject.

       12. The payment of cash in lieu of fractional shares of HHC Common Stock is solely for the purpose of avoiding the expense and inconvenience to HHC of issuing fractional shares and does not represent separately bargained- for consideration. The total cash consideration that will be paid in the Company Merger to the CBI shareholders instead of issuing fractional shares of HHC Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Company Merger to the CBI shareholders in exchange for their shares of CBI Common Stock. The fractional share interests of each CBI shareholder will be aggregated, and no CBI shareholder will receive cash (in payment for fractional share interests) in an amount equal to or greater than the value of one (1) full share of HHC Common Stock.

       13. None of the compensation received by any shareholder-employee of CBI pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his shares of CBI Common Stock; none of the shares of HHC Common Stock received by any shareholder-employee of CBI pursuant to the Company Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee of CBI pursuant to any employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

       14. HHC will pay or assume only those expenses of CBI that are solely and directly related to the Company Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

       15. The information in the "Background Facts Concerning Corporate Parties" relative to HHC and CBI as set forth in Part I of the WL&S Tax Opinion is true and accurate as of the date of this Certificate.

       HHC and CBI hereby certify that the noted officer of each corporation executing this Certificate has knowledge of the pertinent information set forth herein and that he has examined the foregoing representations and, to the best of such officer's knowledge and belief, the representations made are true, complete and correct as of the effective date, ________________, 1996, of this Certificate, and he further certifies that he is duly authorized and empowered to execute and deliver this Certificate.


                          HANCOCK HOLDING COMPANY


                          By:
                              ----------------------------------------------
                          Title:
                                 -------------------------------------------



                          COMMUNITY BANCSHARES, INC.


                          By:
                              ----------------------------------------------
                          Title:
                                 -------------------------------------------

                      CERTIFICATE OF COMMUNITY STATE BANK
               RELATING TO SECTION 368 OPINION ON THE BANK MERGER


       This Certificate has been requested by the law firm of Watkins Ludlam & Stennis, P.A. in connection with the rendering of its opinion as to certain federal income tax consequences relating to the merger of Community State Bank ("Bank") with and into Hancock Bank of Louisiana ("Hancock Bank") (the "Bank Merger") as such transaction is described in that certain Agreement and Plan of Reorganization by and between Community Bancshares, Inc. ("CBI"), Bank, Hancock Holding Company ("HHC"), and Hancock Bank dated as of June 19, 1996 (the "Merger Agreement"). Watkins Ludlam & Stennis, P.A. will rely on the representations stated hereinafter, as well as on other facts, assumptions, and representations described in its opinion letter dated [____________________, 1996 (date of closing)] (the "WL&S Tax Opinion") in opining on the federal income tax issues stated therein. Accordingly, this Certificate is an integral part of the WL&S Tax Opinion. Unless otherwise noted, all defined or capitalized terms used in this Certificate have the same meaning ascribed to such terms in the Merger Agreement or in the WL&S Tax Opinion.

       The following representations are being made in connection with the Bank
Merger:

       1. The fair market value of the HHC Common Stock and cash (or, where a Bank shareholder is entitled to receive cash only, the cash) received in the Bank Merger exchange by each Bank shareholder (collectively, the "HHC Consideration") will be approximately equal to the fair market value of the Bank Common Stock surrendered in the exchange.

       2. The aggregate fair market value of the HHC Common Stock portion of the HHC Consideration will, on the Effective Date of the Bank Merger, constitute at least fifty-one percent (51%) of the total fair market value of the HHC Consideration exchanged in the Bank Merger.

       3. To the best of the knowledge of management of Bank, there is no plan or intention by the shareholders of Bank who own one percent (1%) or more of the Bank Common Stock, and to the best of the knowledge of management of Bank there is no plan or intention on the part of the remaining shareholders of Bank, to sell, exchange, or otherwise dispose of a number of shares of HHC Common Stock received in the Bank Merger that would collectively reduce the Bank shareholders' ownership of HHC Common Stock to a number of shares having a value, as of the date of the Bank Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of Bank as of the same date. For purposes of this representation, shares of Bank Common Stock exchanged for cash in lieu of fractional shares of HHC Common Stock, exchanged for cash or other property, or surrendered by dissenters will be treated as outstanding shares of Bank Common Stock on the date of the Bank Merger. Moreover, shares of Bank Common Stock and shares of HHC Common Stock held by Bank shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Bank Merger will be considered as part of this representation.

       4. Bank will transfer and Hancock Bank will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Bank immediately prior to the Bank Merger. For purposes of this representation, amounts paid by Bank to dissenters, assets used by Bank to pay its reorganization expenses, amounts paid by Bank to shareholders who receive cash or other property in connection with the Bank Merger, and all redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the Bank Merger, are included as assets of Bank held immediately prior to the Bank Merger.

       5. The liabilities of Bank assumed by Hancock Bank and the liabilities, if any, to which the transferred assets of Bank are subject, were incurred by Bank in the ordinary course of its business.

       6. Bank and the shareholders of Bank will pay their respective expenses, if any, incurred in connection with the Bank Merger (subject to representation 14 below).

       7. There is no intercorporate indebtedness existing between HHC and Bank or between Hancock Bank and Bank that was issued, acquired, or will be settled at a discount.

       8. Bank is not an investment company as defined in Code section 368(a)(2)(F)(iii) and (iv).

       9. Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

       10. The fair market value of the assets of Bank transferred to Hancock Bank will equal or exceed the sum of the liabilities assumed by Hancock Bank, plus the amount of the liabilities, if any, to which the transferred assets are subject.

       11. No stock of Hancock Bank will be issued in the Bank Merger.

       12. The payment of cash in lieu of fractional shares of HHC Common Stock is solely for the purpose of avoiding the expense and inconvenience to HHC of issuing fractional shares and does not represent separately bargained- for consideration. The total cash consideration that will be paid in the Bank Merger to the Bank shareholders instead of issuing fractional shares of HHC Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Bank Merger to the Bank shareholders in exchange for their shares of Bank Common Stock. The fractional share interests of each Bank shareholder will be aggregated, and no Bank shareholder will receive cash (in payment for fractional share interests) in an amount equal to or greater than the value of one (1) full share of HHC Common Stock.

       13. None of the compensation received by any shareholder-employee of Bank pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his shares of Bank Common Stock; none of the shares of HHC Common Stock received by any shareholder-employee of Bank pursuant to the Bank Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee of Bank pursuant to any employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

       14. Hancock Bank will pay or assume only those expenses of Bank that are solely and directly related to the Bank Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

       15. The information in the "Background Facts Concerning Corporate Parties" relative to Bank as set forth in Part I of the WL&S Tax Opinion is true and accurate as of the date of this Certificate.

       Bank hereby certifies that the officer of the corporation executing this Certificate has knowledge of the pertinent information set forth herein and that he has examined the foregoing representations and, to the best of such officer's knowledge and belief, the representations made are true, complete and correct as of the date, ______________, 1996, of this Certificate, and he further certifies that he is duly authorized and empowered to execute and deliver this Certificate.


                          COMMUNITY STATE BANK


                          By:
                              ----------------------------------------------
                          Title:
                                 -------------------------------------------

                   CERTIFICATE OF HANCOCK HOLDING COMPANY AND
                     HANCOCK BANK OF LOUISIANA RELATING TO
                     SECTION 368 OPINION ON THE BANK MERGER


       This Certificate has been requested by the law firm of Watkins Ludlam & Stennis, P.A. in connection with the rendering of its opinion as to certain federal income tax consequences relating to the merger of Community State Bank ("Bank") with and into Hancock Bank of Louisiana ("Hancock Bank") (the "Bank Merger") as such transaction is described in that certain Agreement and Plan of Reorganization by and between Community Bancshares, Inc. ("CBI"), Bank, Hancock Holding Company ("HHC"), and Hancock Bank dated as of June 19, 1996 (the "Merger Agreement"). Watkins Ludlam & Stennis, P. A. will rely on the representations stated hereinafter, as well as on other facts, assumptions, and representations described in its opinion letter dated [____________________, 1996 (date of closing)] (the "WL&S Tax Opinion") in opining on the federal income tax issues stated therein. Accordingly, this Certificate is an integral part of the WL&S Tax Opinion. Unless otherwise noted, all defined or capitalized terms used in this Certificate have the same meaning ascribed to such terms in the Merger Agreement or in the WL&S Tax Opinion.

       The following representations are being made in connection with the Bank
Merger:

       1. Prior to the Bank Merger, HHC will be in control of Hancock Bank within the meaning of section 368(c)(1) of the Code.

       2. Following the Bank Merger, Hancock Bank will not issue additional shares of its stock that would result in HHC losing control of Hancock Bank within the meaning of section 368(c)(1) of the Code.

       3. HHC has no plan or intention to reacquire any of the HHC Common Stock issued in the Bank Merger.

       4. HHC has no plan or intention to liquidate Hancock Bank; to merge Hancock Bank with and into another corporation; to sell or otherwise dispose of the stock of Hancock Bank; or to cause Hancock Bank to sell or otherwise dispose of any of the assets of Bank acquired in the Bank Merger, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code.

       5. Following the Bank Merger, Hancock Bank will continue the historic business of Bank or use a significant portion of Bank's historic business assets in a business.

       6. HHC, Hancock Bank, Bank, and the shareholders of Bank will pay their respective expenses, if any, incurred in connection with the Bank Merger (subject to representation 9 below).

       7. There is no intercorporate indebtedness existing between HHC and Bank or between Hancock Bank and Bank that was issued, acquired, or will be settled at a discount.

       8. Neither HHC nor Hancock Bank is an investment company as defined in Code section 368(a)(2)(F)(iii) and (iv).

       9. Hancock Bank will pay or assume only those expenses of Bank that are solely and directly related to the Bank Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

       10. No stock of Hancock Bank will be issued in the Bank Merger.

       11. The payment of cash in lieu of fractional shares of HHC Common Stock is solely for the purpose of avoiding the expense and inconvenience to HHC of issuing fractional shares and does not represent separately bargained- for consideration. The total cash consideration that will be paid in the Bank Merger to certain of the Bank shareholders instead of issuing fractional shares of HHC Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Bank Merger to the Bank shareholders in exchange for their shares of Bank Common Stock. The fractional share interests of each Bank shareholder of record will be aggregated, and no Bank shareholder, will receive cash (in payment of fractional share interests) in an amount equal to or greater than the value of one (1) full share of HHC Common Stock.

       12. The fair market value of the HHC Common Stock portion of the total consideration paid by HHC in the Bank Merger will, on the Effective Date of the Bank Merger, constitute at least fifty-one percent (51%) of the fair market value of the total consideration paid by HHC in the Bank Merger.

       13. The information in the "Background Facts Concerning Corporate Parties" relative to HHC and Hancock Bank as set forth in Part I of the WL&S Tax Opinion is true and accurate as of the date of this Certificate.

       HHC and Hancock Bank hereby certify that the officer of the corporation executing this Certificate has knowledge of the pertinent information set forth herein and that he has examined the foregoing representations and, to the best of such officer's knowledge and belief, the representations made are true, complete and correct as of the date, ________________, 1996, of this Certificate, and he further certifies that he is duly authorized and empowered to execute and deliver this Certificate.

                          HANCOCK HOLDING COMPANY

                          By:
                              ----------------------------------------------
                          Title:
                                 -------------------------------------------


                          HANCOCK BANK OF LOUISIANA


                          By:
                              ----------------------------------------------
                          Title:
                                 -------------------------------------------

                                   EXHIBIT E

                        FORM OF JOINDER OF SHAREHOLDERS

       The undersigned shareholder of Community Bancshares, Inc. ("CBI"), in consideration of the benefits to be derived by CBI and its shareholders pursuant to an Agreement and Plan of Reorganization dated June 19th, 1996 (the "Agreement") by and between CBI, Community State Bank ("Bank"), Hancock Holding Company ("HHC") and Hancock Bank of Louisiana ("Hancock Bank") (the defined terms in which are used herein as defined therein) and the expenses to be incurred by HHC in connection therewith, hereby agrees with HHC as follows:

       1. Such shareholder, acting solely in such shareholder's capacity as such, agrees and undertakes to vote or cause to be voted all shares of CBI Common Stock as to which such shareholder has voting power at any meeting or meetings (including any and all adjournments thereof) before which the Agreement or any similar agreement may come for consideration by CBI shareholders, in favor of the approval of the Agreement and the Merger Agreements, and against any similar agreement, unless HHC then is in breach or default in any material respect with respect to any covenant, representation or warranty as to it contained in the Agreement to an extent that would permit CBI to terminate the Agreement pursuant to Section 12.1 of the Agreement. Such shareholder further agrees not to transfer any of the shares of CBI Common Stock over which such shareholder has dispositive power or grant any proxy thereto (except any such proxy approved by HHC) until the earlier of the Effective Date or the date that the Agreement has been terminated pursuant to its provisions, except (i) for transfers by operation of law and (ii) for transfers in connection with which the transferee shall agree in writing with HHC to be bound by this Joinder as fully as the undersigned. In the case of any transfer by operation of law, the provisions of this Joinder of Shareholders are intended to be binding upon and to inure to the benefit of such transferee, and such transferee shall be bound thereby.

       2. The provisions of this Joinder of Shareholders shall be enforceable through an action by HHC for damages at law or a suit for specific performance or other appropriate extraordinary relief, the signatory shareholder acknowledging that remedies at law for breach or default under this Joinder of Shareholders might be or become inadequate.

       All provisions hereof shall survive the Effective Date of the Merger.

       This Joinder of Shareholders is dated ___________________, 1996.


                                    ----------------------------------------

                                   EXHIBIT F


                             CASHIER'S CERTIFICATE


       I certify that I am the Cashier of Hancock Bank of Louisiana ("Hancock Bank") located in Baton Rouge, Louisiana, and that I have been appointed and that I am presently serving in that capacity in accordance with the Bylaws of Hancock Bank.

       I further certify that the Agreement and Plan of Reorganization dated as of June 19, 1996 (the "Agreement") by and among Community Bancshares, Inc., Independence, Louisiana; Community State Bank, Independence, Louisiana; Hancock Holding Company, Gulfport, Mississippi; and Hancock Bank of Louisiana, Baton Rouge, Louisiana, a wholly owned subsidiary of Hancock Holding Company, does not amend the Articles of Incorporation of Hancock Bank of Louisiana as the surviving bank, and the shares of Hancock Holding Company common stock to be issued under the Agreement do not exceed fifteen percent (15%) of the shares of Hancock Holding Company or Hancock Bank of Louisiana outstanding immediately prior to effectiveness of the Merger, and thus pursuant to Louisiana Revised Statutes 6:352(6), the approval of the Agreement by Hancock Holding Company's stockholders or Hancock Bank's stockholders is not required.

       IN WITNESS WHEREOF, I have hereupon set the seal of this Bank, this the 7 day of August, 1996.

                                  HANCOCK BANK OF LOUISIANA


                                  By:/s/ Charles Ray Pourciau
                                     -----------------------------------------
                                         Vice-President              , Cashier
                                  -----------------------------------

                                   APPENDIX B

              PROVISIONS OF THE LOUISIANA BUSINESS CORPORATION LAW
                 RELATING TO RIGHTS OF DISSENTING SHAREHOLDERS

                   (EXTRACT FROM LOUISIANA REVISED STATUTES,
                             TITLE 12, SECTION 131)

       A. Except as provided in subsection B of this section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty percent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(H), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

       B. The right to dissent provided by this Section shall not exist in the case of:

              (1) A sale pursuant to an order of a court having jurisdiction in the premises.

              (2) A sale for cash on terms requiring distribution of all or substantially all of net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

              (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, unless the articles of the corporation issuing such stock provide otherwise or the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

       C. Except as provided in the last sentence of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgment aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken. In the case of a merger pursuant to R.S. 12:112(H), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation, within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the secretary of state, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as hereinabove provided, and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as herein-above prescribed.

       D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

       E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due to accept the value of his shares as fixed by the corporation in its notice of disagreement.

       F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

       G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

       H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                                   APPENDIX C

                    PROVISIONS OF THE LOUISIANA BANKING LAWS
                 RELATING TO RIGHTS OF DISSENTING STOCKHOLDERS
                   (EXTRACT FROM LOUISIANA REVISED STATUTES,
                             TITLE 6, SECTION 376)


                       RIGHTS OF DISSENTING STOCKHOLDERS



       A. Except as provided in Subsection B of this Section, if a state bank has, by vote of its stockholders, authorized a sale, lease or exchange of all or substantially all of its assets, or become a party to a merger or consolidation, or authorized a conversion into a national bank, or authorized a voluntary liquidation, then, unless such authorization or action shall have been given or approved by at least eighty percent of the total voting power, a stockholder who voted against such action shall have the right to dissent.

       B. The right to dissent provided by this Section shall not exist in the case of stockholders holding shares of any class of stock which, at the record date fixed to determine stockholders entitled to receive notice of and to vote at the meeting of stockholders at which a merger or consolidation was acted on, were listed on a national securities exchange, unless the articles of the bank issuing such stock provide otherwise or the shares of such stockholders were not converted by the merger or consolidation solely into shares of the surviving or new bank.

    C. (1)    Except as provided in the last sentence of this Subsection, any stockholder electing to exercise such right of dissent shall file with the bank, prior to or at the meeting of stockholders at which such proposed action is submitted to a vote, a written objection to such proposed action and shall vote his shares against such action.

       (2) If such proposed action be taken by the required vote but by less than eighty percent of the total voting power, and the merger, consolidation, sale, liquidation, or conversion authorized thereby be effected, the bank shall promptly thereafter give written notice thereof, by registered mail, to each stockholder who filed such written objection to and voted his shares against such action at such stockholder's last address on the bank's records.

       (3) Each such stockholder may, within twenty days after the mailing of such notice to him but not thereafter, file with the bank a demand in writing for the fair cash value of his shares as of the day before such vote was taken, provided that he state in such demand the value demanded and a post office address to which the reply of the bank may be sent and at the same time deposit in escrow in a bank or trust company located in the parish of the domicile of the bank the certificates representing his shares duly endorsed and transferred to the escrow bank upon the sole condition that said certificates shall be delivered to the bank upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand the stockholder shall deliver to the bank the written acknowledgment of such escrow bank or trust company with which such certificates have been deposited that it so holds his certificates of stock.

       (4) Unless the objection, demand, and acknowledgment aforesaid be made and delivered by the stockholder within the period described in this Subsection, he shall conclusively be presumed to have acquiesced in the action proposed or taken.

    D. If the bank does not agree to the value so stated and demanded or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment notify in writing the stockholder, at the designated post office address of its disagreement and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise, it shall be liable for and shall pay to the dissatisfied stockholder the value demanded by him for his shares.

    E. (1)       In case of disagreement as to such fair cash value or as to whether any payment is due after compliance by the parties with the provisions of Subsections C and D of this Section, the dissatisfied stockholder within sixty days after receipt of notice in writing of the bank's disagreement but not thereafter may file suit against the bank or the merged or consolidated bank as the case may be, in the district court of the parish in which the bank or the merged or consolidated bank, as the case may be, is domiciled praying the court to fix and decree the fair cash value of the dissatisfied stockholder's shares as of the day before the action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due and, if so, such cash value, and render judgment accordingly.

       (2) Any stockholder entitled to file such a suit may, within such sixty-day period, but not thereafter, intervene as a plaintiff in such a suit filed by another stockholder and recover therein judgment against the bank for the fair cash value of his shares. No order or decree shall be made by the court staying tile proposed action, and any such action may be carried to completion notwithstanding any such a suit.

       (3) Failure of the stockholder to bring suit, or to intervene in such a suit within sixty days after receipt of notice of disagreement by the bank shall conclusively bind the stockholder:

              (a)    By the bank's statement that no payment is due or

              (b) If the bank does not contend that no payment is due, to accept the value of his shares as fixed by the bank in its notice of disagreement.

    F. When the fair value of the shares has been agreed upon between the stockholder and the bank or when the bank has become liable for the value demanded by the stockholder because of failure to give notice of disagreement and of the value it will pay or when the stockholder has become bound to accept the value the bank agrees is due because of his failure to bring suit within sixty days after receipt of notice of bank's disagreement, the action of the stockholder to recover such value must be brought within five years from the date the value was agreed upon or the liability of the bank became fixed.

    G. If the bank or the merged or consolidated bank, as the case may be, shall, in its notice of disagreement, have offered to pay the dissatisfied stockholder on demand an amount in cash deemed by it to be fair cash value of his shares, and if, on the institution of a suit by the dissatisfied stockholder claiming an amount in excess of the amount offered, the bank or the merged or consolidated bank, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered; then, if the amount finally awarded such stockholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the bank or the merged or consolidated bank, as the case may be, and judicial interest may be awarded against such bank only on the amount of the award in excess of the amount deposited in the registry of the court; otherwise, the costs of the proceeding shall be taxed against such stockholder.

    H. Upon filing a demand for the value of his shares, the stockholder shall cease to have any of the rights of a stockholder except the rights accorded by this Section. Such a demand may be withdrawn by the stockholder at any time before the bank gives notice of disagreement as provided in Subsection D of this Section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the bank. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded or a court should determine that the stockholder is not entitled to receive payment for his shares, or the stockholder should otherwise lose his dissenter's rights:

       (1)    He shall not have the right to receive a payment for his shares;

       (2) His share certificates shall be returned to him and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the bank, and

       (3) He shall be reinstated to all his rights as a stockholder as of the filing of his demand for value, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any rights have expired or any such dividend or distribution other than in cash has been completed in lieu thereof, at the election of the bank he shall receive the fair value thereof in cash as determined by the board as of the time of such expiration or completion but without prejudice otherwise to any proceeding that may have been taken in the interim.

                                    PART II

         INFORMATION NOT REQUIRED IN PROSPECTUS/JOINT PROXY STATEMENT

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Registrant's Articles of Incorporation provide for indemnification to the fullest extent allowed by law. The Articles of the Registrant provide in Article Sixth certain provisions regarding the extent to which the Registrant will provide indemnification and advancement of expenses to its directors, officers, employees and agents as well as persons serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (collectively referred as "Eligible Persons").

       The Registrant's Bylaws currently contain a provision requiring the Registrant to indemnify any director, officer, employee or agent who is made a party or threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, other than an action by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against reasonably incurred expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, but only if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, in criminal actions, he had no reasonable cause to believe his conduct was unlawful.

       Unless limited by its Articles of Incorporation the Mississippi Business Corporation Act ("MBCA") mandates that the Registrant indemnify any director who is successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with such proceeding (the "Mandatory Provision"). The MBCA permits the Registrant to indemnify a director who is made a party to a proceeding against liability (including reasonable expenses) incurred in connection with such proceeding provided (1) the director's conduct was in good faith, (2) in the case of conduct in his official capacity, the director reasonably believed his conduct was in the best interests of the Registrant, (3) in the case of conduct not in his official capacity, the director reasonably believed his conduct was not opposed to the best interests of the Registrant, (4) in the case of any criminal proceeding, the director had no reasonable cause to believe that his conduct was unlawful, (5) in the case of claims by or in the right of the Registrant, the director is not adjudged liable to the Registrant, and (6) in the case of third-party claims, the director is not adjudged liable on the basis that he derived an improper personal benefit (the "Permissive Provision"). Statutory indemnification is permitted under the Permissive Provision, however, only if indemnification is authorized in a specific case after a determination is made by the Board of Directors (by majority vote of a quorum consisting of directors not at the time parties to the proceeding), by a majority of a special committee of disinterested directors (if such quorum of directors is unobtainable), by special legal counsel or by the shareholders (a "Disinterested Party"), that the director has met the applicable standard of conduct. The MBCA also provides that unless the Registrant's Articles of Incorporation provide otherwise, a court may order indemnification of a director even if it finds he has not met the applicable standard of conduct, or in the case of third-party claims, involving action where the director acted within or without of his official capacity, the director is adjudged liable on the basis that he derived an improper personal benefit, the director was adjudged liable to the Registrant in a proceeding by or in the right of the Registrant, if the court determines that the director is reasonably entitled to indemnification in view of all the relevant circumstances; provided, however, that if the director was adjudged liable to the Registrant, his indemnification is limited to reasonable expenses. The MBCA permits the Registrant to pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding, provided the director affirms that he reasonably believes he has met the applicable standard of conduct, the director agrees to repay the advance if it is ultimately determined that he did not meet the standard of conduct, and a determination is made by a Disinterested Party that the facts then known to the person(s) making the determination would not preclude indemnification. The MBCA also permits the Registrant to indemnify officers, employees and agents of the Registrant to the same extent permitted for directors. Finally, the MBCA allows indemnification beyond the scope of the Amended and Restated Mandatory and Permissive Provisions.

       Article Sixth of the Registrant's Articles of Incorporation does not limit the applicability of the indemnification provisions contained in the MBCA and, as permitted by the MBCA, requires the Registrant to indemnify Eligible Persons beyond the scope of such provisions. The Registrant must indemnify an Eligible Person, despite the fact that such person has not met the standard of conduct set forth in the Permissive Provision or would be disqualified for indemnification under the Permissive Provision because such person was either found liable to the Registrant in a suit brought by or in the right of the Registrant or was found liable in a third-party action on the basis that he received an improper personal benefit, if a determination is made by a Disinterested Party, or a court, that the act or omissions of the person seeking indemnification did not constitute gross negligence or willful misconduct. Article Sixth also provides for mandatory advancement of reasonable expenses to a person seeking indemnification, without an affirmation by such person that he believes he has met the applicable standard of conduct, as long as he agrees to repay the advance if it is ultimately determined that he has not met the standard of conduct and a Disinterested Party determines that the facts then known to such Disinterested Party would not preclude indemnification.

       Article Sixth further provides that no amendment or repeal of its provisions may be applied retroactively with respect to any event that occurred prior to such amendment or appeal. The effect of such provision is that the protection of Article Sixth may not be taken away or diminished by an amendment in the event of a change in control of the Registrant.

       In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS

 2.    Agreement and Plan of Reorganization dated June 19, 1996 among Hancock
       Holding Company, Community Bancshares, Inc., Hancock Bank of Louisiana,
       and Community State Bank (included as Appendix A to the
       Prospectus/Joint Proxy Statement).
 3.1   Amended and Restated Articles of Incorporation dated November 8, 1990
       (filed as Exhibit 3.1 to the Registrant's Registration Statement on
       Form S-8 (No. 33-___), and incorporated herein by reference).
 3.2   Bylaws of Hancock Holding Company restated through November 8, 1990
       (filed as Exhibit 3.2 to the Registrant's Registration Statement on
       Form S-8 (No. 33-___), and incorporated herein by reference).
 3.3   Articles of Amendment to the Articles of Incorporation of Hancock
       Holding Company, dated October 16, 1991 (filed as Exhibit 4.1 to the
       Registrant's Form 10-Q for the quarter ended September 30, 1991, and incorporated herein by reference).
 3.4   Articles of Correction, filed with Mississippi Secretary of State on
       November 15, 1991 (filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarter ended September 30, 1991, and incorporated herein by reference).
 3.5   Articles of Amendment to the Articles of Incorporation of Hancock
       Holding Company, adopted February 13, 1992 (filed as Exhibit 3.5 to the
       Registrant's Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).
 3.6   Articles of Correction, filed with the Mississippi Secretary of State on March 2, 1992 (filed as Exhibit 3.6 to the Registrant's Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).
 4.1   Specimen stock certificate (reflecting change in par value from $10.00 to $3.33, effective March 6, 1989)(filed as Exhibit 4.1 to the
       Registrant's Registration Statement on Form S-8 (No. 33-____), and
       incorporated herein by reference).
 5*    Opinion of Watkins Ludlam & Stennis, P.A. as to the legality of the shares being registered.
 8*    Opinion of Watkins Ludlam & Stennis, P.A. regarding certain tax matters.
21     Subsidiaries of the Registrant (filed as Exhibit 22 to the Registrant's
       Form 10-K for the year ended December 31, 1993, and incorporated herein by reference).
23.1   Consent of Deloitte & Touche LLP.
23.2   Consent of Taylor, Powell, Wilson & Hartford, P.A.
23.3*  Consent of Watkins Ludlam & Stennis, P.A. (included in Exhibits 5 and
       8).
24     Power of Attorney (included on the signature page of the Registration
       Statement).
27     Financial Data Schedule.
99.1   Form of Proxy for Community Bancshares, Inc.
99.2   Form of Proxy for Community State Bank.

* Indicates exhibit to be filed by amendment.

ITEM 22.  UNDERTAKINGS.

(a)    The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan or distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, when applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c)    (1)    The undersigned Registrant hereby undertakes as follows:  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulfport, State of Mississippi, this 10th day of September, 1996.

              HANCOCK HOLDING COMPANY
              (Registrant)

              By:   /s/ LEO W. SEAL, JR.
                 -----------------------------------------------------------
                    Leo W. Seal, Jr.,
                    President and Chief Executive Officer

              By:   /s/ C. STANLEY BAILEY
                 -----------------------------------------------------------
                    C. Stanley Bailey
                    Executive Vice President and Chief Financial Officer

       Know all men by these presents, that each individual whose signature appears below constitutes and appoints Leo W. Seal, Jr. and George A. Schloegel, and each or either one of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign this Registration Statement on Form S-4 in connection with the acquisition of Community Bancshares, Inc. and relating to the registration of shares of Hancock Holding Company common stock, $3.33 par value per share, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                              Title                                    Date
- ----------                                              -----                                    ----
By:  /s/ JOSEPH F. BOARDMAN, JR.                     Chairman of the                        September 10, 1996
   ----------------------------------------            Board and Director
     Joseph F. Boardman, Jr.

By:                                                    Director                             September __, 1996
   ----------------------------------------
    Thomas W. Milner, Jr.

By: /s/ DR. HOMER C. MOODY, JR.                        Director                             September 10, 1996
   ----------------------------------------
    Dr. Homer C. Moody, Jr.

By:                                                    Director                             September __, 1996
   ----------------------------------------
    James B. Estabrook, Jr.

By:                                                    Director                             September __, 1996
   ----------------------------------------
    Victor Mavar

By: /s/ CHARLES H. JOHNSON                             Director                             September 10, 1996
   ----------------------------------------
    Charles H. Johnson

By:                                                    Director                             September __, 1996
   ----------------------------------------
    L. A. Koenenn, Jr.

By: /s/ LEO W. SEAL, JR.                               President, Chief Executive           September 10, 1996
   ----------------------------------------             Officer and Director
    Leo W. Seal, Jr.

By: /s/ GEORGE A. SCHLOEGEL                            Vice Chairman of the                 September 10, 1996
   ----------------------------------------              Board and Director
    George A. Schloegel

                               INDEX TO EXHIBITS

                                                                                                                         SEQUENTIAL
EXHIBIT NO.                       DESCRIPTION                                                                             PAGE NO.
- -----------                       -----------                                                                             --------
2.       Agreement and Plan of Reorganization dated June 19, 1996 among Hancock Holding Company, Community Bancshares,
         Inc., Hancock Bank of Louisiana, and Community State Bank (included as Appendix A to the Prospectus/Joint Proxy
         Statement).  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 3.1     Amended and Restated Articles of Incorporation dated November 8, 1990 (filed as Exhibit 3.1 to the Registrant's
         Registration Statement on Form S-8 (No. 33-____), and incorporated herein by reference) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 3.2     Bylaws of Hancock Holding Company restated through November 8, 1990 (filed as Exhibit 3.2 to the Registrant's
         Registration Statement on Form S-8 (No. 33-____), and incorporated herein by reference)  . . . . . . . . . . . .
 3.3     Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, dated October 16, 1991
         (filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended September 30, 1991, and incorporated herein by reference).  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 3.4     Articles of Correction, filed with Mississippi Secretary of State on November 15, 1991 (filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarter ended September 30, 1991, and incorporated herein by reference) . . .
 3.5     Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, adopted February 13, 1992
         (filed as Exhibit 3.5 to the Registrant's Form 10-K for the year ended December 31, 1992, and incorporated herein by reference) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 3.6     Articles of Correction, filed with the Mississippi Secretary of State on March 2, 1992 (filed as Exhibit 3.6 to the Registrant's Form 10-K for the year ended December 31, 1992, and incorporated herein by reference) . . . . .
 4.1     Specimen stock certificate (reflecting change in par value from $10.00 to $3.33, effective March 6, 1989)(filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (No. 33-____), and incorporated herein by reference).  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
5*       Opinion of Watkins Ludlam & Stennis, P.A. as to the legality of the shares being registered  . . . . . . . . . .
8*       Opinion of Watkins Ludlam & Stennis, P.A. regarding certain tax matters  . . . . . . . . . . . . . . . . . . . .
23.1     Consent of Deloitte & Touche LLP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
23.2     Consent of Taylor, Powell, Wilson & Hartford, P.A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
23.3*    Consent of Watkins Ludlam & Stennis, P.A. (included in Exhibits 5 and 8).  . . . . . . . . . . . . . . . . . . .
24       Power of Attorney (included on the signature page of the Registration
         Statement) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
27       Financial Data Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
99.1     Form of Proxy for Community Bancshares, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
99.2     Form of Proxy for Community State Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

* Indicates exhibit to be filed by amendment.